UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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MESSAGE FROM OUR PRESIDENT AND CEO

Dear Fellow Stockholders:

On behalf of the entire Board of Directors of WestRock Company, I am pleased to invite you to join us virtually on January 28, 2022, for WestRock’s annual meeting of stockholders.

We Have Remained Resilient

We faced challenges in fiscal 2021 caused by the COVID-19 pandemic, ransomware, inflation and supply chain disruptions. Throughout these challenges, we remained focused on protecting the health and safety of our teammates while serving the needs of our customers. We responded decisively to the uncertainties introduced by COVID-19 by initiating the WestRock Pandemic Action Plan and committed to taking actions to provide an additional $1 billion in cash that we could use to reduce our debt through the end of the calendar 2021. I am proud to say that we are delivering on this promise; in fiscal 2021, we reduced our outstanding debt by over $1.2 billion.

We Delivered Solid Financial Results in Fiscal 2021 and are Optimistic About Fiscal 2022

We achieved net sales of $18.7 billion, Segment EBITDA of $2.9 billion and net cash provided by operating activities of $2.3 billion. And we returned $356 million to our stockholders through dividends and share repurchases. As we have entered fiscal 2022, demand across most packaging markets remains strong and our financial results are reflecting the flow through of previously published price increases. We are committed to executing our disciplined capital allocation strategy, with a focus on investing in our business, maintaining a sustainable and growing dividend, opportunistically buying back stock and pursuing strategic investments and acquisitions when there is a clear line of sight to generate attractive returns on invested capital.

We Successfully Managed Leadership Transitions

After eight years as CEO of WestRock and formerly of Rock-Tenn Company, Steve Voorhees stepped down in March 2021. I am extremely grateful for his many valuable contributions to our company. Steve left behind a legacy as one of our most successful and respected leaders.

At the time of the annual meeting, WestRock board members John A. Luke, Jr. and Bettina M. Whyte will be retiring from their respective roles. John has had a long and distinguished career in the paper and packaging industry and has served as WestRock’s non-executive chairman of the board since the creation of WestRock. I have appreciated John’s guidance as I joined the Company, and we will miss his leadership as chairman. Bettina joined the Rock-Tenn board in 2007 and continued to help guide first Rock-Tenn and then WestRock through the transitions of the business during her tenure. Her counsel has been incredibly valued by the management team, and we wish her all the best in the future.

Over the past several months, we have reorganized our Company into Corrugated Packaging, Consumer Packaging, Paper and Distribution segments, and this structure aligns with our strategy moving forward. This new segment structure will provide greater visibility to the performance of these businesses, and I look forward to sharing more about our progress in fiscal 2022.

We have great opportunities to grow our company and improve margins while providing value to our customers, teammates, and stockholders. We are working to leverage the power of the enterprise and making the investments needed to lead in sustainability and accelerate our innovation platform. As we do this, we remain disciplined in our capital allocation strategy and will look to use our strong cash flow to create shareholder value.

On behalf of the Board and our 50,000 incredible teammates around the world, thank you for your investment in WestRock.

Very truly yours,

David B. Sewell, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	9:00 a.m., Eastern Time, on Friday, January 28, 2022

PLACE:

Online via webcast at

www.virtualshareholdermeeting.com/WRK2022.

Due to concerns related to COVID-19, the annual meeting of stockholders will be a virtual meeting, conducted exclusively via live audio webcast. There will not be a physical location for the annual meeting, and you will not be able to attend the meeting in person.

ITEMS OF BUSINESS:	(1) To elect 10 directors

(2) To hold an advisory vote to approve executive compensation

(3) To approve an amendment to the WestRock Company 2020 Incentive Stock Plan

(4) To ratify the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm

(5) To transact any other business that properly comes before the meeting or any adjournment of the meeting

WHO MAY VOTE:	You may vote if you were a holder of our common stock of record on December 3, 2021

DATE THESE PROXY MATERIALS WERE FIRST MADE AVAILABLE ON THE INTERNET:	December 13, 2021

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. You should read this entire Proxy Statement carefully before voting.

MEETING INFORMATION

Time and Date	9:00 a.m., Eastern Time, on Friday, January 28, 2022

Location	Online via webcast at www.virtualshareholdermeeting.com/WRK2022

Record Date	December 3, 2021

MEETING AGENDA

Proposals	Board Recommendation	Page

Election of 10 Directors	FOR each nominee	5

Advisory Vote to Approve Executive Compensation	FOR	20

Approval of Amendment to WestRock Company 2020 Incentive Stock Plan	FOR	21

Ratification of Appointment of Ernst & Young, LLP	FOR	51

DIRECTOR NOMINEES

Name	Age	Director Since	Experience	Committee Memberships	Other Public Company Boards

Colleen F. Arnold *	64	2018	Former Senior Vice President, Sales and Distribution, International Business Machines Corporation	CC, NCG	0

Timothy J. Bernlohr *	62	2015	Managing Member, TJB Management Consulting, LLC	EC, AC, CC **	3

J. Powell Brown *	54	2015	President and CEO, Brown & Brown, Inc.	NCG, FC	1

Terrell K. Crews *	66	2015	Former Executive Vice President, CFO, Monsanto Corporation	AC, FC**	2

Russell M. Currey *	60	2015	President, Boxwood Capital, LLC	AC, FC	0

Suzan F. Harrison *	64	2020	Former President, Global Oral Care, Colgate-Palmolive Company	AC, FC	1

Gracia C. Martore *	70	2015	Former President and CEO, TEGNA, Inc.	EC, AC **, CC	2

James E. Nevels *	69	2015	Chairman, The Swarthmore Group	CC, NCG	1

David B. Sewell	53	2021	President and CEO, WestRock Company	EC	0

Alan D. Wilson *§	64	2015	Former Chairman and CEO, McCormick & Company, Inc.	EC, NCG**, FC	1

*	Denotes Independent Director or Nominee; ** Denotes Committee Chair; § Denotes Lead Independent Director

  AC = Audit Committee; CC = Compensation Committee; EC = Executive Committee; FC = Finance Committee; NCG = Governance Committee

PERFORMANCE HIGHLIGHTS AND KEY ACCOMPLISHMENTS – FISCAL 2021

Our fiscal 2021 performance highlights include:

$18.7 billion Net Sales	$2.3 billion Net Cash Provided by Operating Activities	$2.9 billion Segment EBITDA

$1.2 billion Reduction in Outstanding Debt

Executed Disciplined Capital Allocation Strategy

We significantly reduced our outstanding debt in fiscal 2021 from $9.4 billion at September 30, 2020 to $8.2 billion at September 30, 2021. From December 31, 2018 (the first quarter end following our acquisition of KapStone Paper and Packaging Corporation in November 2018) through September 30, 2021, we reduced our outstanding debt by $2.6 billion. This significant reduction has enabled us to continue investing in our business and returning capital to our stockholders, including:

•	Returned $356 million to stockholders through dividends ($234 million) and share repurchases ($122 million)

g	lncreased our dividend twice in 2021, resulting in an aggregate 25% increase since February 2021

•	lnvested $816 million in capital investments

•	Completed Florence, South Carolina and Tres Barras, Brazil strategic capital projects

When coupled with our improved financial performance, our debt reduction has allowed us to end fiscal 2021 within our targeted leverage ratio (as defined in our credit agreement). See “Non-GAAP Financial Measures.”

Our fiscal 2021 key accomplishments include:

Delivered on Promise of WestRock Pandemic Action Plan

ln response to the uncertainty caused by COVlD-19, in May 2020 we announced the WestRock Pandemic Action Plan, pursuant to which we pursued a series of actions designed to provide us with an additional $1 billion in cash that we could use to reduce our outstanding debt through the end of calendar 2021. These actions included, among other things, reducing our quarterly dividend in May 2020, making Company matching and annual contributions to our 401(k) plan in the form of our common stock, par value $0.01 per share (“Common Stock”), rather than cash, reducing our fiscal 2020 and 2021 capital expenditures, postponed $116.5 million of employment taxes incurred through the end of calendar year 2020, pursuant to the relief offered under the Coronavirus Aid, Relief and Economic Security Act, and used Common Stock to pay our annual incentive for fiscal 2020 for nearly all participants and set the payout level at 50% of the target opportunity subject to a safety modifier. We have successfully executed against this plan. These and other cost control actions provided us with more than $975 million in additional cash through the end of fiscal 2021 that we used to reduce our outstanding debt.

Continued Operating Safely During COVID-19

We continued to operate our business safely in fiscal 2021 notwithstanding COVlD-19-related risks. Our safety culture is based on our goal of achieving a 100% safe work environment.

ln fiscal 2021, we made significant progress in reducing the number of serious injuries and fatalities, which we call life changing events (“LCEs”), to four from 14 in fiscal 2020, representing a 71% improvement year-over-year. This improvement reflects the high value and emphasis that we place on the health and safety of our teammates.

GOVERNANCE HIGHLIGHTS

We believe good corporate governance supports long-term value creation for our stockholders. The “Board and Governance Matters” section beginning on page 5 describes our corporate governance framework, which supports independent oversight and accountability.

Independent Oversight	Accountability

• Nine of 10 director nominees are independent	• Annual election of all directors

• Non-Executive Chairman	• Majority voting in uncontested elections

• All independent committees (other than Executive Committee)	• Annual Board and committee self-evaluations

• Mandatory director retirement age	• Annual advisory vote on executive compensation

• Lead Independent Director	• Stock ownership guidelines and stock retention policy

• Over-boarding policy

Our current directors possess relevant skills and experiences that facilitate the oversight of our strategy and management.

70%	80%	60%	80%
Global Business Experience	Other Public Company Board Experience	Manufacturing Experience	Enterprise Risk Management Experience

CEO Transition

Effective March 15, 2021, Mr. Sewell was elected a director and became our new President and CEO, with Mr. Voorhees stepping down as director, President and CEO on the same day. The election of Mr. Sewell followed a comprehensive search as part of our long-term succession processes, which processes were ongoing at the time of Mr. Voorhees’ decision to step down for health reasons. The transition was seamless and occurred with the full engagement and oversight of the Board.

Board Refreshment and Diversity

We recognize the importance of board refreshment. The Nominating and Corporate Governance Committee (the “Governance Committee”) launched a multi-year board refreshment process, including the engagement of consultants. Colleen Arnold and Suzan Harrison joined the Board in 2018 and 2020, respectively, and, as discussed below, the Board has not re-nominated two current directors as they have reached our mandatory retirement age. We expect the Board to add as many as two new directors this coming year. These changes demonstrate the Board’s commitment to refreshment, including with independent nominees who provide perspectives and experience to advance our business strategy. Mr. Sewell joined the Board in 2021 in connection with becoming our President and CEO. We also recognize and value the importance of board diversity. The number of our female directors has increased from 17% of our total directors in 2017 to 30% in 2022, assuming all nominees are elected at the upcoming meeting.

In 2020, the Board adopted the WestRock Company Diversity Search Policy, pursuant to which we will include qualified female and racially or ethnically diverse candidates on the initial lists of candidates from which new management-supported director nominees recruited from outside the Company are chosen by the Board.

Environment, Social and Governance Oversight

In fiscal 2021, we amended the Governance Committee’s charter to provide that one of its principal duties and responsibilities is to oversee our policies, strategies and programs related to environment, social and governance (“ESG”) matters, including sustainability matters. We believe this change positions us to continue to respond effectively to ESG matters as they arise.

Stockholder Engagement

We conduct year-round, proactive stockholder engagement to ensure that management and the Board understand and consider the issues that matter most to our stockholders. In addition to our regular engagement with our stockholders, we conducted an outreach program in the fall of 2021. We requested meetings with the corporate governance teams at stockholders representing 59% of our outstanding shares, as a result of which we engaged with teams at stockholders representing 13% of our outstanding shares, as of November 30, 2021. Among the topics discussed were our approach to performance-based compensation, DIE&B, sustainability and various related goals that we have set and initiatives we have launched.

COMPENSATION HIGHLIGHTS

Pay for Performance

Our executive compensation program is based on a pay-for-performance model. For fiscal 2021:

g	100% of our named executive officers’ (“NEOs”) short-term incentive (“STI”) goals were tied to Company performance
g	75% of our NEOs’ long-term incentive (“LTI”) award value was tied to overall Company performance, as reflected by cash flow per share and relative total shareholder value
g	we achieved 110.1% of the consolidated EBITDA component of our STI program because actual results were above target performance levels, resulting in a payout of 147.7% of target
g	Payouts to our NEOs under our STI program were

• increased by 3% due to strong performance against pre-determined safety metrics – see page 34 for more information about this modifier

• increased by 2.5% due to performance against diversity, inclusion, equity and belonging (“DIE&B”) metrics – see page 34 for more information about our adoption of this new modifier.

Pay at Risk

A significant portion of our NEOs’ compensation is tied to performance. This allocation of variable target direct compensation aligns with our compensation philosophy of motivating our executive officers to achieve our business objectives in the short-term and to create long-term value for our stockholders.

*Does not include March 2021 grant of time-based restricted stock awarded to Mr. Sewell upon commencement of his employment with us intended to compensate Mr. Sewell for outstanding equity awards granted by his former employer that he forfeited when he resigned to join the Company.

Enhancements

we made several enhancements to the STI component of our 2021 executive compensation program to further align the program with our business strategies and the long-term interests of our stockholders.

What We Did	Why We Did It

• Reduced the number of EBITDA measures used to assess our performance from five to one (consolidated EBITDA) and removed the productivity measure	• To focus our entire enterprise on a common, goal that is more directly correlated with stockholder value

• Changed the safety modifier such that, in the event safety objectives are not met, the Compensation Committee could reduce STI payouts by up to 5%, rather than by up to 10% as previously provided	• To align the downside risk related to safety performance with the upside potential related to safety performance

• Added a DIE&B modifier for Steering Team members enabling the Compensation Committee to increase or decrease STI payouts by up to 5% based on achievement of predetermined performance objectives	• To focus our most senior executives on achieving meaningful improvements in DIE&B results, a key strategic priority for the Company

BOARD AND GOVERNANCE MATTERS

ITEM 1. ELECTION OF DIRECTORS

What am I voting on? Stockholders are being asked to elect each of the 10 director nominees named in this Proxy Statement to hold office until the annual meeting of stockholders in 2023 and until his or her successor is elected and qualified

Voting Recommendation: FOR the election of each of the 10 director nominees

Vote Required: A director will be elected if the number of shares voted FOR that director nominee exceeds the number of shares voted AGAINST that director nominee

Broker Discretionary Voting Allowed? No. Broker non-votes have no effect

Abstentions: No effect

GOVERNANCE FRAMEWORK

All of our corporate powers are exercised by or under the authority of our board of directors (the “Board”), and our business and affairs are managed under the direction of the Board, subject to limitations and other requirements in our charter documents or in applicable statutes, rules and regulations, including those of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (the “NYSE”).

Our governance framework supports independent oversight and accountability.

Independent Oversight	Accountability

• Nine of 10 director nominees are independent	• Annual election of all directors

• Non-Executive Chairman	• Majority voting in uncontested elections

• All independent committees (other than Executive Committee)	• Annual Board and committee self-evaluations

• Mandatory director retirement age	• Annual advisory vote on executive compensation

• Lead Independent Director	• Stock ownership guidelines and stock retention policy

• Over-boarding policy

Our governance framework is based on the key governance documents listed below, each of which is reviewed by the Board at least annually, except for our Bylaws (as defined below) and certificate of incorporation, which are reviewed periodically:

•	Amended and Restated Bylaws (our “Bylaws”)

•	Amended and Restated Certificate of Incorporation

•	Corporate Governance Guidelines (the “Guidelines”)

•	Charters of the Audit Committee, Compensation Committee, Governance Committee and Finance Committee

•	Code of Conduct

•	Code of Business Conduct and Ethics for Directors

•	Code of Ethical Conduct for CEO and Senior Financial Officers.

Copies of these documents are available on our website, www.westrock.com, or upon written request sent to our Corporate Secretary. The information on our website is not part of this Proxy Statement.

BOARD COMPOSITION

The Board currently consists of 12 directors. Mr. Luke and Ms. Whyte have not been nominated for re-election because they have each reached the age of 72, which is our mandatory director retirement age pursuant to the Guidelines. Mr. Luke reached age 72 in 2020, but the Board requested that he continue to serve as a director and as the Non-Executive Chairman of the Board given the exceptional circumstances surrounding the COVID-19 pandemic. As a result, after many years of distinguished service, Mr. Luke and Ms. Whyte will each retire from the Board effective at the annual meeting of stockholders scheduled for January 28, 2022 (the “2022 Annual Meeting”).

Director Nomination Process

The Governance Committee is responsible for evaluating and recommending Board candidates. After completing its evaluation of candidates, the Governance Committee presents its recommendations to the Board for consideration and approval.

Candidates recommended to Governance Committee	g	Governance Committee considers candidates’ qualifications	g	Governance Committee recommends candidates to Board	g	Board determines nominees for election

The Governance Committee periodically assesses the Board to ensure that it has the right mix of experience, qualifications and skills. A list of the skills and experiences that the Governance Committee considers important in light of our current business strategy and structure, along with an indication of how many director nominees possess each category of skill or experience, appears on page 7. The director nominees’ biographies beginning on page 8 include each director nominee’s relevant experience, qualifications and skills.

The Governance Committee periodically assesses the appropriate size of the Board and any vacancies that are expected due to retirement or otherwise. The Governance Committee’s current determination is that the optimal composition of the Board is ten or eleven directors. If no vacancies are anticipated, the Governance Committee considers the qualifications of incumbent directors. If vacancies arise or are anticipated, it considers potential director candidates who may come to the attention of the Governance Committee through current directors, professional search firms and advisors or other individuals, including stockholders. The Governance Committee’s evaluation of potential director candidates does not vary based on the source of the recommendation. To nominate a candidate for next year’s annual meeting of stockholders, a stockholder must deliver or mail its nomination submission to WestRock Company, 1000 Abernathy Road NE, Atlanta, Georgia 30328, Attention: Corporate Secretary in accordance with the timing requirements included in our Bylaws as specified in “Other Important Information — Stockholder Proposals or Director Nominations for 2023 Annual Meeting”.

The Governance Committee evaluates potential candidates against the standards and qualifications set forth in the Guidelines, as well as other relevant factors it deems appropriate. In addition, each candidate must:

Governance Spotlight

Since our formation in 2015, the size of our Board has been reduced from 14 to 12, reflecting the retirement of five directors and the appointment of three directors: Ms. Arnold and Ms. Harrison and Mr. Sewell. The size of our Board will be reduced further to 10 with the pending retirements at the 2022 Annual Meeting of Mr. Luke and Ms. Whyte.

•

Be free of conflicts of interest and other legal and ethical issues that would interfere with the proper performance of the responsibilities of a director (recognizing that some directors may also be executive officers of the Company).

•	Be committed to discharging directors’ duties in accordance with the Guidelines and applicable law.

•	Be willing and able to devote sufficient time and energy to carrying out the director’s duties effectively and be committed to serving on the Board for an extended period of time.

•	Have sufficient experience to enable the director to meaningfully participate in deliberations of the Board and one or more of its committees, and to otherwise fulfill the director’s duties.

The Board strives to select candidates for Board membership who represent a mix of diverse experience, background and thought at policy-making levels that are relevant to our activities, as well as other characteristics that will contribute to the overall ability of the Board to perform its duties and meet changing conditions. In 2020, the Board adopted the WestRock Company Diversity Search Policy, pursuant to which we will include qualified female and racially or ethnically diverse candidates on the initial lists of candidates from which new management-supported director nominees and chief executive officers recruited from outside WestRock are chosen by the Board.

To ensure that the Board continues to evolve in a manner that serves our changing business and strategic needs, the Governance Committee evaluates whether incumbent directors collectively possess the requisite skills and perspective before 6 recommending a slate of incumbent directors for re-nomination.

The table below lists the skills and experiences that the Governance Committee considers important in light of our business strategy, along with the number of director nominees who have the particular skill or experience.

Skill/Experience	# of Director Nominees

Global Business Experience to help oversee the management of our global operations.	7 of 10

Mergers & Acquisitions Experience to provide insight into developing and implementing strategies for growing our businesses.	9 of 10

Financial Expertise to help drive our operating and financial performance.	5 of 10

Other Public Company CEO Experience to help us drive business strategy, growth and performance.	3 of 10

Other Public Company Board Experience to help us oversee an ever-changing mix of strategic, operational and compliance-related matters.	8 of 10

Capital Allocation Experience to help us allocate capital efficiently.	8 of 10

Paper and Packaging Experience to help us deepen our understanding of the markets within which we compete.	3 of 10

Manufacturing Experience to help us drive operating performance.	6 of 10

Sustainability Experience to assist us in delivering sustainable packaging solutions for our customers and achieving our sustainability goals.	4 of 10

Innovation Experience to assist us in building our global innovation capabilities, in particular with respect to design, automation, materials science and digital transformation.	4 of 10

Consumer Packaged Goods Experience to assist us to better understand and anticipate our customers needs and the changing dynamics of our industry.	5 of 10

Enterprise Risk Management Experience to assist us in our oversight and understanding of significant areas of risk to the enterprise and in implementing appropriate policies and procedures to effectively manage risk.

8 of 10

Experience with Scale to help us drive transformation, performance and culture in a large organization.	5 of 10

Board Refreshment

We recognize the importance of Board refreshment. The Governance Committee regularly considers Board composition and how Board composition changes over time. Ms. Arnold, Ms. Harrison and Mr. Sewell joined the Board in 2018, 2020 and 2021, respectively.

Pursuant to the Guidelines, directors must retire when they reach age 72, provided that they may continue to serve thereafter until the next annual or special meeting of stockholders at which directors are to be elected and, on an exceptional basis, the Board may extend a director’s term for a limited period of time. Mr. Luke and Ms. Whyte have each not been nominated for re-election because they have reached age 72. Mr. Luke reached age 72 in 2020, but the Board requested that he continue to serve as a director and as the Non-Executive Chairman of the Board given the exceptional circumstances surrounding the COVID-19 pandemic. We expect the Board to add as many as two new directors this coming year.

The Board has not established term limits because it believes that, on balance, term limits would sacrifice the contribution of directors who have been able to develop increasing insight into our strategy and operations and our industry over time. However, the Governance Committee evaluates the qualifications, skills and performance of each incumbent director before recommending his or her nomination for an additional term. Also, a director who has a significant change in full-time job responsibilities must submit a letter of resignation to the Board, which allows the Board to review the continued appropriateness of the director’s membership on the Board.

Majority Voting Standard in Uncontested Elections

Our directors are elected by a majority of the votes cast for them in uncontested elections. If a director does not receive a greater number of “for” votes than “against” votes, then the director must tender his or her resignation to the Board. The Board then determines whether to accept the resignation. Our directors are elected by a plurality vote standard in contested elections.

Over-Boarding Policy

Our directors may not serve on more than four other public company boards, and a director who serves as a CEO must limit his or her other public company directorships to two. None of our director nominees serves on more than three other public company boards.

Director Independence

Under the Guidelines and the NYSE corporate governance listing standards (the “NYSE Standards”), the Board must consist of a majority of independent directors. The Board annually reviews director independence under standards set forth in the Guidelines. The Board has affirmatively determined that all director nominees, other than Mr. Sewell (who is an employee of WestRock), are independent. ln addition, the Board had previously determined that Mr. Luke and Ms. Whyte who are retiring from the Board at the 2022 Annual Meeting are independent.

ln the normal course of business, we purchase products and services from many suppliers, and we sell products and services to many customers. ln some cases, these transactions have occurred with companies with which our directors have relationships as directors or executive officers. Board members also have relationships as directors with companies that hold or held our securities. In 2021, the Board considered a lease of office space for Bradley Currey, the retired chairman and CEO of RockTenn and father of Russell Currey, a Board member. The Board determined that these relationships were not material (individually or collectively) for purposes of its affirmative determinations of director independence.

Director Orientation and Continuing Education

New directors participate in an orientation program and receive materials and briefings to become familiar with our business, strategies and governance policies and other documents. Continuing education is provided for all directors through board materials and presentations (including by outside speakers), discussions with management, visits to our facilities and other sources. Although we have historically included visits to our facilities as part of our continuing education program, no such visits took place during fiscal 2021 due to COVlD-19-related concerns.

Director Nominees

After many years of distinguished service, Mr. Luke and Ms. Whyte will retire from the Board at the 2022 Annual Meeting – Mr. Luke reached age 72 during 2020 and Ms. Whyte reached age 72 during 2021, and they have not been nominated for re- election pursuant to our mandatory director retirement age policy. ln addition, as discussed above, Mr. Voorhees resigned from the Board in March 2021 in connection with stepping down as President and CEO.

We would like to take this opportunity to thank Mr. Luke, Mr. Voorhees and Ms. Whyte for many years of dedicated and effective service to the Board.

After evaluating each director and the composition of the Board, the Governance Committee recommended all the current directors (other than Mr. Luke and Ms. Whyte) for election at the 2022 Annual Meeting. lf elected, each of the 10 nominees will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. Each nominee has agreed to serve as a director if elected. lf for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted as recommended by the Board to elect substitute nominees recommended by the Board or the Board may allow the vacancy created to remain open until such time as it is filled by the Board, or the Board may determine not to elect substitute nominees and may instead determine to reduce the size of the Board.

lnformation about the nominees, including information concerning their qualifications for office, is set forth below.

COLLEEN F. ARNOLD

Age: 64 Director Since: 2018 Independent Board Committees: • Compensation • Governance Other public company boards: • None Other public company boards within 5 years: • Cardinal Health, lnc.

Background:

Ms. Arnold has served as a director of the Company since 2018. She served as senior vice president, sales and distribution for lnternational Business Machines Corporation (“lBM”) from 2014 to 2016. Prior to that, Ms. Arnold held a number of senior positions with lBM from 1998 to 2014, including senior vice president, application management services, lBM Global Business Services; general manager of GBS Strategy, Global Consulting Services, Global lndustries and Global Application Services; general manager, Europe; general manager, Australia and New Zealand Global Services; and chief executive officer of Global Services Australia.

Key Qualifications and Skills:

Ms. Arnold’s experience serving in a number of senior roles with a large, global technology company provides her with global business experience, senior executive experience, consumer markets and sales experience, technology experience and experience working for a company with significant scale.

TIMOTHY J. BERNLOHR

Age: 62

Director Since: 2015

Independent

Board Committees:

• Audit

• Compensation (Chair)

• Executive

Other public company boards:

• Atlas Air Worldwide Holdings, Inc.

• International Seaways

• Skyline Champion Corp.

Other public company boards within 5 years:

• Chemtura Corp.

• Overseas Shipholding Group, Inc.

Background:

Mr. Bernlohr served as a director of Smurfit-Stone Container Corporation (“Smurfit-Stone”) from 2010 until it was acquired by RockTenn in 2011, and he served as a director of RockTenn from 2011 until the effective date of the 2015 merger of RockTenn Company and MeadWestvaco Corporation (the “Combination”) when he became a director of the Company. Mr. Bernlohr is the managing member of TJB Management Consulting, LLC, a consultant to businesses in transformation and a provider of interim executive management and strategic planning services. From 1997 to 2005, he served in various executive capacities, including as president and CEO, at RBX Industries, Inc. Prior to joining RBX Industries, Mr. Bernlohr spent 16 years in various management positions with Armstrong World Industries, Inc.

Key Qualifications and Skills:

Mr. Bernlohr’s experience as a strategic consultant, a director of various publicly traded companies and as the CEO of an international manufacturing company provides him with broad corporate strategy and general business knowledge.

J. POWELL BROWN

Age: 54 Director Since: 2015 Independent Board Committees: • Finance • Governance Other public company boards: • Brown & Brown, Inc. Other public company boards within 5 years: • None

Background:

Mr. Brown served as a director of RockTenn from 2010 until the effective date of the Combination when he became a director of the Company. He has served as president of Brown & Brown, Inc. since 2007 and as CEO since 2009. Mr. Brown previously served as a regional executive vice president of the company. From 2006 to 2009, he served on the board of directors of SunTrust Bank/ Central Florida, a commercial bank and subsidiary of SunTrust Banks, Inc.

Key Qualifications and Skills:

Mr. Brown’s experience as a CEO of a publicly traded insurance services company provides him with broad experience and knowledge of risk management and loss minimization and mitigation, as well as perspective on leadership of publicly traded companies.

TERRELL K. CREWS

Age: 66

Director Since: 2015

Independent

Board Committees:

• Audit

• Finance (Chair)

Other public company boards:

• Hormel Foods Corporation

• Archer Daniels Midland Company

Other public company boards within 5 years:

• None

Background:

Mr. Crews served as a director of Smurfit-Stone from 2010 until it was acquired by RockTenn in 2011, and he served as a director of RockTenn from 2011 until the effective date of the Combination when he became a director of the Company. Mr. Crews served as executive vice president and CFO of Monsanto Company from 2000 to 2009, and as the CEO of Monsanto’s vegetable business from 2008 to 2009.

Key Qualifications and Skills:

Mr. Crews’ experience as a CFO and executive of a publicly traded company and as a director of other public companies provides him with broad business knowledge and in-depth experience in complex financial matters. He also has experience working for a company with significant scale.

RUSSELL M. CURREY
Age: 60 Director Since: 2015 Independent Board Committees: • Audit • Finance Other public company boards: • None Other public company boards within 5 years: • None

Background:

Mr. Currey served as a director of RockTenn from 2003 until the effective date of the Combination when he became a director of the Company. He has served as the president of Boxwood Capital, LLC, a private investment company, since 2013. Mr. Currey worked for RockTenn from 1983 to 2008 and served as executive vice president and general manager of its corrugated packaging division from 2003 to 2008.

Key Qualifications and Skills:

Mr. Currey’s experience with RockTenn in a number of leadership roles over a period of 25 years provides him with substantial knowledge of our industry, business and customers.

SUZAN F. HARRISON
Age: 64 Director Since: 2020 Independent Board Committees: • Audit • Finance Other public company boards: • Archer Daniels Midland Company Other public company boards within 5 years: • None

Background:

Ms. Harrison has served as a director of the Company since January 2020. She served as President of Global Oral Care at Colgate-Palmolive Company (“Colgate”), a worldwide consumer products company focused on the production, distribution, and provision of household, health care, and personal products, from 2012 to 2019. Previously, Ms. Harrison served as President of Hill’s Pet Nutrition Inc. North America from 2009 to 2011, Vice President, Marketing for Colgate U.S. from 2006 to 2009 and Vice President and General Manager of Colgate Oral Pharmaceuticals, North America and Europe from 2005 to 2006. She held a number of other leadership roles at Colgate beginning in 1983.

Key Qualifications and Skills:

Ms. Harrison’s experience serving in a number of senior roles with a large, global consumer products company provides her with global business experience, senior executive experience, consumer markets experience and experience working for a company with significant scale.

GRACIA C. MARTORE

  Age: 70

  Director Since: 2015

  Independent

  Board Committees:

•  Audit (Chair)

•  Compensation

•  Executive

  Other public company boards:

•  United Rentals Inc.

•  Omnicom Group Inc.

Other public company boards within 5 years:

•  TEGNA Inc. (formerly Gannett Co., Inc.)

Background:

Ms. Martore served as a director of MeadWestvaco from 2012 until the effective date of the Combination when she became a director of the Company. She served as the president and CEO and as a director of TEGNA Inc. (formerly Gannett Co., Inc.) from 2011 to 2017, and she served as president and COO of Gannett from 2010 to 2011. Ms. Martore also served as Gannett’s executive vice president and CFO from 2006 to 2010, its senior vice president and CFO from 2003 to 2006 and in various other executive capacities beginning in 1985. She has served as a director of FM Global since 2005 and of The Associated Press since 2013, and she retired on September 30, 2021 as a director of Learning Tree International.

Key Qualifications and Skills:

Ms. Martore’s background, experience and judgment as CEO and CFO of a publicly traded company provide her with leadership, business, financial and governance skills. She also has experience working for a company with significant scale.

JAMES E. NEVELS

Age: 69

Director Since: 2015

Independent

Board Committees:

• Compensation

• Governance

Other public company boards:

• Alcoa Corp.

Other public company boards within 5 years:

• The Hershey Company

• XL Group Ltd.

• First Data Corp.

Background:

Mr. Nevels served as a director of MeadWestvaco from 2014 until the effective date of the Combination when he became a director of the Company. He has served as chairman of The Swarthmore Group, an investment advisory firm, since 1991. Mr. Nevels served as a director of The Hershey Company from 2007 to 2017 and as the lead independent director of The Hershey Company from 2015 to 2017, and he served as chairman of the company from 2009 to 2015. Mr. Nevels also served as a director of the Federal Reserve Bank of Philadelphia from 2010 to 2015 (and as its chairman from 2014 to 2015) and of MMG Insurance Company, a privately-held provider of insurance services. He served as our Lead Independent Director from September 2017 through February 2019.

Key Qualifications and Skills:

Mr. Nevels’ background and experience as an investment advisor and board member, chairman and lead independent director of public companies provide him with financial expertise and broad knowledge and perspective on the governance and leadership of publicly traded companies.

DAVID B. SEWELL

Age: 53 Director Since: 2021 Not Independent (President and CEO) Board Committees: • Executive Other public company boards: • None Other public company boards within 5 years: • None

Background:

Mr. Sewell has served as a director of the Company since March 2021 when he also became our president and CEO. He previously served as president and chief operating officer of The Sherwin-Williams Company, a position he held since March 2019. From August 2014 to March 2019, Mr. Sewell served as president of the company’s performance coatings group. Prior to joining the company in February 2007, Mr. Sewell spent 15 years working for General Electric Company.

Key Qualifications and Skills:

Mr. Sewell’s service as our president and CEO provides him with knowledge of our business, strategy and capabilities. His presence on the Board also helps provide a unified focus for management to execute our strategy and business plans and his in-depth knowledge of and experience in manufacturing and operations helps supports these initiatives.

ALAN D. WILSON

Age: 64

Director Since: 2015

Lead Independent Director

Board Committees:

• Executive

• Finance

• Governance (Chair)

Other public company boards:

• T. Rowe Price Group Inc.

Other public company boards within 5 years:

• McCormick & Company, Inc.

Background:

Mr. Wilson served as a director of MeadWestvaco from 2011 until the effective date of the Combination when he became a director of the Company. He served as chairman of the board of McCormick & Company, Inc. from 2009 to 2017 and he served as its CEO from 2008 to 2016. Mr. Wilson joined McCormick in 1993 and served in a variety of other positions, including as president from 2007 to 2015, president of North American Consumer Products from 2005 to 2006, president of the U.S. Consumer Foods Group from 2003 to 2005 and vice president - sales and marketing for the U.S. Consumer Foods Group from 2001 to 2003.

Key Qualifications and Skills:

Mr. Wilson’s background, experience and judgment as CEO of a publicly traded multinational consumer food company provides him with leadership, market expertise, and business and governance skills. He also has experience working for a company with significant scale.

BOARD OPERATIONS

Board Leadership Structure

Our Bylaws separate the roles of CEO and Non-Executive Chairman and provide for a Lead Independent Director. The Board believes this leadership structure is the most effective for us at this time because it allows our CEO to focus on running our business and combines a strong Non-Executive Chairman and Lead Independent Director to pursue sound governance practices that benefit the long-term interests of our stockholders. The Board regularly evaluates the effectiveness of the current leadership structure, including whether it will continue to elect both a Non-Executive Chairman and a Lead Independent Director.

Position	Role

CEO and President	• Has general supervision of our business and affairs, and is recognized as our leader by business partners, employees, stockholders and other parties.

• Provides oversight, direction and leadership to the Board, and facilitates communication among directors and the regular flow of information between management and directors.
Non-Executive Chairman	• Serves as chair of the Executive Committee.
• Presides during Board and stockholder meetings.
• Provides input, as appropriate, with respect to the CEO performance evaluation process, the Board performance self-evaluation process and Board succession planning.

• Presides during meetings of the Board at which our Non-Executive Chairman is not present, including executive sessions of the independent directors.
Lead Independent Director	• May call meetings of the independent directors.
• Serves as a liaison between our Non-Executive Chairman and the independent directors.
• If requested by a major stockholder, ensures he or she is available for consultation and direct communication.

Stockholder Engagement

Stockholder engagement is a key pillar of our corporate governance framework. We conduct year-round, proactive stockholder engagement to ensure management and the Board understand and consider the issues that matter most to our stockholders. We believe ongoing engagement with our stockholders allows us to respond effectively to stockholder concerns.

We provide regular updates regarding our financial performance and strategic actions to the investor community through our participation in investor conferences, one-on-one meetings, earnings calls, and educational investor and analyst conversations. We also communicate with stockholders and other stakeholders through our SEC filings, press releases, website and sustainability report. In addition to our regular engagement initiatives, in the fall of 2021 we conducted an outreach program with the corporate governance teams of our largest stockholders. We requested meetings with the corporate governance teams at stockholders representing 59% of our outstanding shares, as a result of which we engaged with teams at stockholders representing 13% of our outstanding shares, as of November 30, 2021. Such discussions included a combination of our executives, including our CEO, CFO, Treasurer, General Counsel, Vice President - Investor Relations and Chief Environmental Officer and the topics discussed were our approach to performance-based compensation, DIE&B, sustainability and various related goals that we have set and initiatives we have launched.

Board Committees

The Board assigns responsibilities and delegates authority to its committees, which regularly report on their activities and actions to the Board. The Board has determined that each current member of each committee (other than the Executive Committee) is “independent” within the meaning of the NYSE Standards and the Guidelines and meets any applicable additional committee-specific independence requirements. The purpose and principal responsibilities of each committee are summarized below and set forth in more detail in each committee’s written charter (other than the Executive Committee, which does not have a charter), which can be found on our website.

AUDIT COMMITTEE

Members:

Gracia C. Martore (Chair)

Timothy J. Bernlohr

Terrell K. Crews

Russell M. Currey

Suzan F. Harrison

Meetings in Fiscal 2021: 8

Attendance Rate: 98%

* All members meet the independence requirements of Rule 10A-3 of the Exchange Act, the NYSE and the Guidelines, and are “financially literate” within the meaning of the NYSE Standards. Each of Ms. Martore and Messrs. Bernlohr and Crews is an “audit committee financial expert” within the meaning of SEC regulations.

Purpose:

•  Assists the Board in fulfilling its responsibilities with respect to oversight of:

-  the integrity of our financial statements

-  our system of internal control over financial reporting

-  the performance of our internal audit function

-  our system of compliance with legal and regulatory requirements

-  the monitoring and control of IT and cyber security risk exposures.

•  Oversees the independence, qualifications and performance of our independent auditor.

Principal Responsibilities:

•  Directly appoints, compensates, retains and oversees the work of our independent auditor.

•  Discusses with management policies with respect to risk assessment and risk management.

COMPENSATION COMMITTEE

Members:

Timothy J. Bernlohr (Chair)

Colleen F. Arnold

Gracia C. Martore

James E. Nevels

Bettina M. Whyte (1)

Meetings in Fiscal 2021: 7

Attendance Rate: 97%

* All members meet the independence requirements of the NYSE and the Guidelines, and qualify as “non- employee directors” for purposes of Rule 16b-3(b)(3)(i) of the Exchange Act.

Purpose:

•  Assists the Board in fulfilling its responsibilities with respect to compensation of our executives and non-employee directors, and oversight of matters relating to our equity compensation and employee benefits plans.

Principal Responsibilities:

•  Sets the overall compensation strategy and compensation policies for our executives and non-employee directors.

•  Approves corporate goals/objectives relating to CEO and senior executive compensation, evaluates CEO’s performance and determines/approves CEO’s compensation level and approves senior executives’ compensation.

•  Makes recommendations for compensating our non-employee directors.

•  Reviews our incentive compensation arrangements to confirm that incentive pay does not encourage inappropriate risk taking.

•  Directly appoints, terminates, compensates and oversees the work of its advisors.

GOVERNANCE COMMITTEE

Members:

Alan D. Wilson (Chair)

Colleen F. Arnold

J. Powell Brown

James E. Nevels

Bettina M. Whyte (1)

Meetings in Fiscal 2021: 3

Attendance Rate: 100%

* All members meet the independence requirements of the NYSE and the Guidelines.

Purpose

•  Assists the Board in fulfilling its responsibilities with respect to:

-  identifying and recommending qualified candidates for the Board

-  overseeing the evaluation of the effectiveness of the Board and its committees

-  reviewing matters on corporate governance, including trends and practices

-  maintaining the Guidelines and other governance policies and procedures

-  overseeing our policies, strategies and programs related to ESG matters

-  CEO succession

-  Board refreshment.

Principal Responsibilities:

•  Evaluates and recommends Board candidates.

•  Evaluates and recommends changes to the size, composition and structure of the Board and its committees.

FINANCE COMMITTEE Members: Terrell K. Crews (Chair) J. Powell Brown Russell M. Currey Suzan F. Harrison Alan D. Wilson Meetings in Fiscal 2021: 4 Attendance Rate: 100%

Purpose

•  Assists the Board in fulfilling its responsibilities with respect to overseeing our financial management and resources.

Principal Responsibilities:

•  Reviews and recommends capital budgets to the Board for approval.

•  Reviews management’s assessment of our capital structure, including dividend policies and stock repurchase programs, debt capacity and liquidity.

•  Reviews financing and liquidity initiatives proposed by management.

EXECUTIVE COMMITTEE Members: John A. Luke (Chair) (2) Timothy J. Bernlohr Gracia C. Martore David B. Sewell Alan D. Wilson Meetings in Fiscal 2021: 0

Principal Responsibilities:

•  Exercises the authority of the Board in managing our business and affairs; however, it does not have the power to (i) approve, adopt or recommend to our stockholders any action or matter (other than the election or removal of directors) that Delaware law requires to be approved by stockholders or (ii) adopt, amend or repeal our Bylaws.

(1)

Ms. Whyte is a current director and member of the Compensation Committee and Governance Committee. She was not nominated for election at the 2022 Annual Meeting because she has reached our mandatory director retirement age.

(2)

Mr. Luke is a current director, Non-Executive Chairman of the Board and Chair of the Executive Committee. He was not nominated for election at the 2022 Annual Meeting because he has reached our mandatory director retirement age.

Meeting Attendance in Fiscal 2021

ln fiscal 2021, the Board held nine meetings and its committees held a total of 22 meetings. Overall attendance was approximately 99%, and each director attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she served. The Company does not have a policy with regard to director attendance at annual meetings of stockholders. Each director attended our annual meeting of stockholders on January 29, 2021.

Meetings of Non-Management Directors and Independent Directors

Our non-management directors meet in regularly scheduled executive sessions conducted outside the presence of officers or management directors, unless non-management directors request managers to attend. Independent directors meet separately from other directors in executive session at least once a year.

Human Capital Management

The Board believes that effective talent development and human capital management are important to our success. The Board is actively engaged and involved in management succession planning and talent management – it oversees and annually reviews leadership development and assessment initiatives, as well as short- and long-term succession plans for our CEO and senior management. For example, as part of an ongoing leadership succession planning process and working closely with our CEO and Chief Human Resources Officer, the Board regularly reviews our talent strategy to ensure that it supports our business strategy. Succession plans for executive officers are reviewed by the Board at least annually, and successor candidates are identified with input from our CEO. Our CEO also meets annually in executive session with the Board to review our internal talent pipeline. High-potential leaders are given exposure to directors through formal presentations and informal events.

Governance Spotlight

In fiscal 2021, we announced a new commercial and operational leadership structure aligned with our goals of:

•  leveraging the power of our enterprise,

•  accelerating innovation and

•  leading in sustainability.

Among the changes, Patrick E. Lindner assumed the role of president, Commercial, Innovation and Sustainability, and Patrick M. Kivits assumed the role of president, Consumer Packaging.

CEO Transition

Effective March 15, 2021, Mr. Sewell was elected a director and became our new President and CEO, with Mr. Voorhees resigning as director, President and CEO on the same day for health reasons. The election of Mr. Sewell followed a comprehensive search as part of our long-term succession processes, which processes were ongoing at the time Mr. Voorhees learned of his illness. The transition was seamless and occurred with the full engagement and oversight of the Board.

Sustainability

As sustainability has become increasingly important to our customers, employees and business strategy, we have become even more focused on operating our business in a sustainable manner. In 2015, we set a number of sustainability goals. The following table addresses the progress we have achieved.

Goal	Progress

Forestry – certify all of our wholly-owned, fiber-based manufacturing facilities to internationally recognized chain of custody standards by 2025.	• 96% of facilities have been certified, through the end of fiscal 2020

Climate – reduce greenhouse gas emissions by 20% per ton from 2015 baseline by 2025.	• 14% intensity reduction; 22% absolute reduction, through the end of fiscal 2020

Water – map the water use at our most water-intensive operations by 2018 and develop water use reduction plans for strategic watersheds by 2020.	• Accomplished

Innovation – apply sustainability principles to all of our product designs.	• 30 new paper and packaging products with defined sustainability benefits launched in fiscal 2020

Supplier Diversity – increase managed spend with minority/diverse suppliers.	• More than $940 million of spend with more than 4,600 diverse suppliers in 2020

Communities – give back to the communities where we live and work.

•  Through our partnerships with American Forest Foundation and The Nature Conservancy we have positively impacted approximately 65,900 acres, planted approximately 745,000 trees and engaged with 1,381 landowners since 2017

In 2020, we announced a renewed commitment to sustainability – Imagining and Delivering on the Promise of a Sustainable Future – that focuses on three key areas:

•

Supporting People and Communities – Supporting the people we rely on and those who rely on us: Connecting people to products begins with people. As we drive toward a more circular economy, it’s our teammates and communities that will move us forward. We are taking action to protect the health and safety of our team members because together, we are the connection. We celebrate diversity and strive for every team member to feel safe, valued, heard and a true sense of belonging.

•

Bettering the Planet – Championing sustainable forestry and protecting the environment we share: For more than a century, we have worked to responsibly source fiber and promote healthy forests, recognizing the important part they play in slowing climate change by sequestering carbon, providing clean water and maintaining diversity of plant and animal species. We are proud of our role in ensuring that forests remain forests.

•

Innovating for Our Customers and Their Customers – Achieving a more circular economy through sustainable products and efficient operations: We take pride in our innovative spirit and in creating cutting-edge solutions for our customers to deliver innovations in materials science and automation, producing packaging that is right sized, renewable, recyclable and compostable. We take seriously our role in the broader supply chain, innovating to inspire a packaging industry that sits at the center of a more circular economy.

In June 2021, we announced our commitment to setting a new greenhouse gas emissions reduction target. At that time, we confirmed our commitment with the Science Based Targets initiative and committed to developing, validating and publishing a science-based target within 24 months.

See our website (www.westrock.com/sustainability) for more information, including information in our 2020 GRI Report. The information on our website and in our 2020 GRI Report is not part of this Proxy Statement.

Self-Evaluations

The Board and each committee (other than the Executive Committee) conducts an annual self-evaluation. The Governance Committee, which oversees the process and implementation of the self-evaluations, assesses the process of conducting self- evaluations annually and has used a variety of methods over the years to conduct the self-evaluations, including written questionnaires, interviews and discussions conducted by internal and external parties. For fiscal year 2021, the self-evaluation process was as follows:

Step 1. Process Review

In September 2020, the Governance Committee reviewed the self-evaluation process to ensure that it facilitates a candid assessment and discussion of the effectiveness of the Board and each Committee.

→	Step 2. Self-Evaluation Questionnaires In October and November 2020, directors completed written questionnaires.

Step 3. Evaluation Interviews

Between November and December 2020, our Non-Executive Chairman and Lead Director used the results of the written questionnaires to conduct one-on-one interviews with each director.

→

Step 4. Board and Committee Review

In January 2021, the Board discussed the results of the self-evaluation process, including three common themes that directors suggested the Board continue to focus on:

•   Succession planning

•   Capital allocation

•   Strategy

Among other things, the results suggested that the Board and committees are functioning effectively and Board dynamics are healthy.

Risk Oversight

The Board provides oversight of our risk management processes. The Board performs this function as a whole and by delegating to its committees (other than Executive Committee), each of which meets regularly and reports back to the Board. These committees’ risk oversight responsibilities are summarized below. While the Board and its committees oversee risk management, management is charged with managing enterprise risks. The Board recognizes that it is neither possible nor desirable to eliminate all risk; rather, the Board views appropriate risk taking as essential to our long-term success and seeks to understand and oversee critical business risks in the context of our business strategy, the magnitude of the particular risks and the proper allocation of our risk management and mitigation resources.

Our internal control environment facilitates the identification and management of risks and regular communications with the Board. Our internal audit department conducts a companywide risk assessment annually that includes interviews with more than 50 leaders to identify and assess our highest impact risks – these are then presented to the Audit Committee. ln fiscal 2021, we broadened the membership, and expanded the scope and focus, of our Enterprise Risk Steering Committee. The Board and its committees receive regular reports from senior managers on areas of material risk, including operational, financial, strategic, competitive, reputational, legal and regulatory risks, and how those risks are managed, and our general counsel informs the Board and the committees of significant and relevant legal and compliance issues. Each committee has access to internal counsel and may engage its own independent counsel as well.

Governance Spotlight

ln fiscal 2021, the Audit Committee received detailed reports on our environmental and insider trading compliance programs. The Board also continued to oversee our response to COVlD-19.

Governance Spotlight

ln fiscal 2021, the Audit Committee reviewed cybersecurity compliance matters at each of its quarterly meetings.

ln response to the ransomware incident that impacted us in fiscal 2021, the Board received regular updates from management on our incident response and management met regularly with the Chair of our Audit Committee.

    AUDIT COMMITTEE

•	Oversees risk management related to

-	financial statements
-	financial reporting and disclosure processes
-	financial and other internal controls
-	accounting
-	legal/compliance matters
-	information technology
-	cybersecurity

•	Oversees the internal audit function.

•	Meets separately on a regular basis with representatives of our independent auditing firm and the head of our internal audit department.

•	The Chair of the Audit Committee communicates directly with our chief compliance officer on at least a quarterly basis.

COMPENSATION COMMITTEE

•	Oversees risk management related to our compensation philosophy and programs.

•	Reviews our incentive compensation arrangements to confirm incentive pay does not encourage inappropriate risk.

GOVERNANCE COMMITTEE

•	Oversees risk management related to governance policies and procedures (including ESG and sustainability), and board organization and membership.

FINANCE COMMITTEE

•	Oversees risk management related to our annual capital budget plans and capital structure, and reviews financing and liquidity initiatives.

DIRECTOR COMPENSATION

The Compensation Committee is responsible for setting the overall compensation strategy and policies for our non-employee directors and for recommending to the Board the compensation of non-employee directors. Directors who also serve as employees do not receive payment for service as directors.

In making decisions concerning compensation for non-employee directors, the Compensation Committee considers the director compensation practices of peer companies and whether compensation recommendations align with the interests of our stockholders. We seek to align total non-employee director compensation with the approximate median of peer group total director compensation.

In response to COVID-19, the Board decreased the level of our directors’ cash retainers by 25% between July 1, 2020 and December 31, 2020, with the normal level reinstated starting January 1, 2021. Otherwise, the Board did not make any changes to our director compensation program in fiscal 2021 as compared to fiscal 2020. The Compensation Committee plans to assess the competitive position of our director compensation program in fiscal 2022.

Our non-employee director compensation in fiscal 2021 included the following components (which do not reflect the COVID-19 related adjustment described in the preceding paragraph):

Component	Compensation ($)

Annual cash retainer	115,000

Annual stock award	160,000

Annual Non-Executive Chairman fee	40,000

Annual Lead Independent Director fee	20,000

Annual Committee Chair fees

Audit Committee; Compensation Committee	20,000

Finance Committee; Governance Committee	17,500

Director Compensation for 2021

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	AII Other Compensation ($)	TotaI ($)

Colleen F. Arnold	107,813	160,003	0	267,816

Timothy J. Bernlohr	127,813	160,003	0	287,816

J. Powell Brown	107,813	160,003	0	267,816

Terrell K. Crews	125,313	160,003	0	285,316

Russell M. Currey	107,813	160,003	0	267,816

Suzan F. Harrison	107,813	160,003	0	267,816

John A. Luke, Jr. (1)	147,813	160,003	0	307,816

Gracia C. Martore	127,813	160,003	0	287,816

James E. Nevels	107,813	160,003	0	267,816

Bettina M. Whyte (2)	107,813	160,003	0	267,816

Alan D. Wilson	145,313	160,003	0	305,316

(1)	Mr. Luke was not nominated for election at the 2022 Annual Meeting because he has reached our mandatory director retirement age.
(2)	Ms. Whyte was not nominated for election at the 2022 Annual Meeting because she has reached our mandatory director retirement age.

The amounts reported in the Fees Earned or Paid in Cash column reflect the cash fees earned by each non-employee director in fiscal 2021, whether or not such fees were deferred. These fees were paid in connection with the annual cash retainer, the Non- Executive Chairman’s annual fee, the Lead Independent Director’s annual fee and each Committee Chair’s annual fee.

The amounts reported in the Stock Awards column reflect the grant date fair value associated with stock awards made in fiscal 2021, calculated in accordance with the provisions of Accounting Standards Codification (“ASC”) 718. On January 29, 2021, each non-employee director received 3,862 restricted shares of Common Stock, or restricted stock units (for directors who elected to defer their equity awards pursuant to the WestRock Company 2016 Deferred Compensation Plan for Non-Employee Directors (the “Deferred Compensation Plan”)). See “— Deferred Compensation.” The number of shares and units associated with this award was determined by dividing the value of the annual stock award by the closing price of Common Stock as reported on the NYSE on the grant date.

Deferred Compensation

Non-employee directors may elect annually to defer all of their cash compensation and/or equity award pursuant to the terms of the Deferred Compensation Plan. At the director’s option, we credit his or her (i) cash deferred account with the cash compensation he or she elected to defer and (ii) stock unit account for each restricted share of Common Stock that he or she elected to defer. The rights of the director in the balance credited to his or her deferred cash account are vested at all times, whereas rights in the balance of the stock unit account vest in accordance with the vesting schedule for the related restricted Common Stock grants. During fiscal 2021, Mr. Wilson deferred both his cash compensation and equity award, Ms. Harrison deferred only her cash award and Mmes. Arnold, Martore and Whyte deferred only their equity award.

Director Stock Ownership and Retention Requirements

Each non-employee director is required to own at least the greater of (i) 5,000 shares of Common Stock or (ii) a number of shares of Common Stock having a value of not less than five times the annual cash retainer. In determining compliance with these guidelines, stock ownership includes vested and unvested restricted stock awards and restricted stock units. Directors have five years from the date of their initial election to achieve the targeted level of ownership. All non-employee directors are in compliance with these guidelines.

Our non-employee directors are required to retain 50% of the restricted stock, net of any shares used to satisfy any related tax liability upon vesting, awarded to the individual for a period of two years following the vesting of the restricted stock, or until the individual no longer serves as a director. The retention period does not apply to any shares to the extent the recipient continues to own an amount of Common Stock at least equal to the number of shares required under the preceding sentence, plus the number of shares required to be held under our stock ownership guidelines.

Anti-Hedging/Anti-Pledging Policy

We maintain a policy that prohibits our directors and officers, members of our leadership team and other designated employees, if any, from entering into derivative or hedging transactions in our securities, pledging our securities as collateral for a loan or short-selling our securities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We require that each executive officer, director and director nominee complete an annual questionnaire and report all transactions since the beginning of the last fiscal year that exceed $120,000 in which we were a participant and in which those persons (or their associates or immediate family members) had or will have a direct or indirect material interest. Management reviews responses to the questionnaires and, if any such transactions are disclosed, the Governance Committee then makes recommendations to the Board with respect to the appropriateness of such transactions. We do not have a formal written policy for approval or ratification of these transactions. Information included in directors’ responses to the questionnaires is reviewed annually by the Board for the purpose of assessing independence under the Guidelines, applicable rules and regulations of the SEC and the NYSE Standards, and we review all responses to ensure that any such transactions adhere to the standards set forth above as well as our various codes of conduct. There was no transaction during fiscal 2021, and there are no currently proposed transactions, in which we were or are to be a participant, the amount involved exceeds $120,000 and an executive officer, director, director nominee, a beneficial owner of five percent or more of our Common Stock or any immediate family members of such persons had or will have a direct or indirect material interest.

COMMUNICATING WITH THE BOARD

Stockholders and other interested parties may communicate with directors (i) by mail at WestRock Company, 1000 Abernathy Road NE, Atlanta, Georgia 30328, (ii) by facsimile at (770) 263-4402 or by using our website contact form. Communications intended specifically for our non-executive chairman and other non-management directors should be marked “Attention: Independent Director Communications,” while all other director communications should be marked “Attention: Director Communications.” Communications regarding accounting, internal accounting controls or auditing matters may be reported to the Audit Committee using the above address and marking the communication “Attention: Audit Committee Communications.”

COMPENSATION MATTERS

ITEM 2. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

What am I voting on? The Board is asking our stockholders to approve, on an advisory basis, the compensation of the NEOs as disclosed in this Proxy Statement

Voting Recommendation: FOR the proposal

Vote Required: An affirmative vote requires the majority of those shares present in person or represented by proxy and entitled to vote

Broker Discretionary Voting Allowed: No. Broker non-votes have no effect

Abstentions: Vote against

ln accordance with SEC rules, our stockholders are being asked to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement. We have historically received high levels of support from our stockholders on advisory votes to approve executive compensation.

Historical Support for Say-on-Pay Proposals

2019: 94%	2020: 96%	2021: 90%

As described in detail in the Compensation Discussion and Analysis section beginning on page 27, we believe our compensation policies and procedures are competitive, focused on pay-for-performance principles and strongly aligned with the long-term interests of our stockholders. Our executive compensation philosophy is based on the belief that the compensation of our employees, including our NEOs, should be set at levels that allow us to attract and retain employees who are committed to achieving high performance and who demonstrate the ability to do so. Our objectives include creating a clear path between realized compensation and the successful execution of our business strategy and enhancing each individual executive’s performance. We seek to provide an executive compensation package that is driven by our overall financial performance, increased stockholder value, the success of areas of our business directly impacted by the executive’s performance and the performance of the individual executive.

We believe that our executive compensation program has been instrumental in helping us to achieve our strong historical financial performance, and that the emphasis of the program on pay-for-performance has benefited us and our stockholders.

The advisory vote on this resolution is not intended to address any specific element of compensation; rather, it relates to the overall compensation of our NEOs, as well as the compensation philosophy, policies and practices described in this Proxy Statement. Our stockholders have the opportunity to vote for or against, or to abstain from voting on, the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of our named executive officers determined by the Compensation Committee, as described in the Compensation Discussion and Analysis section and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.

Because the required vote is advisory, it will not be binding on the Board. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions.

We provide our stockholders with this advisory vote to approve executive compensation on an annual basis. We expect that the next such vote will occur at the 2023 annual meeting of stockholders.

ITEM 3. APPROVAL OF AMENDMENT TO THE WESTROCK COMPANY 2020 INCENTIVE STOCK PLAN

What am I voting on? The Board is asking our stockholders to approve an amendment to the WestRock Company 2020 lncentive Stock Plan to increase the shares reserved for issuance from 4,950,000 to 8,400,000

Voting Recommendation: FOR the proposal

Vote Required: An affirmative vote requires the majority of those shares present in person or represented by proxy and entitled to vote

Broker Discretionary Voting Allowed: No. Broker non-votes have no effect

Abstentions: Vote against

AMENDMENT TO INCREASE SHARES RESERVED FOR ISSUANCE UNDER THE WESTROCK COMPANY 2020 INCENTIVE STOCK PLAN

The Board is asking our stockholders to approve an amendment (“Amendment”) to the WestRock Company 2020 lncentive Stock Plan (the “2020 LTl Plan”) to increase the shares reserved for issuance thereunder to 8,400,000. The increase in the shares reserved for issuance is the only modification of the 2020 LTl Plan contemplated by the Amendment and all other terms and conditions thereof are proposed to remain unchanged.

The Board believes that the 2020 LTl Plan is integral to our compensation strategies and programs. After reviewing the number of shares currently available under the 2020 LTl Plan, the Company’s anticipated equity compensation needs under multiple scenarios and assessing the impact of a number of recent senior hires, the Board has determined that it is desirable to seek stockholder approval for the Amendment, so that we can ensure we retain flexibility to optimally structure incentive compensation programs and to:

•	Attract and retain key employees and non-employee directors

•	Provide these individuals with an additional incentive to work to increase the value of our Common Stock

•	Provide these individuals with a stake in our future that corresponds to the stake of our stockholders.

MATERIAL FEATURES OF THE 2020 LTI PLAN ARE UNCHANGED

•

No liberal share recycling. The 2020 LTl Plan prohibits the reuse of shares withheld to satisfy the exercise price of an option or stock appreciation right (“SAR”) or to satisfy tax withholding obligations. The 2020 LTl Plan also prohibits “net share counting” upon the exercise of SARs.

•

Double-trigger vesting upon a change in control. Subject to the applicable award agreement, if awards granted under the 2020 LTl Plan are assumed by an acquirer in connection with a change in control, such awards will not automatically vest or pay out solely upon consummation of the change in control.

•	No liberal change in control definition. The definition of change in control requires consummation, not only stockholder approval, of a merger or similar corporate transaction.

•	No repricing of options or SARs. Stockholder approval would be required to reprice options or SARs with an exercise price that is less than the original exercise price.

•	No discount options or SARs. The 2020 LTl Plan prohibits the grant of options or SARs with an exercise price that is less than the fair market value of a share of Common Stock as of the grant date.

•	Awards subject to clawback. Awards under the 2020 LTl Plan are subject to recoupment under certain circumstances under our clawback policy.

2016 AND 2020 LTI PLAN USE AND NET BURN RATE

The calculations set forth below have been impacted by COVlD-19 and the actions we have taken in response to it. We took steps to conserve cash, which we felt was in the best interests of us and our stockholders, but which resulted in additional shares of our Common Stock being issued in fiscal 2020 and 2021 – for example, we used Common Stock to pay our annual incentive for fiscal 2020 for nearly all participants and set the level at 50% of the target opportunity. Although this action increased our share usage and negatively impacted the calculations below it, along with other cost control actions, provided us with more than $975 million in additional cash through the end of fiscal 2021 that we used to reduce our outstanding debt.

Burn Rate Calculation

The following table provides an overview of our grant history and burn rate calculation during the past three fiscal years. As shown in the table, the number of awards we have granted under the 2016 LTl Plan and the 2020 LTl Plan as a percentage of our shares of Common Stock outstanding, which is commonly referred to as the “burn rate,” averaged 0.75% over the last three fiscal years.

	2019	2020	2021
	(shares in millions)

Equity awards (before forfeitures and withholding reductions) (1)	2,931,413	4,446,175	2,104,393

Adjustment for actual / estimated forfeitures	(250,901)	(688,318)	(547,048)

Adjustment for actual / estimated withholding reductions (2)	(913,746)	(990,830)	(222,966)

Total equity awards (after forfeitures and withholding reductions)	1,766,766	2,767,027	1,334,379

Common Stock outstanding (3)	259,100,000	259,200,000	267,500,000

Burn rate (taking into account forfeitures and withholding, reductions)	0.68%	1.07%	0.50%
(1)	Fiscal 2019 excludes stock- based awards issued by us in connection with our acquisition of KapStone Paper and Packaging Corporation.
(2)	Based on shares traded for taxes.
(3)	Weighted-average fully diluted common shares outstanding at fiscal year- end.

Dilution Calculation

To provide another potential measure of the dilutive effect of annual equity-based compensation, the table below shows the total potential equity awards that may be made under the 2020 LTl Plan, together with outstanding unvested awards. The table below does not include any shares that have been purchased or may be purchased under our 2016 Employee Stock Purchase Plan or any shares that may be issuable under our 2004 lncentive Stock Plan or 2005 Performance lncentive Plan because no awards will be made thereunder. Certain information regarding the number of shares available for issuance under our 2016 Employee Stock Purchase Plan, 2004 lncentive Stock Plan and 2005 Performance lncentive Plan is included under the heading “Equity Compensation Plan lnformation” below.

Share Allocation and Potential Dilution

New shares under the 2020 LTl Plan, if amended	3,450,000

Shares available for future issuance under the 2016 LTl Plan as of September 30, 2021	1,470,661

Shares available for future issuance under the 2020 LTl Plan as of September 30, 2021	3,085,623

lssued but unvested awards as of September 30, 2021	5,171,718

Total Potential Unvested Equity Awards	13,178,002

Common Stock outstanding as of the record date	263,088,285

New shares under the 2020 LTl Plan, if amended	3,450,000

Shares available for future issuance under the 2016 LTl Plan as of September 30, 2021	1,470,661

Shares available for future issuance under the 2020 LTl Plan as of September 30, 2021	3,085,623

lssued but unvested awards under the 2016 LTl Plan as of September 30, 2021	3,307,395

lssued but unvested awards under the 2020 LTl Plan as of September 30, 2021	1,864,323

Total Shares and Share Equivalents	276,266,287

Total potential dilution	4.77%

For additional information concerning our historical granting practices and outstanding equity compensation awards, see Note 20. Share-Based Compensation to our consolidated financial statements included in our annual report on Form 10-K for the year ended September 30, 2021 and other information in this Proxy Statement.

POTENTIAL COMPENSATION SHARE NEEDS

ln considering the appropriate number of shares to request under the Amendment, we reviewed our historical information, including the awards in 2021 under the 2020 LTl Plan, anticipated future grants and the range of outcomes under performance-based equity awards. We further considered the potential impact of a variety of factors beyond our control that may impact the number of equity awards that we could issue in future years, including the price of our Common Stock at the time of equity award grants. Based on this information, we currently believe it is reasonable to expect that the 4,950,000 shares currently reserved for issuance under the 2020 LTl Plan may be insufficient under certain scenarios and, accordingly, are proposing an increase to 8,400,000 shares. We currently believe it is reasonable to expect that the proposed reservation of 8,400,000 shares for issuance under the 2020 LTl Plan will cover grants for the next two or more fiscal years, subject to the level of performance attained on existing and future grants.

We do not, as a matter of course, make forecasts, public or otherwise, as to our grants of equity awards due to the unpredictability of the underlying assumptions and estimates, including our actual share price at the time of the applicable grant, but have included the information above to give our stockholders access to this information for purposes of evaluating the 2020 LTl Plan and the Amendment. The information above is not, and should not be regarded as, an indication of actual future outcomes, and should not be relied upon as such. Neither we nor any other person makes any representation regarding potential or actual outcomes compared to the information set forth above.

Grants for Fiscal 2021 under the 2020 LTI Plan

The selection of the individuals who will receive grants under the proposed Amendment, and the number of shares to be granted to such individuals, are determined by the Compensation Committee in its discretion. Therefore, it is not possible to predict the amounts that will actually be received by or allocated to particular individuals or groups of individuals under the 2020 LTl Plan as proposed to be amended. The following table sets forth information with respect to awards granted under the 2020 LTl Plan during fiscal 2021 (with any awards subject to performance-vesting conditions disclosed at target levels). No options have been granted under the 2020 LTl Plan. For the value of the equity awards received by our named executive officers and non-employee directors during fiscal 2021, please refer to the Summary Compensation Table and “Director Compensation” section, respectively. As of December 7, 2021, the last reported sales price of the Company’s common stock on the NYSE was $45.19.

Name / Description	Number of Options Granted (#)	Number of Restricted Shares and Restricted Stock Units Granted (#)

Named Executive Officers:

David B. Sewell (President and CEO)	-	353,822

Steven C. Voorhees (Former President and CEO)	-	11,025

Ward H. Dickson (Former Executive Vice President and CFO)	-	57,865

Jeffrey W. Chalovich (Former Chief Commercial Officer and President, Corrugated Packaging)	-	59,380

Patrick E. Lindner (President, Commercial, lnnovation and Sustainability)	-	51,435

Robert B. Mclntosh (Executive Vice President, General Counsel and Secretary)	-	34,720

Patrick M. Kivits (President, Consumer Packaging)	-	34,385

All current executive officers as a group (9 persons)	-	591,172

All current non-executive directors as a group (11 persons)	-	42,482

All employees, including current officers who are not executive officers or directors, as a group	-	1,172,895

SUMMARY OF 2020 LTl PLAN, AS AMENDED

The 2020 LTl Plan was adopted by the Board on October 30, 2020, and approved by the stockholders at the 2021 Annual Meeting. The following summary of the 2020 LTl Plan is qualified in its entirety by reference to the full text of the 2020 LTl Plan and the Amendment. See Exhibit A. Reference to the “2020 LTl Plan” shall also include the Amendment.

Administration and Eligibility

The 2020 LTl Plan is administered by the Compensation Committee. The Compensation Committee has the authority to select eligible employees or directors to whom awards may be granted, determine the number of shares covered by those awards and set the terms, conditions and provisions of those awards. The Committee may, subject to any limits imposed by Delaware law, delegate its authority under the 2020 LTl Plan to one or more officers of the Company. All non-employee directors and approximately 838 employees are eligible to receive awards under the 2020 LTl Plan.

Award Types

Under the 2020 LTl Plan, the Compensation Committee may grant

•	stock options, including incentive stock options intended to qualify for special tax treatment under Section 422 of the Tax Code,

•	SARs, in tandem with stock options or freestanding,

•	stock, which could or could not be subject to issuance or forfeiture conditions,

•	stock units, which could or could not be subject to forfeiture conditions, and

•	cash bonus incentives.

Shares Available for lssuance

Currently under the 2020 LTl Plan, we have 4,950,000 shares reserved for issuance and, under the Amendment, an additional 3,450,000 shares would be reserved for issuance thereunder if approved. Shares reserved for issuance under the 2020 LTl Plan are reserved from authorized but unissued shares and treasury shares. All shares remain available for issuance under the 2020 LTl Plan until issued pursuant to the exercise of an option or SAR or issued pursuant to a stock or stock unit grant. Any shares that are forfeited after grant again become available for issuance under the 2020 LTl Plan, other than shares that are withheld to satisfy any tax liability or exercise price. ln the case of SARs, the number of shares deemed issued will be equal to the number of shares with respect to which the share appreciation is measured. On December 7, 2021, the closing price of the Common Stock was $45.19.

Award Limits

The 2020 LTl Plan stipulates that no individual may receive awards or cash retainers in any calendar year having an aggregate fair market value that exceeds $750,000 for service as a non-employee director. The number of shares that can be issued as incentive stock options may not exceed the number of shares reserved for issuance under the 2020 LTl Plan.

Adjustments

ln the event the shares of Common Stock are affected by any equity restructuring or change in capitalization of the Company, including spin-offs, stock dividends or splits, large non-reoccurring dividends or rights offerings, or any merger, consolidation, acquisition of property or stock, separation, reorganization, liquidation or other transaction described in Section 424(a) of the Tax Code that did not constitute a change in control, the Compensation Committee will adjust the aggregate number and class of shares which could be issued under the 2020 LTl Plan and the number, class and price of shares subject to outstanding awards granted under the 2020 LTl Plan, as it deems reasonable and equitable to maintain the aggregate intrinsic value of the outstanding grants immediately before any such transaction.

Change in Control

lf there is a “change in control” (as defined in the 2020 LTl Plan) of the Company and there is no continuation or assumption of an outstanding award that had been made pursuant to the 2020 LTl Plan, then the rights of each eligible employee and director in the then outstanding grants under the 2020 LTl Plan that were not so continued or assumed will vest 100% on the effective date of the “change in control” and automatically be cancelled in exchange for certain payments as set forth in the 2020 LTl Plan. lf there is a “change in control” and the vesting of an outstanding award made pursuant to the 2020 LTl Plan was based in whole or in part on the satisfaction of one or more performance conditions that had a “target” level of performance, then the performance “target,” or each such performance condition, will be deemed to have been met at 100% of the “target” on the effective date of the “change in control” unless the Compensation Committee determines that the performance level which is reasonably projected to be achieved will exceed 100% of the target performance level (in which event the Compensation

Committee would determine the appropriate level of performance with respect to such award) or the related performance measurement period had expired before the effective date of the “change in control”.

Amendment and Termination

The Board may amend the 2020 LTl Plan from time to time to the extent that the Board deems necessary or appropriate, provided no amendment may be made without stockholder approval to the extent approval is required under applicable law and, following the date of a change in control, no amendment may adversely affect any rights in respect of awards that vest in connection with such change in control.

The Board may suspend the granting of awards under the 2020 LTl Plan and terminate the 2020 LTl Plan at any time, provided that the Board may not modify, amend or cancel an award made before such suspension or termination unless the participant consents in writing or there is a dissolution or liquidation of the Company, or a corporate transaction described under “Adjustments” or “Change in Control” above.

Life of the Plan

The 2020 LTl Plan stipulates that no grants may be made on or after the earlier of the tenth anniversary of the effective date of the 2020 LTl Plan, meaning the tenth anniversary of the date on which the 2020 LTl Plan is approved by our stockholders, and the date on which all shares of Common Stock reserved for issuance have been issued or are no longer available for use.

United States Federal Income Tax Consequences

The following discussion is a general summary of the principal U.S. federal income tax consequences under U.S. law relating to awards granted to employees under the 2020 LTl Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. The federal income tax law and regulations are frequently amended, and participants should rely on their own tax counsel for advice regarding federal income tax treatment under the 2020 LTl Plan.

Stock Options and SARs. The grant of an option or SAR will create no tax consequences for the participant or the Company. A participant will generally have no taxable income upon exercise of an incentive stock option, except that the aggregate fair market value of the shares acquired minus the aggregate exercise price will count as “alternative minimum taxable income”, which, depending on the facts, could result in the alternative minimum tax applying. Upon exercise of an option other than an incentive stock option, a participant generally must recognize ordinary income equal to the aggregate fair market value of the shares acquired minus the aggregate exercise price. Upon exercise of a SAR, a participant generally must recognize ordinary income equal to the value of the cash received (generally the difference between the fair market value of the Common Stock and the base price of the SAR). When disposing of shares acquired by exercise of an incentive stock option before the end of the later of the two-year anniversary of the grant of the option and the one-year anniversary of the exercise of the option (a “disqualifying disposition”), the participant generally must recognize ordinary income equal to the lesser of the aggregate fair market value of the shares at the date of exercise minus the aggregate exercise price or the amount realized upon the disposition of the shares minus the aggregate exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option other than pursuant to a disqualifying disposition) generally will result in only capital gain or loss.

Other Awards. Other awards under the 2020 LTl Plan generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares or other property underlying such awards, and the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares or other awards.

Company Deduction. Except as discussed below, we are generally entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with options, SARs or other awards, but not for amounts the participant recognizes as capital gain. Thus, we will not be entitled to any tax deduction with respect to an incentive stock option if the participant does not dispose of the shares in a disqualifying disposition. Our ability to claim a deduction will be contingent on applicable reporting requirements having been met and that the income is not an “excess parachute payment” within the meaning of Section 280G of the Tax Code and is not disallowed by reason of the $1 million limitation on certain executive compensation under Section 162(m), as amended by the Tax Cuts and Jobs Act.

Section 409A. Section 409A of the Tax Code provides special tax rules applicable to certain compensation arrangements that provide for a deferral of compensation. Failure to comply with those requirements will result in accelerated recognition of income for tax purposes along with an additional 20% penalty tax. The 2020 LTl Plan and awards thereunder are generally intended to be designed and administered so that any awards that are considered to be deferred compensation will not give rise to any negative tax consequences to the recipient under these provisions.

Plan Benefits

All future awards to directors, executive officers and employees will be made at the discretion of the Compensation Committee or the Board. Therefore, we cannot determine future benefits under the 2020 LTl Plan as amended at this time. lnformation regarding our recent practices with respect to equity-based compensation under the 2020 LTl Plan and our 2016 LTl Plan is presented elsewhere in this Proxy Statement and in our annual report on Form 10-K for the fiscal year ended September 30, 2021.

COMPENSATION DISCUSSION AND ANALYSIS

This section explains our compensation philosophy, summarizes our executive compensation programs and discusses compensation decisions for the following named executive officers (“NEOs”):

Name	Title

David B. Sewell	President and CEO

Steven C. Voorhees (1)	Former President and CEO

Ward H. Dickson (2)	Former Executive Vice President and CFO

Jeffrey W. Chalovich (3)	Former President, Corrugated Packaging

Patrick E. Lindner	President, Commercial, Innovation and Sustainability

Robert B. McIntosh	Executive Vice President, General Counsel and Secretary

Patrick M. Kivits	President, Consumer Packaging

(1)

Mr. Voorhees stepped down as President and CEO for health reasons and went on short-term disability effective March 15, 2021. He was approved for long-term disability benefits and separated from the Company on September 13, 2021.

(2)	Mr. Dickson stepped down as Executive Vice President and CFO on November 10, 2021 and retired from the Company effective December 2, 2021.
(3)	Mr. Chalovich retired on August 6, 2021.

EXECUTIVE SUMMARY

We use our executive compensation program as a strategic tool to support the successful execution of our business strategy.

The Compensation Committee has primary oversight over the design and execution of our executive compensation program. The program is based on a pay-for-performance model, using short-term incentives (“STI”) and long-term incentives (“LTI”) to drive multiple dimensions of performance and align the interests of our executives with those of our stockholders.

Compensation Governance and Practices

Pay-for-Performance

•  100% of 2021 STI goals were tied to Company performance

•  Vesting of 75% of 2021 LTI award value was tied to multi-year overall Company performance

•  88%* of CEO’s total 2021 target compensation was at risk; an average of 75% for other NEOs

Risk Mitigation

•  Annual review of compensation plans, policies and practices includes risk assessment

•  Anti-hedging/pledging policy

•  Clawback provisions

•  Stock ownership guidelines and stock retention policy

Program Features • Independent oversight • Competitive benchmarking • Limited perquisites • No dividend or dividend equivalents paid until equity awards vest

* Does not include March 2021 grant of time-based restricted stock awarded to Mr. Sewell upon commencement of his employment with us intended to compensate Mr. Sewell for outstanding equity awards granted by his former employer that he forfeited when he resigned to join the Company.

Say-on-Pay Results

At our annual meeting of stockholders held on January 29, 2021, 90% of the votes cast were in favor of the advisory vote to approve executive compensation. The Compensation Committee took these results into account by continuing to emphasize our pay-for-performance philosophy and utilizing challenging performance measures that provide incentives to deliver value to our stockholders. We have historically received high levels of support from our stockholders on advisory votes to approve executive compensation.

2019 Support 94%	2020 Support 96%	2021 Support 90%

Fiscal 2021 Compensation Highlights

Business Strategy Alignment

Our business strategy in fiscal 2021 focused on generating earnings and cash flow. The Compensation Committee aligned our executive compensation program with our business strategy by placing substantial weight on achieving these goals.

The Compensation Committee used consolidated EBITDA as the only financial performance goal for STI for our NEOs in fiscal 2021 and allocated 50% of LTI award value for our NEOs to a cash flow per share measure, while another 25% of LTI award value was based on a relative total shareholder return metric. The remaining 25% of the LTI award value consisted of time- based restricted stock. Consolidated EBITDA, cash flow per share and relative total shareholder return are calculated as set forth on pages 34, 36 and 37, respectively.

Changes to Executive Compensation Program

We made several enhancements to the STI component of our 2021 executive compensation program to further align the program with our business strategies and the long-term interests of our stockholders.

What We Did	Why We Did lt

• Reduced the number of measures used to assess our EBITDA performance from five to one (consolidated EBITDA) and removed the productivity measure	• To focus our entire enterprise on a common goal that is more directly correlated with stockholder value

•  Changed the safety modifier such that, in the case of safety results not meeting predetermined performance objectives, the Compensation Committee would have the discretion to reduce STI payouts by up to 5%, rather than by up to 10% as previously provided

• To align the downside risk related to safety performance with the upside potential related to safety performance

•  Added a DIE&B modifier for Steering Team members, including NEOs, pursuant to which the Compensation Committee may increase or decrease STI payouts by up to 5% based on achievement of predetermined performance objectives measuring improving diverse representation, acquiring diverse talent and developing diverse talent.

• To focus our most senior executives on achieving meaningful improvements in DIE&B results

EXECUTIVE COMPENSATION PROGRAM OVERVIEW

Philosophy and Objectives

Our executive compensation philosophy is based on the belief that the compensation of our employees, including our NEOs, should be set at levels that allow us to attract and retain employees who are committed to achieving high performance and who demonstrate the ability to do so. We seek to provide an executive compensation package that is driven by our overall financial performance and increased stockholder value. Core principles of our executive compensation program include:

•	Overall compensation must be competitive relative to other comparable organizations in order to attract and retain superior executives.

•	A substantial portion of target total direct compensation should be linked to variable, at-risk pay.

•

Compensation should reflect an employee’s level of responsibility and contribution, and the greater the responsibility, the greater the share of an employee’s compensation that should be at-risk with respect to performance.

•	LTI should be used (in addition to STI and cash compensation) to encourage a focus on long-term strategy and execution, and to align our executives’ and stockholders’ interests.

Pay-for-Performance

Our executive compensation program is based on a pay-for-performance model. Our NEOs’ STI goal was tied exclusively to Company performance in the form of the consolidated EBITDA goal and 75% of our NEOs’ LTI 2021 award value is tied to Company performance.

The Compensation Committee structures our NEOs’ compensation so that a significant portion is at risk. This allocation of variable target direct compensation aligns with our compensation philosophy of motivating our executive officers to achieve our business objectives in the short term and to grow our business to create long-term value for our stockholders. As noted below, in fiscal 2021, 88% of targeted total direct compensation for Mr. Sewell was at risk, and only 13% of his compensation was fixed, ensuring a strong link between his targeted total direct compensation and our financial and operating results. An average of approximately 75% of targeted total direct compensation for the other NEOs was at risk in fiscal 2021.

*Does not include March 2021 grant of time-based restricted stock awarded to Mr. Sewell upon commencement of his employment with us intended to compensate Mr. Sewell for outstanding equity awards granted by his former employer that he forfeited when he resigned to join the Company.

ADMINISTRATION

Peer Group

In July 2020, with the assistance of its compensation consultant, the Compensation Committee reviewed the then current compensation peer group to ensure that it reflected companies with which we compete for talent, with which we compete in our industry or that have a similar scope and scale of organization to us. The Compensation Committee also considered companies with revenue similar to ours and those included in our relative total shareholder return and ISS and Glass Lewis peer groups. Based on this analysis and the recommendation of its compensation consultant, the Compensation Committee determined to add Amcor plc to the compensation peer group for fiscal 2021. In making this change, the Compensation Committee viewed Amcor’s size (from a revenue perspective) and industry (plastics and flexible packaging) as being appropriate.

2O21 Peer Group

3M Company	Kimberly-Clark Corporation

Amcor plc	LyondellBasell Industries NV

Avery Dennison Corp.	Nucor Corporation

Ball Corporation	Packaging Corporation of America

Crown Holdings, Inc.	PPG Industries Inc.

Freeport McMoRan Inc.	Sherwin-Williams Company

The Goodyear Tire & Rubber Company	United States Steel Corporation

Honeywell International, Inc.	Weyerhaeuser Company

International Paper Company

Revenue (in 000s of $) (1)

75th Percentile	$20,548

Median	$12,916

25th Percentile	$11,258

WestRock Company	$17,759

WestRock Company Percentile Rank	63%
(1)	Trailing twelve months revenue as of October 1, 2020.

Compensation Evaluation

The Compensation Committee uses competitive market data regarding base salary, STI and LTI to evaluate overall compensation levels in light of practices at companies that we compete with for talent, and seeks to ensure that pay opportunities do not deviate significantly from a range around the market median, but does not target a specific level of compensation. Individual pay levels are determined based on a review of each individual executive’s responsibilities, performance and experience, as well as the Compensation Committee’s judgment regarding competitive requirements and internal equity.

While the Compensation Committee reviews competitive market data regarding the various components of compensation for each NEO and certain other executives, the primary data point used to assess executive compensation is target total direct compensation, which is comprised of target total cash compensation (base salary and target STI opportunity), plus target LTI award value. The Compensation Committee has a bias to include more performance-based pay, particularly LTI, to deliver competitive pay.

In July 2021, with the assistance of its compensation consultant, the Compensation Committee reviewed our current compensation peer group to ensure that it reflects companies with which we compete for talent, that compete in our industry or that have a similar scope and scale of organization to us. The Compensation Committee also considered companies with revenue similar to ours and those included in our relative total shareholder return and ISS and Glass Lewis peer groups. Based on this analysis and the recommendation of its compensation consultant, the Compensation Committee determined to add DuPont de Nemours, Inc.to the compensation peer group for fiscal 2022.

Role of the Compensation Consultant

The Compensation Committee has sole discretion to retain and obtain the advice of a compensation consultant, and is directly responsible for the appointment, termination, compensation and oversight of the work of the compensation consultant. The Compensation Committee retains a compensation consultant to provide it with objective analysis, advice and information (including competitive market data and compensation recommendations). The compensation consultant reports to the Chair of the Compensation Committee and has direct access to other Compensation Committee members. The compensation consultant attends all significant meetings of the Compensation Committee and meets with the Compensation Committee in person in executive sessions without management present.

Meridian Compensation Partners, LLC (“Meridian”) serves as the Compensation Committee’s compensation consultant. The Compensation Committee engaged Meridian in fiscal 2018 after completing a request for proposal involving multiple firms. In connection with engaging Meridian, the Compensation Committee requested and received a letter from Meridian addressing its independence in light of the standards embodied in SEC rules and NYSE Standards. The Compensation Committee considered these and other factors relevant to Meridian’s independence and concluded that Meridian was independent and the engagement would not raise any conflict of interest. The Compensation Committee has reaffirmed Meridian’s independence annually since engaging Meridian, most recently in July 2021.

Role of Management

The Compensation Committee considers input from our CEO in making determinations regarding our overall executive compensation program and the individual compensation of our other senior executives. As part of the annual planning process, our CEO develops targets for our annual bonus program and presents them to the Compensation Committee for consideration. Based on performance appraisals and information regarding competitive market practices provided by the compensation consultant, our CEO recommends base salary adjustments, STI opportunities and LTI levels for our other senior executives. Our CEO also presents his evaluation of each senior executive’s contributions and performance over the past year, strengths and development needs and actions.

Setting Compensation Levels

After considering advice and recommendations from our CEO and the compensation consultant, the Compensation Committee determines what changes, if any, should be made to the executive compensation program and sets the level of compensation for each senior executive with respect to each compensation element. The Compensation Committee reviews a detailed analysis of each executive’s annual total direct compensation and the value of benefits under retirement plans, as well as compensation tally sheets for our most senior executives.

COMPENSATION ELEMENTS

We provide a combination of pay elements and benefits to accomplish our executive compensation objectives. STI focuses on the performance goals we believe drive stockholder value and for which our executives are responsible. LTI awards are equity based and include a combination of performance-based restricted stock and time-based restricted stock. We believe LTI awards are critical in aligning our executives’ and stockholders’ interests, and creating an effective retention measure. Together, we believe that these incentives focus our executives on making decisions that will benefit our stockholders.

Our fiscal year 2021 executive compensation program included the following direct compensation components: base salary, STI and LTI.

Factors	Base Salary	Annual Performance Bonus (STI)	Performance-Based Restricted Stock (LTI)	Time-Based Restricted Stock (LTI)

Form of Compensation	Cash		Equity

	Fixed	Performance-Based	Performance-Based	Time-Based

Performance Timing	Short-Term Emphasis		Long-Term Emphasis

Measurement Period	Annual and Ongoing	1 year	Vests at end of 3-year period	Vests at end of 3-year period

Key Performance Metrics Applicable	—	Consolidated EBITDA	Cash Flow Per Share; Relative Total Shareholder Return; Stock Price	Stock Price

Determination of Performance- Based Payouts	—	Formulaic with Positive and Negative Modifiers (Safety; DIE&B)	Formulaic with Negative Discretion	—

Base Salary

Base salary is designed to provide competitive levels of compensation to executives based on their responsibilities, performance and experience. No specific formula is applied to determine the weight of each of these factors. We pay base salaries because they provide a basic level of compensation and are necessary to recruit and retain executives. At lower executive levels, base salaries represent a larger portion of total compensation in accordance with our pay philosophy. At more senior executive levels, a greater portion of overall compensation is progressively replaced with variable compensation opportunities.

The following pay increases were approved by the Compensation Committee as a result of a review of competitive market data for similarly situated positions, as well as internal equity considerations.

NEO	2020 Base Salary ($)(1)	Percentage Increase (%)		2021 Base Salary ($) (2)

David B. Sewell	-	-		1,200,000

Steven C. Voorhees	1,281,000	2.8		1,316,500

Ward H. Dickson	725,000	4.8		760,000

Jeffrey W. Chalovich	750,000	4.7		785,000

Patrick E. Lindner	725,000	4.1		755,000

Robert B. Mc ntosh	650,000	3.1		670,000

Patrick M. Kivits	635,000	3.9	(3)	660,000

(1)	Reflects the base salaries of our NEOs at September 30, 2020, except for Mr. Sewell, whose employment commenced on March 15, 2021.
(2)

Reflects the base salaries of our NEOs at September 30, 2021, except for (i) Mr. Voorhees, who stepped down as President and CEO for health reasons and went on short-term disability effective March 15, 2021 and was approved for long-term disability benefits and separated from the Company on September 13, 2021 and (ii) Mr. Chalovich, who retired on August 6, 2021. See “Executive Compensation Tables – Summary Compensation Tables” for information related to the salaries paid to our NEOs during fiscal 2021.

(3)

Reflects an increase of 1.3% effective January 1, 2021, reflecting the Compensation Committee’s annual review of our executives’ base salaries, and an increase of 2.6% effective June 1, 2021, reflecting Mr. Kivits’ promotion to President, Consumer Packaging.

Annual Performance Bonus (STI)

Our annual executive bonus program is designed to motivate senior executives and reward the achievement of specific performance goals that support our business strategy. Annual bonus goals are established for each executive who participates in the program, including each NEO. Consistent with our philosophy of paying for performance, our NEOs’ performance-based compensation rises and falls with our overall achievement of performance goals. As described above, for fiscal 2021, the Compensation Committee utilized a single performance goal for all NEOs. The size of the target annual executive bonus program opportunities is designed to provide competitive levels of compensation to executives based upon their experience, duties and scope of responsibilities. Target awards are based on a percentage of the executive’s base salary.

The amount actually paid to an executive under the annual executive bonus program is a function of the following variables:

•	The executive’s target bonus opportunity

•	The performance goals established by the Compensation Committee

•	The attainment of the minimum achievement level (threshold), capped by the maximum achievement level, and the Compensation Committee’s determination of the extent to which the goal was met.

Awards earned under the annual executive bonus program are contingent upon continued employment through the end of the fiscal year (which is our performance period) and are subject to modification based on safety and D E&B performance to adjust the payout (by +/- 5% in each case).

Performance Goals

  Consolidated EBITDA Results

At the beginning of fiscal 2021, the Compensation Committee established consolidated EBITDA as the sole financial performance goal for our NEOs. The Compensation Committee used the consolidated EBITDA goal because it believes maximizing consolidated EBITDA will drive long-term stockholder value. For these purposes, EBITDA means adjusted segment EBITDA, as reported in our fiscal year end press release furnished with our Form 8-K on November 9, 2021, subject to adjustment for other unusual items as determined by the Compensation Committee and for certain acquisitions or dispositions in fiscal 2021 involving enterprise purchase prices in excess of $100 million. Adjusted segment EBITDA was reported in such press release as segment EBITDA adjusted for restructuring and other items, COVID-19 employee payments, Grupo Gondi option, ransomware recovery costs, net of insurance proceeds, accelerated compensation – former CEO, loss on extinguishment of debt, losses at closed plants, transition and start-up costs, accelerated depreciation on major capital projects and certain plant closures, gain on sale of investment, gain on sale of sawmill, gain on sale of certain closed facilities, Brazil indirect tax claim, multiemployer pension plan liability adjustment due to interest rates and noncontrolling interests.

The Compensation Committee set the fiscal 2021 target consolidated EBITDA goal 3% lower than reported performance on this financial measure in fiscal 2020, reflecting the uncertain impact on our volumes and pricing caused by COVID-19, as well as anticipated raw material cost inflation. In fiscal 2021, we achieved 110.1% of target consolidated EBITDA, resulting in a baseline payment of 147.7% to our NEOs.

Measure	Threshold ($ in millions)	Target ($ in millions)	Maximum ($ in millions)	Actual ($ in millions)

Consolidated EBITDA	2,300	2,725	3,300	2,999

  Safety Modifier Results

For fiscal 2021, we evaluated our safety results based on a range of measures that look back on the year’s performance (50% weighting), such as Occupational Safety and Health Administration recordable incident rate (“RIR”), lost workdays rate (“LWR”) and LCEs, and a range of forward-looking measures (with a 50% weighting), such as number of exposures identified with corrective actions implemented, number of potential LCEs identified and corrective actions implemented, and the completion of training and development. If safety results did not meet predetermined performance objectives, the Compensation Committee had discretion to reduce STI payouts by up to 5% and, if they exceeded the objectives, the Compensation Committee had discretion to increase STI payouts by up to 5%.

In fiscal 2021, our safety outcomes included a 71% improvement in LCEs (from 14 to four), along with a 4% increase in RIR (from 1.52 to 1.58) and a 35% increase in LWR (from 11.86 to 16.00), which result was primarily driven by the impact of COVID-19. Based on the totality of our safety results, the Compensation Committee approved a 3% increase in STI payouts.

  DIE&B Modifier Results

For fiscal 2021, we evaluated DIE&B results based on three measures:

•	Improving Diverse Representation – improving year-over-year gender diversity and people of color representation in the U.S., in each case for executive/management and professional career streams.

•

Acquiring Diverse Talent – targeting 80% of open positions being posted internally and externally, and 85% of open positions incorporating a diverse candidate pool, in each case from December 1, 2020 through September 30, 2021.

•

Developing Diverse Talent – complete DIE&B training for all salaried team members and 50% of hourly team members by September 30, 2021, and complete executive development and management development experience for 35% of senior level and mid-management team members by September 30, 2021.

If DIE&B results did not meet predetermined performance objectives, the Compensation Committee had discretion to reduce STI payouts to our Steering Team members, including our NEOs, by up to 5% and, if they exceeded the objectives, the Compensation Committee had discretion to increase STI payouts by up to 5%.

In fiscal 2021, our overall diversity representation improved year-over-year in all categories. We also made progress on attrition rates and engagement results, and plan to continue focus on these areas in fiscal 2022. Based on the totality of the DIE&B results, the Compensation Committee approved a 2.5% increase in STI payouts.

The fiscal 2021 financial performance goal for all of our NEOs was based on the consolidated EBITDA measure because their positions had a substantial impact on the achievement of that measure. Each NEO’s target bonus amount was set at a percentage of his base salary, with payouts of 50% and 200% of that amount for threshold and maximum performance, respectively, subject to the application of the modifiers. Performance below threshold would result in no payout.

The Compensation Committee sets performance goals at the beginning of each fiscal year, and as needed to account for changes in the Company after considering management s recommendations, the confidential business plan and the budget for that fiscal year. The Compensation Committee sets the required performance goals to achieve a maximum payout for a particular performance goal at ambitious levels that the Compensation Committee believes can only be attained when applicable results are exceptional and justify the higher award payments.

For fiscal 2021, potential bonus payouts under the STI plan were determined by modifying the executive s target bonus amount based on the relative weighting of the performance goals and the level at which they are achieved against the target values. The range of potential payouts were 38% of fiscal year base salary at threshold performance (assuming the greatest possible reduction on the safety and DIE&B modifiers) to 300% of fiscal year base salary at maximum performance for the CEO and 200% of fiscal year base salary at maximum performance for each other NEO (in each case, assuming the greatest possible increase on the safety and DIE&B modifiers).

Fiscal 2021 Payouts

The Compensation Committee is responsible for assessing actual performance relative to the performance goal and, in doing so, determines and certifies the amount of any final bonus payout. For fiscal 2021, the Compensation Committee assessed actual performance relative to the performance goal and the safety and DIE&B objectives and determined and certified the total executive bonus payout in dollars and as a percentage of target at the end of the fiscal year as set forth below.

NEO	Actual 2021 Executive Bonus Payout ($)	Actual 2021 Executive Bonus (% of Target)

David B. Sewell (1)	1,536,391	155.8

Steven C. Voorhees (2)	2,932,858	155.8

Ward H. Dickson (3)	1,183,876	155.8

Jeffrey W. Chalovich (4)	1,038,557	155.8

Patrick E. Lindner	1,176,086	155.8

Robert B. McIntosh	887,127	155.8

Patrick M. Kivits	876,083	155.8

(1)	Mr. Sewell received a pro rated STI award based on his start date of March 15, 2021.
(2)

Mr. Voorhees stepped down as President and CEO for health reasons and went on short-term disability effective March 15, 2021. He was approved for long-term disability benefits and separated from the Company on September 13, 2021 and received a full STI award for fiscal 2021 in accordance with our long-term disability program.

(3)	Mr. Dickson stepped down as Executive Vice President and CFO on November 10, 2021 and retired from the Company on December 2, 2021.
(4)

Mr. Chalovich retired on August 6, 2021. In connection with his retirement, the Compensation Committee determined to prorate Mr. Chalovich’s STI award for fiscal 2021, in consideration for which Mr. Chalovich entered into a two-year non-competition agreement.

Long-Term Incentives (LTI)

LTl awards are designed to allow us to focus attention on the successful execution of our long-term business strategy and providing future returns to our stockholders. We emphasize long-term variable compensation at the senior executive level over short-term variable compensation to reward effective long-term management and attract and retain executives who may positively impact our long-term profitability. For fiscal 2021, LTl awards consisted primarily of:

•

Performance-based restricted stock, representing 75% of the award value, subject to either a cash flow per share measure (50% of total award value) or a relative total shareholder return measure (25% of total award value) and

•	Time-based restricted stock, representing 25% of the award value.

We believe that the combination of performance-based restricted stock with time-based restricted stock creates a strong at-risk LTl portfolio that provides optimal alignment among our stock price performance, management’s long-term execution of our strategic plan and the LTl amounts actually realized by our executives.

Timing

While the Compensation Committee may grant LTl awards at any time, it generally approves awards for executives at its January or February meeting each year, except for awards related to promotions, new hires or acquisitions. Grants approved become effective and are priced as of the date of approval or as of a pre-determined future date.

ln fiscal 2021, the Compensation Committee granted (a) annual LTl awards on February 5, 2021 to our NEOs (other than Mr. Sewell), (b) retention LTl awards on March 1, 2021 to our NEOs (other than Messrs. Voorhees and Sewell) and (c) LTl awards to Mr. Sewell on March 15, 2021 in connection with him commencing employment.

Fiscal 2021 – Annual LTl Awards

The Compensation Committee granted annual LTl awards on February 5, 2021 that consisted of performance-based restricted stock and time-based restricted stock. These awards will vest on February 5, 2024, subject to satisfaction of the applicable time- vesting and/or performance-vesting criteria, and provide for (i) dividend equivalent units to be credited to the recipient prior to vesting, which will be paid to the extent the underlying awards are vested, (ii) early vesting for a qualifying termination following a change in control, (iii) pro rata vesting upon retirement in certain circumstances and (iv) no voting rights prior to vesting.

Performance-Based Restricted Stock. For fiscal 2021, 75% of target LTl compensation value was awarded in the form of performance-based restricted stock to incentivize and retain our executives by offering them the opportunity to receive shares of Common Stock upon achieving pre-determined performance criteria. The performance-based restricted stock awards granted on February 5, 2021 included a service condition and two performance conditions: one based on a specified cash flow per share that will be assessed from January 1, 2021 to December 31, 2023 and another based on a specified relative total shareholder return that will be assessed from February 5, 2021 to February 5, 2024.

For the cash flow per share-based awards, subject to the satisfaction of the applicable service requirement, the actual number of shares that will vest pursuant to the grants will be a percentage of the respective target awards based on our cash flow per share (as defined below) as follows:

Cash Flow Per Share ($)	Percent of Target Award (%)

> 5.60	200

4.60	100

3.60	50

< 3.60	0

* Awards for performance between these goal levels will be interpolated on a linear basis; provided performance in excess of the maximum goal level will not result in vesting in excess of 200% of the target award.

The Compensation Committee set the cash flow per share target for 2021 grants at a level that was 1.1% lower than the target level used for 2020 grants due to the uncertain impact on our volumes and pricing caused by COVlD-19, as well as anticipated raw material cost inflation and higher tax rates.

“Cash flow per share” is calculated as our “cash flow” (as defined below), divided by three, divided by the average of the diluted weighted average shares outstanding during the 12 quarters in the period beginning January 1, 2021 and ending December 31, 2023. “Cash flow” means our “net cash provided by operating activities,” as set forth in our statements of cash flow during the period beginning on January 1, 2021 and ending December 31, 2023, provided that the Compensation Committee may adjust these calculations to exclude the effect of non-recurring items and other items at its discretion; minus the amount of capital expenditures up to $2.84 billion (excluding expenditures for certain key capital projects) and any amount over $2.84 billion in the discretion of the Compensation Committee, as set forth in our statements of cash flow during the period beginning January 1, 2021 and ending December 31, 2023; plus the sum of all cash sources included in the “investing activities” section of our statements of cash flow during the period beginning January 1, 2021 and ending December 31, 2023, but excluding any cash acquired in a merger (provided that the Compensation Committee may limit cash sources to $100 million in any year); plus the after-tax cash impact of any merger, acquisition and divestiture-related restructuring and integration costs, excluding closed plants; plus any payments made in connection with the cash settlement of any opening balance sheet liabilities related to costs of mergers and acquisitions recorded on the books of the acquired or merged entities; plus or minus the cash impact of any changes in accounting treatment that impact cash flow; plus 32.3% (or our actual ownership percentage, if different than 32.3%) of the net income of our joint venture with Grupo Gondi; plus the after-tax impact of any cash payments relating to any multi-employer pension plan, other than normal pension contributions; plus any cash tax consequences arising from the prepayment of the Plum Creek Timber Note Holdings notes receivable or notes payable; plus the after-tax impact of any cash payments for costs or cash receipts involved in litigation cases (arbitration, settlements and other dispute resolution mechanisms) with claims that exceed $5 million in aggregate over the three-year period; and the after-tax impact of the ransomware incident and future incidents, if any with the adjustment including the estimated cash losses including but not limited to lost profits and cash costs and/or payments net of insurance recoveries; provided that the Compensation Committee (a) will reverse the negative impact to cash flow associated with the one-time transition tax incurred under the Tax Cuts and Jobs Act, (b) may approve an amount to subtract from cash flow for the estimated positive effect of an acquisition or investment (such as Grupo Gondi) with total consideration of $200 million or more and (c) will adjust cash flow performance in connection with a significant change in corporate tax laws/rates that materially affects cash flow in the performance period.

For the relative total shareholder return-based awards, subject to the satisfaction of the applicable service requirement, the actual number of shares that will vest pursuant to the grants will be a percentage of the respective target awards based on our relative total shareholder return (as defined below) as follows:

Relative Total Shareholder Return	Percent of Target Award (%)

> 75th percentile	200

50th percentile	100

30th percentile	50

< 30th percentile	0

Awards for performance between these goal levels will be interpolated on a linear basis; provided performance in excess of the maximum goal level will not result in vesting in excess of 200% of the target award. Payouts under this performance measure are capped at target if our total shareholder return is negative over the performance period.

“Total Shareholder Return” is calculated using the average price of our Common Stock for the 20 trading days prior to the start and end of the February 5, 2021 through February 5, 2024 performance period (the 20-day periods ending on February 5, 2021 for the initial period and on February 5, 2024 for the ending period) compared to the common stock price of companies included in the S&P 500 Materials lndex using an identical calculation, provided that, in all cases, dividends paid to stockholders during the performance period will be calculated in the results as a reinvestment on the ex-dividend date closing price.

Time-Based Restricted Stock. For fiscal 2021, 25% of target LTl compensation value was awarded in the form of time-based restricted stock to encourage executive retention. The Compensation Committee approves a dollar value for these awards and the recipient is granted a number of shares of restricted stock equal to that value. The economic value calculated for each award is based on the grant date closing stock price of our Common Stock.

Sign-On Equity Award – Mr. Sewell

ln connection with Mr. Sewell commencing employment with us, on March 15, 2021 the Compensation Committee approved a one-time award of 186,222 shares of time-based restricted stock. This award, which will vest in equal installments on the first, second and third anniversaries of the grant date, was intended to compensate Mr. Sewell for outstanding equity awards granted by his former employer that Mr. Sewell forfeited when he resigned to join us. ln addition, the Compensation Committee approved an award of 167,600 shares of restricted stock (both time-based and performance-based), representing a pro rata portion of the fiscal 2021 annual LTl award based on time served in role. The Compensation Committee determined the value of this award based on its review of competitive market data.

Retention Equity Awards – Certain NEOs

ln connection with our CEO transition, on March 1, 2021 the Compensation Committee approved one-time retention equity awards to Messrs. Dickson, Chalovich, Lindner, Mclntosh and Kivits. These awards, which will vest in equal installments on the first, second and third anniversaries of the grant date, were intended to retain and motivate the award recipients to continue their employment with the Company. Messrs. Chalovich and Dickson forfeited their retention awards when they retired in August 2021 and December 2021, respectively.

Fiscal 2021 LTl Awards

The Compensation Committee made the following LTl grants to our NEOs in fiscal 2021.

NEO	Performance-Based Restricted Stock – Number of Shares at Target (#) (1)	Time-Based Restricted Stock – Number of Shares (#) (1)	Retention Awards (#) (2)

David B. Sewell	125,700	228,122	n/a

Steven C. Voorhees	8,270	2,755	n/a

Ward H. Dickson	34,400	11,465	12,000

Jeffrey W. Chalovich	35,535	11,845	12,000

Patrick E. Lindner	29,575	9,860	12,000

Robert B. Mclntosh	20,415	6,805	7,500

Patrick M. Kivits	16,790	5,595	12,000

(1)	Reflects annual LTl awards made on February 5, 2021, other than awards made to Mr. Sewell in connection with his commencing employment with us, which were made on March 15, 2021.
(2)	Reflects retention LTl awards made on March 1, 2021. Messrs. Chalovich and Dickson forfeited their retention awards when they retired in August 2021 and December 2021, respectively.

Treatment of Prior LTl Awards – Voorhees

Mr. Voorhees was separated from the Company on September 13, 2021 due to disability. Pursuant to the terms of his LTl awards made in 2019, 2020 and 2021, Mr. Voorhees will be entitled to the number of shares that would have otherwise vested had his employment not been terminated by reason of his long-term disability, once such amount has been determined in accordance with the performance measures.

Treatment of Prior LTl Awards – Chalovich

ln connection with Mr. Chalovich’ s retirement in August 2021, the Compensation Committee determined to treat his LTl awards made in 2019, 2020 and 2021 (other than the retention award made in March 2021) as if he were retirement eligible, in consideration for which Mr. Chalovich entered into a two-year non-competition agreement. Accordingly, Mr. Chalovich will be entitled to a pro-rated number of shares that would have otherwise vested had his employment not been terminated by reason of his retirement, once such amount has been determined in accordance with the performance measures. The pro-rated number being calculated by multiplying the target amount (including any applicable performance adjustments) by a fraction, the numerator of which will be the number of completed full months since the beginning of the grant year (for 2019 awards) and the grant month (for 2020 and 2021 awards) and the denominator of which will be 36. Mr. Chalovich forfeited the retention LTl award made in March 2021 when he retired.

Treatment of Prior LTl Awards – Dickson

ln connection with Mr. Dickson’s s retirement in December 2021, the Compensation Committee determined to treat his LTl awards made in 2019 and 2020 as if he were retirement eligible. Accordingly, Mr. Dickson will be entitled to a pro-rated number of shares that would have otherwise vested had his employment not been terminated by reason of his retirement, once such amount has been determined in accordance with the performance measures. The pro-rated number being calculated by multiplying the target amount (including any applicable performance adjustments) by a fraction, the numerator of which will be the number of completed full months since the beginning of the grant year (for 2019 awards) and the grant month (for 2020 awards) and the denominator of which will be 36. Mr. Dickson forfeited his annual 2021 grant and the retention LTl award made in March 2021 when he retired.

2018 Performance-Based Restricted Stock Payout

We utilized cash flow per share and relative total shareholder return performance measures for the performance-based portion of the stock awards we made on February 1, 2018. Pursuant to the terms of the awards, we were required to generate cash flow per share of $6.20 and relative total shareholder returns at the 50th percentile in order to earn target payouts on these performance measures. ln January 2021, the Compensation Committee approved an aggregate payout of 64.7%, reflecting a payout of 89.3% on the cash flow per share measure (we generated $5.80 of cash flow per share during the performance period), a payout of 0% on the relative total shareholder return measure (we generated a total shareholder return of -22.49% (ranking us at the 5th percentile) during the performance period), and 100% on time-based restricted stock awards.

Stock Options

The Compensation Committee has not awarded stock options for several years. When stock options are awarded, they are granted with an exercise price at fair market value, and have a three-year vesting period and a 10-year term.

Restrictive Covenants

ln connection with fiscal 2021 LTl awards, each NEO executed a restrictive covenant agreement that included non-competition and non-solicitation provisions – in each case, these restrictions cover the period of employment and a one-year period from the date of termination. ln connection with his retirement, Mr. Chalovich agreed to a restrictive covenant agreement that included non-competition and non-solicitation provisions that cover a period of two years from his retirement date.

Retirement Benefits

We provide certain retirement benefits to our NEOs in order to provide a fundamental component of compensation and to attract and retain high quality senior executives. See “— Executive Compensation Tables — Retirement Plans” for more information.

Other Benefits

Perquisites are not a significant element of our executive compensation program. We do not reimburse our NEOs for club memberships or provide tax gross-up payments. Certain perquisites are provided that enable our NEOs to perform their responsibilities more efficiently. For example, Mr. Sewell may use and Mr. Voorhees formerly could use our airplanes for business and limited personal use. This perquisite helps keep them more secure, ensures their availability for Company matters and permits them to work on Company business without distractions. We believe that the benefit to us of providing this perquisite outweighs the costs to the Company.

We provide an annual executive physical to certain of our senior executives, including our NEOs. The Compensation Committee offers this benefit in order to promote the health and well-being of our most senior executives and to provide them access to comprehensive and convenient preventative care.

OTHER COMPENSATION PRACTICES AND POLICIES

Consideration of Risk in Compensation Policies

Our compensation plans, policies and practices are designed to implement our compensation philosophy of motivating our executive officers to achieve our business objectives in the short-term and to grow our business to create long-term value for our stockholders. As part of our annual review of our compensation plans, policies and practices, we conduct a risk assessment to ensure that such plans, policies and practices are not encouraging undue risk taking.

Deductibility of Executive Compensation

The Tax Code generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to its covered executive officers. This limitation previously did not apply to compensation that met the Tax Code requirements for “qualifying performance-based” compensation. Historically, we designed our compensation programs to qualify for this performance-based exception. With the passage of the Tax Cuts and Jobs Act of 2017, this exemption was repealed, effective for taxable years beginning after December 31, 2017, such that we expect that compensation paid to our covered executive officers in excess of $1 million will not be deductible in future fiscal years, unless it qualifies for transition relief.

Anti-Hedging/Anti-Pledging Policy

See “Board and Governance Matters – Board Operations – Anti-Hedging/Anti-Pledging Policy.”

Employment Agreements

We do not maintain employment agreements with any of our NEOs, except Mr. Chalovich, who retired on August 6, 2021. Under the terms of the employment agreement with Mr. Chalovich, if we had terminated him without “gross cause”, then he would have been entitled to receive compensation and benefits accrued through the termination date and salary and paid COBRA continuation for one year, as well as a pro-rated bonus. See “—Severance Plans Benefits” for description of severance arrangement for Mr. Sewell.

Severance Plan Benefits

The WestRock Company Executive Severance Plan (the “Severance Plan”) is intended to provide severance pay to eligible executives whose employment is involuntarily terminated by us, other than (i) for “cause” (as defined in the Severance Plan) (ii) termination of employment after qualification to receive long-term disability benefits under a Company plan or (iii) termination of employment after extended absence (greater than 30 days) except in accordance with the terms of any leave policy established by the Company. Subject to certain conditions, an eligible executive may receive severance pay (if he or she incurs an eligible termination) in an amount equal to 12 months of base salary and, in most instances, medical insurance coverage for 12 months. Each NEO may be an eligible executive under the Severance Plan.

ln connection with Mr. Sewell becoming our President and CEO in March 2021, we agreed to an arrangement pursuant to which we agreed to pay him two times the sum of his base salary and annual STl target if we terminate his employment without cause during the first three years of his employment. Beginning on the third anniversary of his start date, Mr. Sewell’s severance eligibility will be determined entirely under the terms of the Severance Plan.

Officer Stock Ownership and Retention Requirements

Certain of our executives, including our NEOs, are expected to meet or exceed specified levels of Common Stock ownership in order to align their interests with those of our stockholders. The Board has established the following ownership guidelines:

Position	Target Ownership

Chief Executive Officer	6 times base salary

Other Designated Executives	3 times base salary

ln determining compliance with these guidelines, stock ownership includes shares owned outright, vested or unvested stock grants, stock unit grants or deferred stock units, and shares held in trust for the benefit of the individual. Executives have five years from the date of their designation to achieve the targeted ownership level. All NEOs are in compliance with the guidelines.

Certain of our executives, including our NEOs, are required to retain 50% of the restricted stock awarded to the individual, net of any shares used to satisfy any related tax liability upon vesting, for a period of two years following the vesting of the restricted stock or until the individual no longer serves as an employee. The retention period does not apply to any shares to the extent the recipient continues to own an amount of Common Stock at least equal to the amount of shares required under the preceding sentence, plus the amount of shares required to be held under our stock ownership guidelines.

Clawback Provisions

The Compensation Committee has adopted clawback provisions that apply to awards made to our NEOs pursuant to our annual executive bonus program and incentive stock plans that allow us to recapture amounts paid or stock granted to NEOs that vests based on financial results that we are required to restate at a future date if the Compensation Committee determines that the restatement is based in whole or in part upon any applicable misconduct by an applicable NEO. These provisions require an applicable NEO to pay us an amount of cash or deliver an amount of shares of Common Stock equal to the benefit received by the NEO because of the misstatement of financial results. These provisions apply to misstatements of financial results that are discovered within 24 months after an applicable stock grant has vested or bonus has been paid. The Compensation Committee may adopt changes to the clawback provisions if the SEC issues final rules and the NYSE adopts related listing standards implementing the provisions of the Dodd-Frank Act related to compensation recovery.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our annual report on Form 10-K for fiscal 2021.

Compensation Committee: Timothy Bernlohr, Chair; Colleen Arnold; Gracia Martore; James Nevels and Bettina Whyte

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised entirely of the five independent directors listed above. No member of the Compensation Committee (a) was, during fiscal 2021, an officer or employee of ours or any of our subsidiaries, (b) was formerly an officer of ours or (c) had any relationship requiring disclosure by us pursuant to ltem 404 of Regulation S-K. ln fiscal 2021, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee.

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The amounts reported in the following table, including base salary, annual and long-term incentive amounts, benefits and perquisites, are described more fully under “Compensation Matters – Compensation Discussion and Analysis”.

Name and Principal Positions	Fiscal Year	Salary ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($) (5)	Total ($)

David B. Sewell	2021	654,545	18,896,377	1,536,391	0	101,773	21,189,086
President and CEO (6)

Steven C. Voorhees (7)	2021	1,162,735	504,187	2,932,858	0	449,017	5,048,797
Former President
and CEO	2020	1,138,562	9,590,724	0	167,783	212,618	11,109,687
	2019	1,233,750	8,207,642	1,556,062	434,897	226,906	11,659,257

Ward H. Dickson (7)	2021	724,063	2,651,548	1,183,876	0	126,902	4,686,389
Former Executive Vice
President	2020	657,520	2,240,074	0	0	90,908	2,988,502
and CFO
	2019	672,500	1,724,233	566,598	0	92,932	3,056,263

Jeffrey W. Chalovich (7)	2021	748,125	2,720,846	1,038,557	0	59,167	4,566,695
Former Chief
Commercial Officer and	2020	696,874	2,383,680	0	0	46,421	3,126,975
President, Corrugated
Packaging	2019	691,250	1,724,233	578,019	0		3,039,234
						45,732

Patrick E. Lindner	2021	720,312	2,357,514	1,176,086	0	103,856	4,357,768
President, Commercial,
lnnovation and	2020	647,291	1,928,348	0	0	104,139	2,679,778
Sustainability

Robert B. McIntosh (6) Executive Vice President, General Counsel and Secretary	2021	640,625	1,591,113	887,127	0	114,581	3,233,446

Patrick M. Kivits (6) President, Consumer Packaging	2021	632,751	1,577,749	876,083	0	135,007	3,221,590

(1)

The salary amounts for fiscal 2021 reflect three months of salary at the calendar year 2020 rate in effect on October 1, 2020 – with a 25% reduction for Mr. Voorhees and a 15% reduction for Messrs. Dickson, Chalovich, Lindner, Mclntosh and Kivits, pursuant to actions we took under the WestRock Company Pandemic Action Plan - and nine months of salary at the calendar year 2021 rate (including changes implemented during fiscal 2021) for each NEO, other than for Mr. Sewell, who began receiving salary on March 15, 2021, and Mr. Chalovich, who retired on August 6, 2021. Mr. Voorhees stepped down as President and CEO for health reasons and went on short-term disability effective March 15, 2021. He was approved for long-term disability benefits and separated from the Company on September 13, 2021.

(2)

SEC regulations require us to disclose the aggregate grant date fair value of the award of stock or options measured in dollars and calculated in accordance with ASC 718. For grants of restricted stock and stock units with a cash flow per share measure or service condition only, as well as other stock awards, the fair value per share is equal to the closing sale price of our Common Stock on the NYSE on the dates of the applicable grants ($43.08 on February 5, 2021, $46.17 on March 1, 2021 and $51.07 on March 15, 2021). For grants of restricted stock and stock units with a relative total shareholder return measure and a service condition, the fair value was determined using a Monte Carlo simulation ($53.69 on February 5, 2021 and $70.80 on March 15, 2021). Certain grants of restricted stock and stock units made on February 5, 2021 and March 15, 2021 contain a performance condition that may be adjusted from 0-200% of target subject to the level of performance attained. SEC regulations require us to disclose the aggregate fair value at the grant date based upon the probable outcome of these conditions. The amounts shown for the stock awards made on February 5, 2021 and March 15, 2021 are calculated at 100% of target, which was the expected probable outcome of the performance condition at the grant date. Assuming maximum performance, the aggregate fair value of these awards would be as follows: Mr. Sewell, $23,176,043, Mr. Voorhees, $741,774; Mr. Dickson, $3,639,588; Mr. Chalovich $3,741,411; Mr. Lindner, $3,206,837; Mr. Mclntosh, $2,177,432; and Mr. Kivits, $2,060,029. We disclose the aggregate amount without reduction for assumed forfeitures (as we do for financial reporting purposes). Amounts for fiscal 2021 include: (i) the value associated with annual LTl awards at target (Mr. Sewell $9,386,019; Mr. Voorhees, $504,187; Mr. Dickson, $2,097,508; Mr. Chalovich, $2,166,806; Mr. Lindner, $1,803,474; Mr. Mclntosh, $1,244,838; and Mr. Kivits, $1,023,709; (ii) in the case of all NEOs other than Messrs. Voorhees and Sewell, the value associated with one-time LTl awards that were made to retain and motivate award recipients (Messrs. Dickson, Kivits, Linder and Chalovich, $554,040; and Mr. Mclntosh, $346,275); and (iii) the value of a one-time LTl award that was intended to compensate Mr. Sewell for outstanding equity awards granted by his former employer that Mr. Sewell forfeited when he resigned to join the Company ($9,510,358). Messrs. Chalovich and Dickson forfeited their retention awards when they retired in August 2021 and December 2021, respectively.
(3)

Amounts shown include payments made to our NEOs under our annual executive bonus program. Awards paid under this program for fiscal 2021 were earned in fiscal 2021 and paid in fiscal 2022. Mr. Chalovich retired on August 6, 2021 and in connection with his retirement, the Compensation Committee determined to prorate Mr. Chalovich’ s STl award for fiscal 2021 in consideration for which Mr. Chalovich entered into a two-year non-competition agreement.

(4)

This column shows the increase from September 30, 2020 to September 30, 2021 in the actuarial present value of accumulated benefits for each NEO who participates or participated in a WestRock sponsored pension plan. Messrs. Voorhees and Mclntosh retain benefits in the WestRock Company Consolidated Pension Plan (the “Pension Plan”) (formerly the RockTenn Pension Plan) and the Rock-Tenn Company Supplemental Executive Retirement Plan (the “SERP”). in fiscal 2021, for Messrs. Voorhees and Mclntosh, the aggregate present value of the accumulated pension benefits decreased year-over-year by $120,367 and $10,535, respectively. These amounts do not include any above-market or preferential earnings on deferred compensation, as we do not provide above-market or preferential earnings on the deferred compensation of our NEOs. The amounts set forth in this column were calculated using the assumptions from the corresponding end-of-year disclosure. Accrued benefits payable for Messrs. Voorhees and Mclntosh were determined as of the end of the fiscal year using compensation data through September 30. The accrued benefits were discounted back to the disclosure date with the discount rate only. The discount rates used as of September 30, 2021 were 2.99% (for the Pension Plan) and 2.27% (for the SERP). The lump sum rate (SERP only) used as of September 30, 2021 was 1.26%. The lump sum mortality table (SERP only) used as of September 30, 2021 was the applicable table under Revenue Ruling 2001-62 (GAR 94). The post-retirement mortality assumptions used as of September 30, 2021 were based on the Society of Actuaries’ Pri-2012 white collar annuitant tables. Future mortality improvements are projected incorporating the Social Security Administration’s data and assumptions, employing the same overall methodology used to develop the Society of Actuaries’ MP-2019 improvement scale. it also reflects the fact that our white collar male and female populations have 107% and 112% higher mortality experience, respectively, than otherwise expected using these assumptions.

(5)	The amounts shown as “all other compensation” include the following perquisites and personal benefits:

ALL OTHER COMPENSATION TABLE FOR FISCAL 2021

	David B. Sewell	Steven C. Voorhees	Ward H. Dickson	Jeffery W. Chalovich	Patrick E. Linder	Robert B. Mclntosh	Patrick M. Kivits

Company Contributions to 401(k) Plan and SERP ($) (A)	101,773	292,800	126,902	59,167	61,910	114,581	52,600

Airplane Usage ($) (B)	0	14,440	0	0	0	0	0

Other ($) (C)	0	141,777	0	0	41,946	0	82,407

Total ($)	101,773	449,017	126,902	59,167	103,856	114,581	135,007

(A)

The WestRock Company 401(k) Retirement Savings Plan (the “401(k) Plan”) provides eligible employees with a matching contribution of 100% of the first 5% of pay they contribute to the plan. in addition, for eligible employees, we contribute 2.5% of their eligible pay at the end of the calendar year. For purposes of the 401(k) Plan, eligible pay is limited by iRS regulation to $290,000 in 2021. We paid the matching contribution in the form of Common Stock, rather than cash, from July 1, 2020 and September 30, 2021. Under the WestRock Deferred Compensation Plan, the executives receive a match of 100% of the first 5% of their contributions in excess of the lRS limit of $290,000 and an additional 2.5% of eligible salary in excess of $290,000. Eligible salary includes salary and non-equity incentive compensation. Certain amounts disclosed in this row are also disclosed in the table below titled “Nonqualified Deferred Compensation Table”.

(B)

in accordance with SEC regulations, we report the use of corporate aircraft by our executive officers as a perquisite or other personal benefit unless it is “integrally and directly related” to the performance of the executive’s duties. SEC rules require us to report this and other perquisites at our aggregate incremental cost. We estimate our aggregate incremental cost to be equal to our average incremental operating costs, which includes items such as fuel; maintenance; landing fees; trip-related permits; trip-related hangar costs; trip-related meals and supplies; crew expenses during layovers; and any other expenses incurred or accrued based on the number of hours flown. We use this method because we believe, on average, it fairly approximates our incremental cost and because it ensures that some “cost” is allocated to each passenger on each trip.

(C)

For Mr. Voorhees, reflects a payment for unused vacation. For Mr. Lindner and Mr. Kivits, reflects reimbursements in connection with relocation at our request. Of the total for Mr. Lindner and Mr. Kivits, $17,793 and $40,090, respectively, relates to the reimbursement of taxes incurred in connection with relocation.

(6)	Compensation information for Messrs. Sewell, Mclntosh and Kivits is provided for fiscal 2021 only because they were not NEOs in fiscal 2020 or fiscal 2019.

(7)

Mr. Voorhees stepped down as President and CEO for health reasons and went on short-term disability effective March 15, 2021. He was approved for long-term disability benefits and separated from the Company on September 13, 2021. Mr. Chalovich retired on August 6, 2021. Mr. Dickson stepped down as Executive Vice President and CFO on November 10, 2021 and retired from the Company on December 2, 2021.

GRANTS OF PLAN-BASED AWARDS

The following table provides information as to the grants of plan-based awards to each NEO during fiscal 2021. This includes annual performance bonus awards under our annual executive bonus program – see “— Compensation Discussion and Analysis — Compensation Elements — Annual Performance Bonus (STI)” – and LTI awards - see “— Compensation Discussion and Analysis — Compensation Elements - Long-Term Incentives (LTI).”

								All Other
		Estimated Future Payouts Under			Estimated Future Payouts Under			Stock
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards (2)			Awards:
								Number of
								Shares of	Grant Date
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)	Fair Value of Stock-Based Awards ($)

David B. Sewell		900,000	1,800,000	3,600,000

	3/15/2021							228,122	11,650,191

	3/15/2021				62,850	125,700	251,400	0	7,246,186

Steven C. Voorhees		987,375	1,974,750	3,949,500

	2/5/2021							2,755	118,685

	2/5/2021				4,135	8,270	16,540	0	385,502

Ward H. Dickson (3)		380,000	760,000	1,520,000

	2/5/2021							11,465	493,912

	2/5/2021				17,200	34,400	68,800	0	1,603,596

	3/1/2021							12,000	554,040

Jeffrey W. Chalovich(3)		392,500	785,000	1,570,000

	2/5/2021							11,845	510,283

	2/5/2021				17,768	35,535	71,070	0	1,656,523

	3/1/2021							12,000	554,040

Patrick E. Lindner		377,500	755,000	1,510,000

	2/5/2021							9,860	424,769

	2/5/2021				14,788	29,575	59,150	0	1,378,705

	3/1/2021							12,000	554,040

Robert B. McIntosh		284,750	569,500	1,139,000

	2/5/2021							6,805	293,159

	2/5/2021				10,208	20,415	40,830	0	951,679

	3/1/2021							7,500	346,275

Patrick M. Kivits		281,205	562,410	1,124,820

	2/5/2021							5,595	241,033

	2/5/2021				8,395	16,790	33,580	0	782,676

	3/1/2021							12,000	554,040

(1)

These columns represent the threshold, target and maximum bonus other than Mr. Sewell on February 5, 2021, to all NEOs other than Messrs. Sewell and Voorhees on March 1, 2021 and to Mr. Sewell on March 15, 2021. All such grants vest as described under “Compensation Matters — Compensation Annual Performance Bonus (STI).” Mr. Sewell’s bonus opportunity was prorated for fiscal 2021 based on his start date of March 15, 2021. Mr. Chalovich retired on August 6, 2021 and in connection with his retirement, the Compensation Committee determined to prorate Mr. Chalovich’s STI award for fiscal 2021 in consideration for which Mr. Chalovich entered into a two-year non-competition agreement.

(2)

These columns represent restricted stock grants made to all NEOs other than Mr. Sewell on February 5, 2021, to all NEOs other than Messrs. Sewell and Voorhees on March 1, 2021 and to Mr. Sewell on March 15, 2021. All such grants vest as described under “Compensation Matters — Compensation Discussion and Analysis — Compensation Elements — Long-Term Incentives (LTI).”

(3)	Messrs. Chalovich and Dickson forfeited the retention awards that were granted on March 1, 2021 when they retired in August 2021 and December 2021, respectively.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes stock-based compensation awards outstanding as of September 30, 2021 and provides information concerning unexercised options, other stock-based awards that have not vested and equity incentive plan awards for each NEO outstanding as of the end of fiscal 2021. Each outstanding award is represented by a separate row that indicates the number of securities underlying the award, including awards that have been transferred other than for value (if any). For option awards, the table discloses the exercise price and the expiration date. For stock awards, the table provides the total number of shares of stock that have not vested and the aggregate market value of shares of stock that have not vested. We computed the market value of stock awards by multiplying the closing sale price of our Common Stock at the end of fiscal 2021 by the number of shares of stock or the amount of equity incentive plan awards, respectively. Option exercise prices have been adjusted for the separation of our specialty chemicals business in 2016.

		Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#) (1)	Market Value of Shares of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($) (2)

David B. Sewell	0	0	0

						230,158	11,468,773	126,822	6,319,540

Steven C. Voorhees	20,781	0	0	35.64	9/12/2022

	47,833	0	0	45.32	9/12/2022

	7,210	0	0	57.97	9/12/2022

	65,088	0	0	56.05	9/12/2022

						99,181	4,942,189	348,368	17,359,177

Ward H. Dickson	10,480	0	0	45.32	1/31/2024

	1,514	0	0	57.97	1/30/2025

	11,874	0	0	56.05	1/30/2025

	36,922	0	0	29.80	2/2/2026

						45,022	2,243,446	107,932	5,378,252

Jeffrey W. Chalovich (4)	1,059	0	0	57.97	11/6/2021

	7,104	0	0	56.05	11/6/2021

						16,349	814,671	56,947	2,837,669

Patrick E. Lindner
	0	0	0

						38,639	1,925,381	85,738	4,272,325

Robert B. Mclntosh	8,554	0	0	35.64	1/25/2023

	6,695	0	0	45.32	1/31/2024

	979	0	0	57.97	1/30/2025

	6,449	0	0	56.05	1/30/2025

	19,818	0	0	29.80	2/2/2026

						26,638	1,327,372	61,878	3,083,381

Patrick M. Kivits	0	0	0

						24,811	1,236,332	24,049	1,198,362

(1)

The numbers of shares reported in this column are in respect of awards that are not subject to performance conditions. The vesting dates of unvested stock grants and stock units are as follows: Mr. Sewell —62,628 on March 15, 2022, 62,628 on March 15, 2023 and 104,902 on March 15, 2024; Mr. Voorhees — 99,181 on March 12, 2022; Mr. Dickson — 9,168 on January 31, 2022, 4,036 on March 1, 2022, 12,128 on February 3, 2023, 4,036 on March 1, 2023, 11,619 on February 5, 2024 and 4,035 on March 1, 2024; Mr. Chalovich — 16,349 on February 6, 2022; Mr. Lindner — 6,138 on January 31, 2022, 4,036 on March 1, 2022, 10,402 on February 3, 2023, 4,036 on March 1, 2023, 9,992 on February 5, 2024 and 4,035 on March 1, 2024; Mr. McIntosh — 4,650 on January 31, 2022, 2,522 on March 1, 2022, 7,526 on February 3, 2023, 2,522 on March 1, 2023, 6,896 on February 5, 2024 and 2,522 on March 1, 2024; and Mr. Kivits — 4,036 on March 1, 2022, 7,034 on February 3, 2023, 4,036 on March 1, 2023, 5,670 on February 5, 2024 and 4,035 on March 1, 2024. Certain grants are credited with dividend equivalent units subject to the same vesting terms as the underlying awards, which are included in the number of shares disclosed as earned.

(2)	Based on the closing sale price of $49.83 for our Common Stock on September 30, 2021, the last trading date of our fiscal year, as reported on the NYSE.

(3)

The numbers of shares reported for the restricted stock and stock unit grants made on March 15, 2021, February 5, 2021, March 30, 2020, February 3, 2020, and January 31, 2019 are based upon us achieving the applicable target market or target performance conditions. In the event that the applicable market or performance conditions are met at target, the vesting dates of unearned and unvested stock grants and stock units are as follows: Mr. Sewell — 126,822 on February 5, 2024, Mr. Voorhees — 174,614 on January 31, 2022 and 165,373 on February 3, 2023 and 8,381 on February 5, 2024; Mr. Dickson — 36,683 on January 31, 2022, 36,387 on February 3, 2023 and 34,862 on February 5, 2024; Mr. Chalovich — 31,589 on January 31, 2022, 19,355 on February 3, 2023 and 6,003 on February 5, 2024; Mr. Lindner — 24,559 on January 31, 2022, 31,207 on February 3, 2023 and 29,972 on February 5, 2024; Mr. McIntosh — 18,610 on January 31, 2022, 22,579 on February 3, 2023 and 20,689 on February 5, 2024; and Mr. Kivits — 7,034 on February 3, 2023 and 17,015 on February 5, 2024. Certain grants are entitled to receive dividend equivalent units during the vesting period, which are included in the number of shares of Common Stock disclosed as earned. The performance conditions for the restricted stock grants and stock units made in fiscal 2021 are described under “Compensation Matters — Compensation Discussion and Analysis — Compensation Elements — Long-Term Incentives (LTI).”

(4)	Reflects a pro-rated amount of shares that Mr. Chalovich became entitled to pursuant to the terms of the respective stock grant awards when he resigned effective August 6, 2021.

VALUE REALIZED FROM STOCK OPTIONS AND STOCK APPRECIATION AWARDS

The following table provides information concerning exercises of stock options and vesting of stock, including restricted stock, during fiscal 2021 for each NEO on an aggregated basis. in some cases, this includes the vesting of performance stock, which vested in the most recently completed fiscal year, but which was earned in previous years. The table reports the number of securities for which the options were exercised; the aggregate dollar value realized upon exercise of options; the number of shares of stock that have vested; and the aggregate dollar value realized upon vesting of stock.

Option Exercises and Stock Vested Table for Fiscal 2021

	Option Awards			Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1) (2)	Value Realized on Vesting ($)

David B. Sewell	0	0	0	0

Steven C. Voorhees	239,514	6,138,348	87,375	3,642,615

			39,858(3)	1,511,415

Ward H. Dickson	0	0	15,940	660,081

			14,625(3)	554,580

Jeffrey W. Chalovich	37,722	681,306	13,619	563,973

			15,558(3)	589,959

Patrick E. Lindner	0	0	14,521(3)	550,636

Robert B. Mclntosh	18,083	340,985	25,588	1,059,600

			11,461(3)	434,601

Patrick M. Kivits	0	0	7,353(3)	278,826

(1)	Includes dividend equivalent units received during the vesting period.

(2)	Calculated based on the closing sale price of the Common Stock on the vesting date.

(3)

Reflects shares acquired pursuant to our fiscal 2020 STI program. As disclosed in our proxy statement filed with the SEC on December 14, 2021, as part of the WestRock Company Pandemic Action Plan, the Compensation Committee determined to pay fiscal 2020 STI in the form of Common Stock. The awards vested in fiscal 2021.

EQUITY COMPENSATION PLAN INFORMATION

The table below shows information with respect to all of our equity compensation plans as of September 30, 2021:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a) (#) (c)

Equity compensation plans approved by security holders:

2020 Incentive Stock Plan(1)	0	0	3,085,623

2016 Incentive Stock Plan	318,965	29.82	1,470,661

2004 Incentive Stock Plan (2)	426,547	48.29	3,153,873

2005 Performance Incentive Plan (2)	951,891	39.84	9,088,117

2016 Employee Stock Purchase Plan	0	0	1,303,486

(1)	Our stockholders are being asked to approve an amendment to this plan. See “Item 3: Approval of the Amendment to the WestRock Company 2020 Incentive Stock Plan”
(2)	We will not make additional grants of awards under this plan.

RETIREMENT PLANS

In addition to the annual and long-term components of our executive compensation program, each NEO participates in Company-sponsored U.S.-based retirement plans. We primarily provide current retirement benefits to our NEOs through the 401(k) Plan and the WestRock Company Deferred Compensation Plan. In addition, Messrs. Voorhees and McIntosh each has an accrued benefit under each of the Pension Plan and the SERP – benefits under these plans have been frozen since December 31, 2015. No employee’s compensation for purposes of the Pension Plan or the 401(k) Plan includes amounts in excess of the Tax Code’s compensation limit, which is adjusted periodically for inflation. The limit was $285,000 for 2020 and $290,000 for 2021.

The following table includes information about each of our retirement plans and indicates which NEOs participate in the plans.

Plan Name	Plan Type	Description	Who Participates

WestRock Company 401(k) Retirement Savings Plan	Savings	This qualified plan provides a matching contribution of 100% of the first 5% of an employee’s deferred compensation. Following calendar year end, we contribute 2.5% of the participant’s calendar year compensation, subject to certain restrictions.	All salaried employees may participate in this plan. In fiscal 2021, all NEOs participated in this plan.

WestRock Company Deferred Compensation Plan	Savings	This non-qualified, unfunded plan allows employees to make elective deferrals or additional deferrals of base salary and bonus compensation above the qualified plan limit. We provide a matching contribution of 100% of the first 5% of the participant’s deferred compensation. Following calendar year end, we contribute 2.5% of the participant’s calendar year compensation in excess of the qualified compensation limits, subject to certain restrictions.	Certain highly compensated employees, as determined by us, may participate in this plan. All NEOs, other than Messrs. Chalovich, Lindner and Kivits have elected to make deferrals into this plan.
WestRock Company Consolidated Pension Plan (the “Pension Plan”)	Pension	This is a qualified pension plan that provides a level of benefits based on the company of origin and may be accrued as a percentage of base salary or a cash bonus arrangement.	Accruals under the plan have been frozen for most employees. Messrs. Voorhees and McIntosh are the only NEOs with an accrual under this plan.

Supplemental Executive Retirement Plan (the “SERP”)	Pension	This legacy RockTenn plan provides unfunded supplemental retirement benefits that are paid in a lump sum to participants whose employment with us is terminated. The Compensation Committee historically determined which employees could participate in the plan, as well as the benefit level for participants.	A limited number of legacy RockTenn executives were eligible to participate in this plan. Messrs. Voorhees and McIntosh are the only NEOs with an accrual under this plan.

The following table illustrates the actuarial present value as of September 30, 2021 of benefits accumulated by the NEOs under the Pension Plan, the SERP and the Executive Retirement Plan using the methodology required by the SEC pursuant to ASC 715 at the earliest unreduced retirement age under the plan.

Pension Benefits Table for Fiscal 2021

Name	Plan Name		Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($) (2)

David B. Sewell		—	—	—	—

Steven C. Voorhees		Pension Plan	15.25	711,132	0

		SERP	15.25	1,796,798	0

Ward H. Dickson		—	—	—	—

Jeffrey W. Chalovich		—	—	—	—

Patrick E. Lindner		—	—	—	—

Robert B. Mclntosh		Pension Plan	20.25	770,100	0

		SERP	20.25	723,331	0

Patrick M. Kivits (2)		—	—	—	—
(1)

The amounts set forth in this table were calculated using the assumptions from the corresponding end-of-year disclosure. Accrued benefits payable for Messrs. Voorhees and Mclntosh were determined as of the end of the fiscal year using compensation data through September 30 and include bonuses for fiscal 2021 paid after the fiscal year end. The accrued benefits were discounted back to the disclosure date with the discount rate only. The discount rates used as of September 30, 2021 were 2.99% (for the Pension Plan) and 2.27% (for the SERP). The lump sum rate (SERP only) used as of September 30, 2021 was 1.26%. The post-retirement mortality assumptions used as of September 30, 2021 were based on the Society of Actuaries’ Pri-2012 white collar annuitant tables. Future mortality improvements are projected incorporating the Social Security Administration’s data and assumptions, employing the same overall methodology used to develop the Society of Actuaries’ MP-2019 improvement scale. it also reflects the fact that our white collar male and female populations have 107% and 112% higher mortality experience, respectively, than otherwise expected using these assumptions. For Messrs. Voorhees and Mclntosh, the aggregate present value of the accumulated benefits decreased year-over-year by $120,367 and $10,535, respectively.

(2)	Messrs. Sewell, Dickson, Chalovich, Lindner and Kivits do not participate in the Pension Plan or the SERP.

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information with respect to each nonqualified deferred compensation plan that is a defined contribution plan, also called an individual account plan. The amounts shown include compensation earned and deferred in prior years, and earnings on, or distributions of, such amounts.

The column “Executive Contributions in Last Fiscal Year” indicates the aggregate amount contributed to such plans by each NEO during fiscal 2021 considering contributions made in fiscal 2022 with respect to fiscal 2021.

The column “Registrant Contributions in Last Fiscal Year” indicates our aggregate contributions on behalf of each NEO during fiscal 2021 considering contributions made in fiscal 2022 with respect to fiscal 2021. We also make matching contributions or profit-sharing contributions to our qualified 401(k) plans, but those plans are tax qualified and, therefore, we do not include our contributions to them in this table. We include our matches to all defined contribution plans in the table titled “All Other Compensation Table for Fiscal 2021” included in footnote 5 of the table titled “Summary Compensation Table” above.

The column “Aggregate Earnings in Last Fiscal Year” indicates the total dollar amount of interest or other earnings accrued during fiscal 2021, including interest and dividends paid at market rates. We pay such amounts to compensate the executive for the deferral, and we do not consider the payment of interest and other earnings at market rates to be compensation.

The column “Aggregate Balance at Last Fiscal Year-End” reports the total balance of the executive’s account as of September 30, 2021 considering contributions made with respect to fiscal 2021.

Nonqualified Deferred Compensation Table for Fiscal 2021

Name	Executive Contributions in Last Fiscal Year ($) (1)(2)	Registrant Contributions in Last Fiscal Year ($) (2)(3)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

David B. Sewell	32,500	80,023	(32)	0	112,491

Steven C. Voorhees	172,366	271,050	605,521	0	4,906,851

Ward H. Dickson	72,406	105,152	567,537	(40,094)	2,627,823

Jeffrey W. Chalovich	0	37,417	93,108	0	555,808

Patrick E. Lindner	0	40,160	4,843	0	78,842

Robert B. Mclntosh	166,588	92,831	590,208	0	2,701,420

Patrick M. Kivits	0	26,850	0	0	26,850

(1)	For fiscal 2021, each NEO was able to defer up to 75% of his salary, and separately, defer up to 75% of his bonus.
(2)	These amounts represent contributions earned in respect of fiscal 2021 by the applicable NEO.
(3)

Effective January 1, 2016, we began matching an amount equal to 100% of the first 5% of the executive s contribution. All of the NEOs receive an additional employer contribution of 2.5% of pay in excess of IRC limits.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement that provides for payments to a NEO at, following or in connection with a termination of employment, including by resignation, retirement, disability or a constructive termination, or our change in control or a reduction in the NEO’s responsibilities. However, in accordance with SEC regulations, we do not report any amount to be provided to a NEO under any arrangement which does not discriminate in scope, terms, or operation in favor of our NEOs and which is available generally to all salaried employees.

Severance

See “—Compensation Discussion and Analysis — Other Compensation Practices and Policies – Severance Plan Benefits” for information related to potential severance payments applicable to Mr. Sewell.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL FOR FISCAL 2021

Name	Benefit	Before change in Control, Termination w/o cause ($) (1)	After Change in Control, Termination w/o Cause($)	Termination With Cause/ Resignation w/o Good Reason ($)	Death or Disability ($)	Change in Control ($)

David B. Sewell	Severance	6,000,000	6,000,000	0	0	0

	Accelerated Vesting of Restricted Stock (2)	0	17,788,334	0	17,788,334	0

	Total value:	6,000,000	23,788,334	0	17,788,334	0

Ward H. Dickson (3)	Severance	760,000	760,000	0	0	0

	Accelerated Vesting of Restricted Stock (2)	0	7,622,037	0	7,622,037	0

	Total value:	760,000	8,382,037	0	7,622,037	0

Patrick E. Lindner	Severance	755,000	755,000	0	0	0

	Accelerated Vesting of Restricted Stock (2)	0	6,198,012	0	6,198,012	0

	Total value:	755,000	6,953,012	0	6,198,012	0

Name	Benefit	Before Change in Control, Termination w/o Cause ($) (1)	After Change in Control, Termination w/o Cause ($)	Termination With Cause/ Resignation w/o Good Reason ($)	Death or Disability ($)	Change in Control ($)

Robert B. McIntosh	Severance	670,000	670,000	0	0	0

	Accelerated Vesting of Restricted Stock (2)	2,285,290	4,411,120	0	4,411,120	0

	SERP (4)	731,123	731,123	731,123	731,123	731,123

	Total value:	3,686,413	5,812,243	731,123	5,142,243	731,123

Patrick M. Kivits	Severance	660,000	660,000	0	0	0

	Accelerated Vesting of Restricted Stock (2)	0	2,434,814	0	2,434,814	0

	Total value:	660,000	3,094,814	0	2,434,814	0

(1)

Assumes that a change in control had occurred as of September 30, 2021. Messrs. Voorhees and Chalovich are excluded from the table because they were not employed by us on September 30, 2021. Mr. Sewell is eligible to receive severance equal to two times the sum of his base salary and annual STI target if his employment is terminated without cause during his first three years of employment. Severance amounts for all other NEOs listed above assumes an eligible termination under our Severance Plan.

(2)

The calculation of the value of accelerated vesting of restricted stock is based on $49.83, reflecting the closing price of our Common Stock on the NYSE on September 30, 2021, the last trading day of our fiscal year, for all of our NEOs multiplied by the number of shares that would have vested on September 30, 2021 for each NEO upon the occurrence of the specified events. Upon a qualifying termination following a change in control, the restricted stock awards granted to the NEOs in fiscal 2021 will vest as described in the section titled “— Compensation Discussion and Analysis — Compensation Elements — Long- Term Incentives (LTI).

(3)	Mr. Dickson stepped down as Executive Vice President and CFO on November 10, 2021 and retired from the Company on December 2, 2021.
(4)

The SERP benefit represents the potential payments from the SERP as of the end of fiscal 2021. These benefit payments were based on the accrued benefits at September 30, 2021 and were converted to lump sum amounts using a rate of 1.26%. Messrs. Voorhees and McIntosh are the only NEOs who are eligible for the SERP; however, Mr. Voorhees was not employed by us on September 30, 2021.

Steven C. Voorhees Separation

Mr. Voorhees stepped down as our President and CEO for health reasons and went on short-term disability effective March 15, 2021. He was approved for long-term disability benefits and separated from the Company on September 13, 2021. All benefits Mr. Voorhees received under the short-term disability plan and the long-term disability plan were on the same terms and conditions as other WestRock employees that participate in the plans.

Jeffrey W. Chalovich Retirement

Mr. Chalovich retired from the Company on August 6, 2021. In connection with such retirement, the Compensation Committee determined to (i) pro-rate Mr. Chalovich’s fiscal 2021 STI award, for which he received $1,038,557, (ii) treat Mr. Chalovich’s LTI awards made in 2019, 2020 and 2021 (other than the retention award made in March 2021) as if he were retirement eligible, thus entitling him to receive a pro-rated number of shares that would have otherwise vested had his employment not been terminated by reason of his retirement, and (iii) provide Mr. Chalovich with one year of severance through August 6, 2022, with medical, dental and vision benefits continuing at the active employee cost. In consideration thereof, Mr. Chalovich entered into a two-year non-competition agreement with the Company.

CEO PAY RATIO

Fiscal Year	Median Employee Compensation ($)	CEO Compensation ($)		Ratio

2020	58,187	11,109,687	(1)	190

2021	63,560	21,189,086	(2)	333

	63,560	11,678,728	(3)	184

(1)	As reported in the Summary Compensation Table of the proxy statement for the 2021 annual meeting of stockholders.
(2)	As reported in the Summary Compensation Table of this Proxy Statement.
(3)

Excludes a one-time award of 186,222 shares of time-based restricted stock that was intended to compensate Mr. Sewell for outstanding equity awards granted by his former employer that Mr. Sewell forfeited when he resigned to join our company.

Consistent with Item 402(u) of Regulation S-K, we may identify our median employee for purposes of providing pay ratio disclosure once every three years, and calculate and disclose total compensation for that employee each year, provided that, during the last completed fiscal year, there has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to the pay ratio disclosure. We have reviewed changes in our employee population and employee compensatory arrangements and determined that there have been no changes in our employee population or employee compensatory arrangements that would significantly impact the pay ratio disclosure and require us to identify a new median employee for 2021.

For 2019, we identified our total employee population at August 31, 2019 and excluded the CEO, employees who joined us from acquisitions during the year(1) and all employees from certain countries representing in aggregate less than 5% of our employee base(2), to arrive at the median employee consideration pool. We used the consistently applied compensation measure of gross earnings, which we measured from September 1, 2018 to August 31, 2019. Foreign exchange rates were translated to the U.S. dollar equivalent based on rates as of August 31, 2019. Our median employee is located in the U.S.

(1)	176 employees from Schloter Print Pharma Packaging, 51 from Linkx Packaging Systems and 45 from UBS Printing Group, Inc.

(2)

Ireland (474), Belgium (387), Czech Republic (323), Australia (273), Netherlands (153), Spain (146), Dominican Republic (141), Japan (60), Chile (59), Argentina (51), Austria (33), Hong Kong (19), South Korea (17), Thailand (11), Switzerland (5), Taiwan (5), Italy (4), Malaysia (4), Singapore (4), New Zealand (3) and Hungary, Luxembourg and South Africa (1 each), for a total of 2,175 employees. As of August 31, 2019, using the methodology required by SEC rules, we had approximately 36,500 U.S. employees and approximately 14,800 employees in other countries, for a total of approximately 51,300 employees globally factored into the sample before the country exclusions.

The pay ratio disclosure presented above is a reasonable estimate. Because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, our CEO pay ratio disclosure may not be comparable to the pay ratio reported by other companies.

AUDIT MATTERS

ITEM 4. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP

What am I voting on? The Board is asking our stockholders to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2022

Voting Recommendation: FOR the ratification of our independent registered public accounting firm

Vote Required: An affirmative vote requires the majority of shares present in person or represented by proxy and entitled to vote

Broker Discretionary Voting Allowed: Yes. Organizations holding shares of beneficial owners may vote in their discretion

Abstentions: Vote against

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of five independent directors. The Board has determined that all Audit Committee members are “financially literate” within the meaning of the NYSE Standards and that each of Ms. Martore and Messrs. Crews and Bernlohr qualifies as an “audit committee financial expert” within the meaning of SEC regulations.

The Audit Committee met eight times during fiscal 2021. These meetings included executive sessions at least quarterly with our independent registered public accounting firm, our internal auditor and management. During fiscal 2021, the Audit Committee was updated no less than quarterly on management’s process to assess the adequacy of our system of internal control over financial reporting, the framework used to make the assessment and management’s conclusions on the effectiveness of our internal control over financial reporting.

The Audit Committee is responsible for appointing, compensating, retaining and overseeing our independent auditor. The Audit Committee evaluates the independence, qualifications and performance of our independent auditor each year, and determines whether to re-engage the current independent auditor. ln doing so, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the auditor and its capabilities, technical expertise and knowledge of our operations. Based on this evaluation, the Audit Committee has retained Ernst & Young LLP (“EY”) as our independent auditor for fiscal 2022 and the Board is recommending that our stockholders ratify this appointment.

EY has served as the Company’s or its predecessor’s independent auditors since at least 1975, but is unable to determine the specific year during which it was originally engaged. We believe that EY’s global capabilities, technical expertise, significant institutional knowledge of our business, quality, candor of communications with the Audit Committee and management, and independence enhance audit quality. The Audit Committee oversees our financial reporting process on behalf of the Board. Management has primary responsibility for establishing and maintaining adequate internal financial controls over financial reporting, for preparing our financial statements and for the public reporting process. EY, our independent registered public accounting firm for fiscal 2021, is responsible for expressing opinions that (a) our consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows in conformity with generally accepted accounting principles and (b) we maintained, in all material respects, effective internal control over financial reporting as of September 30, 2021.

ln this context, the Audit Committee has

•	reviewed and discussed the audited consolidated financial statements for the year ended September 30, 2021 with management

•

discussed with the independent auditor those matters required to be discussed by auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC

•

received the written disclosures and the letter from the independent auditor as required by applicable requirements of the PCAOB regarding the independent auditor’s communication with the Audit Committee concerning independence and has discussed with the independent auditor its independence.

Based on the reviews and discussion described in this report, the Audit Committee recommended to the Board (and the Board approved) that the audited consolidated financial statements be included in the annual report on Form 10-K for the fiscal year ended September 30, 2021 for filing with the SEC.

Audit Committee: Gracia Martore, Chair; Timothy Bernlohr; Terrell Crews; Russell Currey; Suzan Harrison

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents (in thousands of dollars) the aggregate fees billed for (in the case of audit fees) and the aggregate fees billed in (in the case of audit-related fees, tax fees and all other fees) each of the last two fiscal years for professional services rendered by our independent registered public accounting firm, EY, and its affiliates.

	2021 ($) (4)	2020 ($) (4)

Audit fees (1)	13,528	13,596

Audit-related fees (2)	320	418

Tax fees (3)	3,570	4,694

All other fees	–	–

Total fees paid to auditor	17,418	18,708

(1)

Audit fees consist primarily of fees related to professional services rendered for the audit of our annual financial statements included in our Form 10-K and the review of interim financial statements included in our quarterly reports on Form 10-Q, accounting consultations to the extent necessary for EY to fulfill its responsibility under generally accepted auditing standards, as well as services in connection with other statutory and regulatory filings.

(2)

Audit-related fees consist of fees related to professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of our annual financial statements that are not included in the amounts disclosed as audit fees.

(3)	Tax fees consist primarily of fees related to professional services rendered for tax compliance, tax advice and transfer pricing services.

(4)	All such audit fees, audit-related fees and tax fees were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has established a policy requiring pre-approval of audit and permissible audit-related and non-audit services to be provided by the independent registered public accounting firm. The following services have been pre-approved:

•	work associated with registered or unregistered securities offerings;

•	statutory audits, employee benefit plan audits or other financial audit work required for non-U.S. subsidiaries that is not required for the audit under the Exchange Act;

•	attest services;

•	advice and consultation as to proposed or newly adopted accounting and auditing standards and interpretations, and as to financial accounting and disclosure requirements imposed by the SEC, FASB and other regulatory agencies and professional standard setting bodies;

•	assistance and consultation as to questions from us, including comments or inquiries made by the SEC or other regulatory bodies;
•	access to the independent auditor’s internet-based accounting and reporting resources, if any;

•	assistance with understanding our internal control review and reporting obligations;

•	review of information systems security and controls;

•	preparation and/or review of tax returns and related tax services;

•	due diligence for potential acquisitions and disposals;
•	assistance with understanding industry trends, leading practices, thought leadership, consumer behaviors and disruptive technologies;

•	international tax planning; and

•	general federal, state and international tax planning and advice.

All other audit, audit-related and non-audit services must be specifically pre-approved by the Audit Committee or its Chair. Engagements for our annual audit and quarterly reviews required under the Exchange Act are pre-approved annually, and the nature and dollar value of these services are periodically reviewed with the Audit Committee.

The independent registered public accounting firm and management report to the Audit Committee periodically regarding the services rendered by, and actual fees paid to, the independent registered public accounting firm to ensure that the services are within the limits approved by the Audit Committee.

OTHER INFORMATION

One or more representatives of EY will be present at the 2022 Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

OTHER IMPORTANT INFORMATION

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table lists information, as of December 7, 2021, about the number of shares of Common Stock beneficially owned by (i) each NEO, (ii) each director and director nominee, (iii) directors and executive officers as a group and (iv) any person known to us to be the beneficial owner of more than 5% of our Common Stock. Unless otherwise noted, voting power and investment power in Common Stock are exercisable solely by the named person.

Name of Beneficial Owner	Total Number of Shares of Common Stock Beneficially Owned (#) (1)		Percent of Outstanding Common Stock (%) (2)

David B. Sewell	0			*

Steven C. Voorhees	783,811	(3)		*

Ward H. Dickson	191,542	(4)		*

Jeffrey W. Chalovich	104,563	(5)		*

Patrick E. Lindner	11,282			*

Robert B. Mclntosh	190,244	(6)		*

Patrick M. Kivits	427

Colleen F. Arnold	13,040	(7)		*

Timothy J. Bernlohr	37,295			*

J. Powell Brown	54,600	(8)		*

Terrell K. Crews	37,152	(9)		*

Russell M. Currey	649,177	(10)		*

Suzan F. Harrison	8,038			*

John A. Luke, Jr	1,317,504	(11)		*

Gracia C. Martore	35,278	(12)		*

James E. Nevels	21,249	(13)		*

Bettina M. Whyte	61,213	(14)		*

Alan D. Wilson	37,084	(15)		*

All directors, director nominees and executive officers as a group (21 persons including Alexander Pease, Peter C. Durette, John L. O’Neal, Thomas M. Stigers, Julia A. McConnell and Vicki L. Lostetter, but not including Messrs. Voorhees, Dickson and Chalovich)	2,706,707	(16)		1.0%

The Vanguard Group – 23-1945930, 100 Vanguard Blvd., Malvern, PA 19355	29,036,857	(17)		11.0%

T. Rowe Price Associates, Inc., 100 E. Pratt Street, Baltimore, MD 21202	28,547,774	(18)		10.9%

BlackRock Inc., 55 East 52nd Street, New York, NY 10055	22,858,307	(19)		8.7%

* Less than 1%.

(1)

Under SEC rules, a person “beneficially owns” securities if that person has or shares the power to vote or dispose of the securities. The person also “beneficially owns” securities that the person has the right to acquire within 60 days. Under these rules, more than one person may be deemed to beneficially own the same securities, and a person may be deemed to beneficially own securities in which he or she has no financial interest. Except as shown in the footnotes to the table, the stockholders named below have the sole power to vote or dispose of the shares shown as beneficially owned by them. See “Compensation Matters – Executive Compensation Tables – Outstanding Equity Awards at Fiscal Year-End” for more information concerning outstanding equity awards to our NEOs and “Board and Governance Matters – Director Compensation” for more information concerning outstanding equity awards to our directors.

(2)

Based on 263,088,285 shares of Common Stock issued and outstanding as of December 7, 2021, plus, for each individual, the number of shares of Common Stock issuable upon exercise of outstanding stock options that are or will become exercisable on or prior to February 5, 2022 (60 days after December 7, 2021).

(3)

Share balance includes 71,990 shares issuable upon exercise of stock options beneficially owned by Mr. Voorhees and 88,120 shares held in a donor advised fund. Mr. Voorhees stepped down as President and CEO for health reasons and went on short-term disability effective March 15, 2021.

(4)

Share balance includes 13,388 shares issuable upon exercise of stock options beneficially owned by Mr. Dickson. Mr. Dickson stepped down as Executive Vice President and CFO on November 10, 2021 and retired from the Company on December 2, 2021.

(5)	Share balance includes 817 shares held by Mr. Chalovich’s spouse and 8,163 shares issuable upon exercise of stock options beneficially owned by Mr. Chalovich. Mr. Chalovich retired on August 6, 2021.

(6)	Share balance includes 42,495 shares issuable upon exercise of stock options beneficially owned by Mr. McIntosh.

(7)	Share balance includes 11,843 shares beneficially owned by Ms. Arnold and held in the Deferred Compensation Plan.

(8)

Share balance includes (i) 39,867 shares held in a joint ownership investment account with Mr. Brown’s spouse, (ii) 1,323 shares held by a son, (iii) 857 shares held by a daughter, (iv) 681 shares held by a daughter and (v) 591 shares held by a daughter

(9)	Share balance includes 22,635 shares held in a joint ownership account with Mr. Crews’ spouse.

(10)

Share balance includes (i) 185,932 shares beneficially owned by Mr. Currey that are owned by Boxwood Capital, LLC, a limited liability company of which Mr. Currey is the controlling member and president, (ii) 300,271 shares owned by Mr. Currey’s father for which Mr. Currey is the Trustee and (iii) 32,657 shares in a second trust.

(11)

Share balance includes (i) 2,269 shares held by Mr. Luke’s spouse, (ii) 147,535 shares held in a family trust, (iii) 38,940 shares held in a revocable trust and (iv) 620,036 shares issuable upon exercise of stock options beneficially owned by him. Mr. Luke was not nominated for election at the 2022 Annual Meeting because he has reached our mandatory director retirement age.

(12)	Share balance includes 34,243 shares beneficially owned by Ms. Martore held in the Deferred Compensation Plan.

(13)	Share balance includes (i) 2,456 shares beneficially owned by Mr. Nevels held in the Deferred Compensation Plan and (ii) 1,200 shares held in a joint ownership account with his spouse.

(14)

Share balance includes 22,213 shares beneficially owned by Ms. Whyte held in the Deferred Compensation Plan. Ms. Whyte was not nominated for election at the 2022 Annual Meeting because she has reached our mandatory director retirement age.

(15)	Share balance includes 36,049 shares beneficially owned by Mr. Wilson held in the Deferred Compensation Plan.

(16)

Messrs. Pease, O’Neal, Stigers and Durette and Ms. Lostetter and Ms. McConnell are executive officers. Share balance includes 757,577 shares issuable upon exercise of stock options beneficially owned by our directors and executive officers.

(17)

Based on a Schedule 13G/A filed on February 10, 2021, Vanguard has sole dispositive power over 27,886,276 of these shares, shared voting power over 419,028 of these shares and shared dispositive power over 1,150,581 of these shares.

(18)	Based on a Schedule 13G/A filed on April 12, 2021, T. Rowe Price has sole voting power over 12,799,013 of these shares and sole dispositive power over 28,547,774 of these shares.

(19)	Based on a Schedule 13G/A filed on February 1, 2021, BlackRock has sole voting power over 20,808,659 of these shares and sole dispositive power over 22,858,307 of these shares.

STOCKHOLDER PROPOSALS OR DIRECTOR NOMINATIONS FOR 2022 ANNUAL MEETING

SEC rules permit stockholders to submit proposals for inclusion in our Proxy Statement and form of proxy if the stockholder and the proposal meet the requirements specified in Rule 14a-8 under the Exchange Act. To be considered for inclusion in next year’s Proxy Statement, a stockholder proposal submitted in accordance with Rule 14a-8 must be received by us at our principal executive offices by no later than August 15, 2022.

Our Bylaws provide that any stockholder proposal (including director nominations) that is not submitted for inclusion in next year’s Proxy Statement under Rule 14a-8, but is instead sought to be presented directly at next year’s annual meeting of stockholders must be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. in each case, the notice must include the information specified in our Bylaws. if next year’s annual meeting is held more than 30 days before or more than 60 days after the anniversary date of the 2022 Annual Meeting, notice must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the seventh day following the day on which public announcement of the date of such meeting is first made by us. Stockholders will vote at the 2022 Annual Meeting on only the matters summarized in this Proxy Statement.

Accordingly, to submit any such proposal, stockholders must submit the required notice no earlier than the close of business on September 30, 2022 and no later than the close of business on October 30, 2022, except as described above.

The mailing address of our principal executive offices to which proposals may be delivered is 1000 Abernathy Road NE, Atlanta, GA 30328. Proposals should be addressed to the attention of the Corporate Secretary. Delivery by email does not constitute delivery to our principal executive offices.

ANNUAL REPORT ON FORM 10-K

We will provide without charge, at the written request of any stockholder of record as of the record date, a copy of our annual report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, excluding exhibits. Requests for copies of our Form 10-K should be mailed to: WestRock Company, 1000 Abernathy Road NE, Atlanta, Georgia 30328, Attention: Corporate Secretary. You may also access a copy of our annual report at www.westrock.com.

FREQUENTLY ASKED QUESTIONS REGARDING THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

Stockholders will vote at the 2022 Annual Meeting on the matters summarized in this Proxy Statement.

Why did I receive these proxy materials?

You received these proxy materials because you are a Company stockholder and the Board is soliciting your proxy to vote your shares at the 2022 Annual Meeting. This Proxy Statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.

What is included in these proxy materials? What is a Proxy Statement and what is a proxy?

The proxy materials for the 2022 Annual Meeting include the Notice of Annual Meeting, this Proxy Statement and our annual report. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote your shares, and that other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated Messrs. Sewell and McIntosh as proxies for the 2022 Annual Meeting.

What does it mean if I receive more than one notice, proxy materials email or proxy card?

If you receive more than one notice, proxy materials email or proxy card, you have multiple accounts with brokers and/or our transfer agent and will need to vote separately with respect to each notice, proxy materials email or proxy card you receive.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

The SEC permits us to furnish proxy materials by providing access to those documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. The notice instructs you as to how to submit your proxy on the Internet. If you would like to receive a paper or email copy of the proxy materials, you should follow the instructions in the notice for requesting those materials.

Who may vote?

You may vote if you owned Common Stock as of the close of business on December 3, 2021, the record date.

How may I vote?

You may vote by any of the following methods:

•	Internet – follow the instructions on your notice, proxy and/or voting instruction card or email notice.

•	Phone – follow the instructions on your notice, proxy and/or voting instruction card or email notice.

•	Mail – complete sign and return the proxy and/or voting instruction card provided.

•	Virtually – follow the instructions on the website.

When voting on proposals, you may vote “for” or “against” the item or you may abstain from voting. You are not entitled to appraisal or dissenters’ rights for any matter being voted on at the 2022 Annual Meeting.

We encourage you to vote your proxy by Internet, telephone or mail prior to the Annual Meeting, even if you plan to attend the Annual Meeting virtually.

May I attend the Annual Meeting in Person?

To support the health and well-being of our employees and stockholders in light of the risks posed by the COVID-19 pandemic, the Annual Meeting will be held exclusively online, with no option to attend in person. To attend the virtual meeting, visit www.virtualshareholdermeeting.com/WRK2022 and use your 16-digit control number provided in the notice or proxy card to log into the meeting. If you do not have a 16-digit control number, you may still attend the meeting as a guest in listen-only mode. We encourage stockholders to log in to the website and access the webcast early, beginning approximately 15 minutes before the annual meeting’s 9:00 a.m. start time. If you experience technical difficulties, please contact the technical support telephone number posted on the virtual stockholder meeting login page.

Will I be able to ask questions and participate in the virtual Annual Meeting?

Stockholders of record and proxy holders who provide their valid 16-digit control number will be able to participate in the Annual Meeting by asking questions and voting their shares as outlined above.

To submit questions during the meeting, shareholders may either:

•	call the shareholder question telephone number (Toll Free: 1-877-328-2502; International: 1-412-317-5419), provide their 16-digit control number, and enter the queue to speak, or

•	log into the virtual meeting website with their 16-digit control number, type the question into the “Ask a Question” field, and click “Submit.”

Only stockholders with a valid 16-digit control number will be allowed to ask questions and engage in dialogue. Questions and comments pertinent to meeting matters will be answered and addressed during the Annual Meeting as time allows. If we receive substantially similar written questions, we may group these questions together and provide a single response to avoid repetition and allow time for additional question topics. If we are unable to respond to a stockholder’s properly submitted question due to time constraints, we will respond directly to that stockholder using the contact information provided.

Additional information regarding the rules and procedures for participating in the virtual annual meeting will be provided in our meeting rules of conduct, which stockholders may view during the Annual Meeting at the meeting website.

How many shares of Common Stock were outstanding and entitled to vote on the record date?

263,465,851 shares. Each share of Common Stock, which is the Company’s only outstanding voting security, is entitled to one vote.

Can I change my vote or revoke my proxy after I vote?

You may change your vote at any time before the polls close at the 2022 Annual Meeting by (i) voting again by telephone or over the Internet prior to 11:59 p.m., Eastern Time, on January 27, 2022, (ii) giving written notice to our Corporate Secretary, (iii) delivering a later-dated proxy or (iv) voting in person at the 2022 Annual Meeting. You may also revoke your proxy before it is voted at the 2022 Annual Meeting by using one of the methods listed above.

What constitutes a quorum at the Annual Meeting, and why is a quorum required?

The presence at the 2022 Annual Meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the record date will constitute a quorum. A quorum of stockholders is necessary to hold a valid meeting.

What is householding?

Beneficial holders who share a single address may receive only one copy of the notice or the proxy materials, as the case may be, unless their broker, bank or other nominee has received contrary instructions from any beneficial holder at that address. This is known as householding. If any beneficial holder(s) sharing a single address wishes to discontinue householding and/or receive a separate copy of the notice or the proxy materials, or wishes to enroll in householding, the beneficial holder(s) should contact its broker, bank or other nominee directly. Alternatively, if any such beneficial holder wishes to receive a separate copy of the proxy materials, we will deliver them promptly upon request either by phone (by dialing 678-291-7456) or in writing (by mailing a request to WestRock Company, 1000 Abernathy Road NE, Atlanta, Georgia 30328, Attention: Corporate Secretary).

Will any other business be conducted at the Annual Meeting?

We are not aware of any items, other than those referred to in this Proxy Statement, that may properly come before the 2022 Annual Meeting. If other matters are properly brought before the 2022 Annual Meeting, the accompanying proxy will be voted at the discretion of the proxy holders.

What is the difference between holding shares as a “registered holder” and as a “beneficial holder”?

If your shares are registered directly in your name with our transfer agent, you are a registered holder. If your shares are held in the name of a bank, brokerage or other nominee as custodian on your behalf, you are a beneficial holder.

What if I am a beneficial holder and do not give voting instructions to my broker?

As a beneficial holder, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee in order to ensure your shares are voted in the way you would like. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person will depend on the type of item being considered for vote. Proposals #1 and #2 are “non-routine” matters under NYSE rules and therefore non-discretionary items in that they may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial holders (so called “broker non-votes”). Proposal #3 is a “routine” matter under NYSE rules and therefore a discretionary matter in that banks, brokers and other nominees that do not receive voting instructions from beneficial holders may generally vote on this proposal in their discretion.

Who pays for this proxy solicitation?

We bear the costs of soliciting proxies. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our Common Stock.

When will the Company announce the voting results?

We will announce preliminary voting results at the 2022 Annual Meeting and report the final results on our website and in a current report on Form 8-K filed with the SEC.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements we make that give guidance or estimates for future periods, as well as statements regarding, among other things, that going into 2022, demand across most packaging markets remains strong and our financial results are reflecting the flow through of previously published price increases, that our new segment structure will provide greater visibility to the performance of our businesses; that we have great opportunities to grow our company and improve margins while providing value to our customers, teammates, and stockholders; that we expect the Board to add as many as two directors this coming year; that we are committed to executing our disciplined capital allocation strategy, with a focus on investing in our business, maintaining a sustainable and growing dividend, opportunistically buying back stock and pursuing strategic investments and acquisitions when there is a clear line of sight to generate attractive returns on invested capital; and we are working to leverage the power of the enterprise and making the investments needed to lead in sustainability and acelerate our innovation platform. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as “may,” “will,” “could,” “should,” “would,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “prospects,” “potential” and “forecast,” and other words, terms and phrases of similar meaning. Forward looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. We caution readers that forward- looking statements are not a guarantee of future performance and that actual results could differ materially from those contained in forward-looking statements. Our businesses are subject to a number of general risks that would affect any such forward-looking statements. These risks are described in our filings with the Securities and Exchange Commission, including in Item 1A under the caption “Risk Factors” in our annual report on Form 10-K for the year ended September 30, 2021.

NON-GAAP FINANCIAL MEASURES

We report our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, we believe certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our performance and we use non-GAAP financial measures to make financial, operating and planning decisions and evaluate our performance. We reference the non-GAAP financial measure consolidated EBITDA in this Proxy Statement, which refers to our earnings before interest, taxes, depreciation and amortization. The most comparable GAAP measure is “Net income attributable to common stockholders.” We use the non-GAAP financial measure “leverage ratio” as a measurement of our operating performance and to compare to our publicly disclosed target leverage ratio. We believe our board of directors, investors, potential investors, securities analysts and others use each measure to evaluate our available borrowing capacity. We define leverage ratio as our Total Funded Debt divided by our Credit Agreement EBITDA, each of which term is defined in our credit agreement, dated July 1, 2015. Borrowing capacity under our credit agreement depends on, in addition to other measures, the Credit Agreement Debt/EBITDA ratio or the “leverage ratio”. While the leverage ratio under our credit agreement determines the credit spread on our debt, we are not subject to a leverage ratio cap. Our credit agreement is subject to a Debt to Capitalization and Consolidated Interest Coverage Ratio, as defined therein. Credit Agreement EBITDA is calculated as net income attributable to common stockholders adjusted for interest expense, net, income tax expense, depreciation and amortization and additional permitted charges, as defined in our credit agreement. Total Funded Debt is calculated as total debt (current portion of debt plus long-term debt due after one year) less fair value step-up and deferred financing fees, short-term and long-term chip mill obligation and other adjustments.

We are not providing a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measure because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items include, but are not limited to, merger and acquisition-related expenses, restructuring expenses, asset impairments, litigation settlements, changes to contingent consideration and certain other gains or losses. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results. ln addition, we have not quantified future amounts to develop our leverage ratio target but have stated our commitment to an investment grade credit profile in order to generally maintain the target. This target does not reflect Company guidance.

Exhibit A

WESTROCK COMPANY

2020 INCENTIVE STOCK PLAN

§ 1.

BACKGROUND AND PURPOSE

The purpose of this Plan is to promote the interest of the Company by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants, Stock Unit Grants and Cash Bonus Incentives to Eligible Employees and Eligible Directors in order to (1) attract and retain Eligible Employees and Eligible Directors, (2) provide an additional incentive to each Eligible Employee or Eligible Director to work to increase the value of Stock and (3) provide each Eligible Employee or Eligible Director with a stake in the future of the Company that corresponds to the stake of each of the Company’s stockholders.

§ 2.

DEFINITIONS

2.1 Affiliate — means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

2.2 Board — means the Board of Directors of the Company.

2.3 Cash Bonus Incentive — means a cash bonus incentive granted under § 9.5.

2.4 Cash Bonus Incentive Certificate — means the certificate (whether in electronic or written form) that sets forth the terms and conditions of a Cash Bonus Incentive granted under this Plan.

2.5 Change Effective Date — means either the date that includes the “closing” of the transaction that makes a Change in Control effective if the Change in Control is made effective through a transaction that has a “closing” or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction that has a “closing”.

2.6 Change in Control — means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act as in effect at the time of such “change in control”, provided that a change in control shall in all events be deemed to have occurred at such time as

(a)

any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor to the Company;

(b)

during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

(c)

the consummation of any reorganization, merger, consolidation or share exchange that results in the common stock of the Company being changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of the Company) or any dissolution or liquidation of the Company or any sale or the disposition of 50% or more of the assets or business of the Company; or

(d)

the consummation of any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of the Company immediately before the consummation of such transaction beneficially own more than 50% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in § 2.4(d)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of the Company common stock immediately before the consummation of such transaction, provided (C) the percentage described in § 2.4(d)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in § 2.4 (d)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation that result from the beneficial ownership of shares of common stock of the Company by the persons described in § 2.4(d)(A) immediately before the consummation of such transaction.

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2.7 Code — means the Internal Revenue Code of 1986, as amended.

2.8 Committee — means a committee of the Board that shall have at least two members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3.

2.9 Company — means WestRock Company and any successor to WestRock Company.

2.10 Eligible Director — means any member of the Board who is not an employee of the Company or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of the Company.

2.11 Eligible Employee — means an employee of the Company or any Subsidiary or Parent or Affiliate to whom the Committee decides for reasons sufficient to the Committee to make a grant under this Plan. For purposes of the Plan, an employee of any single-member limited liability company that is disregarded as a separate entity for federal income tax purposes will be considered to be employed by the entity that owns such limited liability company.

2.12 Fair Market Value — means, as of any date on which the fair market value of the stock is to be determined, either (a) the closing price on such date for a share of Stock as reported on the New York Stock Exchange or other national exchange on which the Shares are then traded, or, if no such closing price is available on such date, (b) such closing price for the immediately preceding business day, or, if no such closing price or if no such price quotation is available or (c) the price that the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

2.13 ISO — means an option granted under this Plan to purchase Stock that is intended to satisfy the requirements of an “incentive stock option” under § 422 of the Code.

2.14 1933 Act — means the Securities Act of 1933, as amended.

2.15 1934 Act — means the Securities Exchange Act of 1934, as amended.

2.16 Non-ISO — means an option granted under this Plan to purchase Stock that is not intended to satisfy the requirements of § 422 of the Code.

2.17 Option — means an ISO or a Non-ISO that is granted under § 7.

2.18 Option Certificate — means the certificate (whether in electronic or written form) that sets forth the terms and conditions of an Option granted under this Plan.

2.19 Option Price — means the price that shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.20 Parent — means any corporation that is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.

2.21 Plan — means this WestRock Company 2020 Incentive Stock Plan, effective as of the date approved by the stockholders of the Company and as amended from time to time thereafter.

2.22 Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

2.23 SARValue — means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

2.24 Stock — means the common stock at par value $.01 per share, of the Company.

2.25 Stock Appreciation Right — means a right that is granted under § 8 to receive a payment equal to the appreciation in a share of Stock from the date of grant.

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2.26 Stock Appreciation Right Certificate — means the certificate (whether in electronic or written form) that sets forth the terms and conditions of a Stock Appreciation Right that is not granted as part of an Option.

2.27 Stock Grant — means a grant under § 9 that is designed to result in the issuance of the number of shares of Stock described in such grant, rather than a payment in cash based on the Fair Market Value of such shares of Stock.

2.28 Stock Grant Certificate — means the certificate (whether in electronic or written form) that sets forth the terms and conditions of a Stock Grant or a Stock Unit Grant.

2.29 Stock Unit Grant — means a grant under § 9 that is designed to result in the payment of cash based on the Fair Market Value of the number of shares of Stock described in such grant, rather than the issuance of the number of shares of Stock described in such grant.

2.30 Subsidiary — means a corporation that is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company. For purposes of the Plan, a “corporation” includes any noncorporate entity that is treated as a corporation under §7701 of the Code.

2.31 Substitute Awards — means Awards granted or shares of Stock issued by the Company in assumption of, or in substitution, replacement or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or an Affiliate (or ultimate parent of such company) or with which the Company or an Affiliate combines.

2.31 Ten Percent Stockholder — means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.

§ 3.

SHARES ANDGRANT LIMITS

3.1 Shares Reserved. There shall (subject to § 13) be reserved for issuance under this Plan 4,950,000 shares of Stock.

3.2 Source of Shares. The shares of Stock described in § 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock that have been reacquired by the Company. All shares of Stock described in § 3.1 shall remain available for issuance under this Plan until issued pursuant to the exercise of an Option or a Stock Appreciation Right or issued pursuant to a Stock Grant, and any such shares of stock that are issued pursuant to an Option, a Stock Appreciation Right or a Stock Grant that are forfeited, cancelled, expired, or for which cash is paid out rather than shares thereafter shall again become available for issuance under this Plan. If the Option Price under an Option is paid in whole or in part in shares of Stock, if shares of Stock are tendered to or withheld by the Company in satisfaction of any condition to a Stock Grant, if shares of Stock are tendered to or withheld by the Company to satisfy any tax withholding under § 16.3, such shares thereafter shall not become available for future grants under this Plan. Finally, if shares are issued or cash is paid pursuant to the exercise of a Stock Appreciation Right, the number of shares deemed issued upon such exercise for purposes of this § 3.2 shall be the full number of shares with respect to which appreciation is measured under the exercised Stock Appreciation Right.

3.3 Use of Proceeds. The proceeds that the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

3.4 Applicable Limits. No Eligible Director shall be granted awards under this Plan, including Options, Stock Appreciation Rights, Stock Grants, Stock Unit Grants and Cash Bonus Incentives, and I or paid a cash retainer in any calendar year under this Plan or any other arrangement with the Company for service in his or her capacity as an Eligible Director having an aggregate value, based on Fair Market Value where applicable, that exceeds $750,000. For clarity, if an Eligible Director becomes an Eligible Employee during a calendar year, the foregoing limitation shall no longer apply. The number of shares of Stock issuable under ISOs shall not exceed the number of shares set forth in Section 3.1.

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3.5 Substitute Awards. Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan or authorized for grant to an Eligible Director or Eligible Employee in any period. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares of stock available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Plan and shall not reduce the shares of Stock authorized for delivery under the Plan; provided that awards using such available shares of Stock shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees, officers, or members of the board of directors of the Company or Subsidiaries, or consultants or other persons providing services to the Company or any Subsidiary, prior to such acquisition or combination.

§ 4.

EFFECTIVE DATE

The effective date of this Plan shall be the date the stockholders of the Company (acting at a duly called meeting of such stockholders) approve the adoption of this Plan.

§ 5.

COMMITTEE

This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 14 and § 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Eligible Employee or Eligible Director and on each other person directly or indirectly affected by such action. Furthermore, the Committee as a condition to making any grant under this Plan to any Eligible Employee or Eligible Director shall have the right to require him or her to execute an agreement that makes the Eligible Employee or Eligible Director subject to non-competition provisions and other restrictive covenants that run in favor of the Company. Subject to the limitations of the Delaware Corporation Law, the Committee may delegate its authority under the Plan to one or more officers of the Company.

§ 6.

ELIGIBILITY

Only Eligible Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Eligible Employees and all Eligible Directors shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants, Stock Unit Grants and Cash Bonus Incentives under this Plan.

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§ 7.

OPTIONS

7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Eligible Employees and to Eligible Directors under this Plan from time to time to purchase shares of Stock, but the Committee shall not (subject to § 13) take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the Option Price of any outstanding Options absent approval of the Company’s stockholders or to effect a cash buyout of any outstanding Option that has an Option Price per share in excess of the then Fair Market Value per share. Each grant of an Option to an Eligible Employee or Eligible Director shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, (a) if the Committee grants an ISO anda Non-ISO to an Eligible Employee on the same date, the right of the Eligible Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO and (b) if the only condition to exercise of the Option is the completion of a period of service, such period of service shall be no less than the one year period that starts on the date on which the Option is granted unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

7.2 $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option that would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.

7.3 Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date on which the Option is granted; provided, however, if the Option is an ISO granted to an Eligible Employee who is a Ten Percent Stockholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.

7.4 Payment. The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either (a) in cash, (b) by check, (c) in Stock that is acceptable to the Committee, (d) through any cashless exercise procedure that is effected by an unrelated broker through a sale of Stock in the open market and that is acceptable to the Committee, (e) through any cashless exercise procedure that is acceptable to the Committee, including by having the Company withhold Stock that would otherwise be issued, or (f) in any combination of such forms of payment. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date, as applicable, the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee or Stock that would otherwise be issued is withheld. Any method for the payment of the Option Price permitted pursuant to this § 7.4 may be used for the payment of any withholding requirements under § 16.3. Each Option Certificate shall be deemed to include the right to pay the Option Price in accordance with the procedure described in § 7.4(c) or § 7.4(e).

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7.5	Exercise.

(a)

Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

(1)	the date that is the fifth anniversary of the date on which the Option is granted, if the Option is an ISO and the Eligible Employee is a Ten Percent Stockholder on the date the Option is granted, or
(2)

the date that is the tenth anniversary of the date on which the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO that is granted to an Eligible Employee who is not a Ten Percent Stockholder on the date the Option is granted.

(b)

Termination of Status as Eligible Employee or Eligible Director. Subject to § 7.5(a), an Option Certificate may provide for the exercise of an Option after an Eligible Employee’s or an Eligible Director’s status as such has terminated for any reason whatsoever, including death or disability.

§ 8.

STOCK APPRECIATION RIGHTS

8.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Eligible Employees and to Eligible Directors under this Plan from time to time, but the Committee shall not (subject to § 13) take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the SAR Value of any outstanding Stock Appreciation Rights absent approval of the Company’s stockholders or to effect a cash buyout of any outstanding Stock Appreciation Rights that has an SAR Value per share in excess of the then Fair Market Value per share of Stock on which the right to appreciation is based. Each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

8.2	Terms and Conditions.
(a)

Stock Appreciation Right Certificate. If a Stock Appreciation Right is granted independent of an Option, such Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Certificate, and such certificate shall set forth the number of shares of Stock on which the Eligible Employee’s or Eligible Director’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date that is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b)

Option Certificate. If a Stock Appreciation Right is granted together with an Option, such Stock Appreciation Right shall be evidenced by an Option Certificate, the number of shares of Stock on which the Eligible Employee’s or Eligible Director’s right to appreciation shall be the same as the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Eligible Employee’s or Eligible Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Eligible Employee’s or Eligible Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right that is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

(c)

Minimum Period of Service. If the only condition to exercise of a Stock Appreciation Right is the completion of a period of service, such period of service shall be no less than the one year period that starts on the date on which the Stock Appreciation Right is granted unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

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8.3 Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates.

An Eligible Employee or Eligible Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.

§ 9.

STOCK GRANTS

9.1 Committee Action. The Committee acting in its absolute discretion shall have the right to make Stock Grants and Stock Unit Grants to Eligible Employees and to Eligible Directors. Each Stock Grant and each Stock Unit Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant or cash will be paid under the Stock Unit Grant and the conditions under which the Eligible Employee’s or Eligible Director’s interest in any Stock that has been issued will become non-forfeitable. As determined by the Committee, a Stock Grant may result in either (a) an immediate transfer of shares of Stock to Eligible Employee or Eligible Director under Section 9.2(b), subject to the requirement that such shares be returned to the Company upon any conditions imposed by the Committee or (b) a transfer of shares of Stock only upon the satisfaction of any conditions imposed by the Committee pursuant to Section 9.2(a).

9.2	Conditions.
(a)

Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one or more conditions that the Committee deems appropriate under the circumstances for Eligible Employees or Eligible Directors generally or for an Eligible Employee or an Eligible Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to such a Stock Grant shall be issued in the name of an Eligible Employee or Eligible Director only after each such condition, if any, has been timely satisfied, and any Stock that is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under § 9.2(b) for the related Stock Grant.

(b)

Conditions on Forfeiture of Stock or Cash Payment. The Committee acting in its absolute discretion may make any cash payment due under a Stock Unit Grant or Stock issued in the name of an Eligible Employee or Eligible Director under a Stock Grant non-forfeitable only upon the satisfaction of one or more objective employment, performance or other condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Eligible Employees or Eligible Directors generally or for an Eligible Employee or an Eligible Director in particular, and the related Stock Grant Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such condition. An Eligible Employee’s or an Eligible Director’s non-forfeitable interest in the shares of Stock underlying a Stock Grant or the cash payable under a Stock Unit Grant shall depend on the extent to which he or she timely satisfies each such condition. If a share of Stock is issued under this § 9.2(b) before an Eligible Employee’s or Eligible Director’s interest in such share of Stock becomes non-forfeitable, (1) such share of Stock shall not be available for re-issuance under § 3 until such time, if any, as such share of Stock thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition and (2) the Company shall have the right to condition any such issuance on the Eligible Employee or Eligible Director first signing an irrevocable stock power in favor of the Company with respect to the forfeitable shares of Stock issued to such Eligible Employee or Eligible Director in order for the Company to effect any forfeiture called for under the related Stock Grant Certificate.

(c)

Minimum Period of Service. If the only condition to the forfeiture of a Stock Grant or a Stock Unit Grant is the completion of a period of service, such period of service shall be no less than the one year period that starts on the date on which the Stock Grant or Stock Unit Grant is made unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

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9.3    Dividends, Voting Rights and Creditor Status.

(a)

Cash Dividends. To the extent set forth in a Stock Grant Certificate, if a dividend is paid in cash on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or an Eligible Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such cash dividend subject to the same conditions under § 9.2(b) as the related Stock Grant and shall pay such dividend to the Eligible Employee or Eligible Director only upon satisfaction of such conditions. In the case of a Stock Award providing for the transfer of Stock only upon the satisfaction of conditions imposed by the Committee, the Stock Grant Certificate may provide that the number of shares subject to the Stock Grant shall be automatically increased by the number of Shares that could be purchased with the dividends paid on an equivalent number of outstanding Shares.

(b)

Stock Dividends. If a stock dividend is paid on a share of Stock in Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or an Eligible Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend Stock subject to the same conditions under § 9.2(b) as the related Stock Grant and shall pay such dividend to the Eligible Employee or Eligible Director only upon satisfaction of such conditions.

(c)

Other. If a dividend (other than a dividend described in § 9.3(a) or § 9.3(b)) is paid with respect to a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s or an Eligible Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend subject to the same conditions under § 9.2(b) as the related Stock Grant and shall pay such dividend to the Eligible Employee or Eligible Director only upon satisfaction of such conditions.

(d)

Voting. Except as otherwise set forth in a Stock Grant Certificate, an Eligible Employee or an Eligible Director shall have the right to vote the Stock issued under his or her Stock Grant during the period that comes after such Stock has been issued undera Stock Grant but before the first date that an Eligible Employee’s or Eligible Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable.

(e)

General Creditor Status. Each Eligible Employee and each Eligible Director to whom a Stock Unit grant is made shall be no more than a general and unsecured creditor of the Company with respect to any cash payable under such Stock Unit Grant.

9.4 Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant at such time as an Eligible Employee’s or an Eligible Director’s interest in such Stock becomes non-forfeitable under this Plan and the Stock Grant Certificate, and the certificate or other evidence of ownership representing such share shall be transferred to the Eligible Employee or Eligible Director as soon as practicable thereafter.

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9.5 Performance-Based Grants and Cash Bonus Incentives.

(a)

General. The Committee may (1) make Stock Grants and Stock Unit Grants and grant Cash Bonus Incentives to Eligible Employees subject to one or more performance goals described in § 9.5(b) or otherwise or (2) make Stock Grants or Stock Unit Grants or grant Cash Bonus Incentives under such other circumstances as the Committee deems likely to result in an income tax deduction for the Company with respect to such Stock Grant or Stock Unit Grant or Cash Bonus Incentive. Each grant of a Cash Bonus Incentive to an Eligible Employee or Eligible Director shall be evidenced by a Cash Bonus Incentive Certificate.

(b)

Performance Goals. A performance goal is described in this § 9.5(b) if such goal relates to (1) return over capital costs or increases in return over capital costs, (2) return on invested capital or increases in return on invested capital, (3) operating performance or operating performance improvement, (4) safety record, (5) customer satisfaction or customer engagement surveys, (6) total earnings or the growth in such earnings, (7) consolidated earnings or the growth in such earnings, (8) earnings per share or the growth in such earnings, (9) net earnings or income or the growth in such earnings or income, (10) earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (11) earnings before interest and taxes or the growth in such earnings, (12) consolidated net income or the growth in such income, (13) the value of the Company’s common stock or the growth in such value, (14) the Company’s stock price or the growth in such price, (15) the weight or volume of paperboard or containerboard produced or converted, (16) return on assets or equity or the growth on such returns, (17) cash flow or the growth in such cash flow, (18) the Company’s total stockholder return or the growth in such return, (19) expenses or the reduction of such expenses, (20) sales or sales growth; (21) overhead ratios or changes in such ratios, (22) expense-to-sales ratios or the changes in such ratios, or (23) economic value added or changes in such value added. The performance goals for the participants will (as the Committee deems appropriate) be based on criteria related to Company-wide performance, division- specific or other business unit-specific performance (where the Committee can apply the business criteria on such basis), plant or facility-specific performance, department-specific performance, personal goal performance or any combination of the performance-based goals or criteria.

(c)

Alternative Goals. A performance goal under this § 9.5 may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indices. Further, the Committee may express any goal in alternatives, or in a range of alternatives, as the Committee deems appropriate or helpful, such as including or excluding (1) any acquisitions or dispositions, restructurings, discontinued operations, items of an unusual nature or of infrequency of occurrence or non-recurring items, and other unusual or non-recurring charges, (2) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management or (3) the effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

§ 10.

NON-TRANSFERABILITY

No Option, Stock Grant, Stock Unit Grant, Stock Appreciation Right or Cash Bonus Incentive shall (absent the Committee’s consent) be transferable by an Eligible Employee or an Eligible Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during an Eligible Employee’s or Eligible Director’s lifetime only by the Eligible Employee or Eligible Director; provided, however, that no Option will be transferred for value. The person or persons to whom an Option, Stock Grant, Stock Unit Grant, Stock Appreciation Right or Cash Bonus Incentive is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Eligible Employee or Eligible Director.

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§ 11.

SECURITIES REGISTRATION

As a condition to the receipt of shares of Stock under this Plan, the Eligible Employee or Eligible Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Eligible Employee or Eligible Director shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

§ 12.

LIFE OF PLAN

No Option or Stock Appreciation Right shall be granted or Stock Grant, Stock Unit Grant or Cash Bonus Incentive made under this Plan on or after the earlier of:

(1)

the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options, Stock Appreciation Rights and Cash Bonus Incentives have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, or

(2)

the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Stock Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 13.

ADJUSTMENT

13.1 Capital Structure. The grant caps described in § 3.4, the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Options and Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Stock Grants and Stock Unit Grants made under this Plan shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after

(a)

any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, large non-reoccurring dividends, rights offerings or stock splits, or

(b)	any other transaction described in § 424(a) of the Code that does not constitute a Change in Control of the Company the aggregate intrinsic value of each such outstanding Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant immediately before such restructuring or recapitalization or other transaction.

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13.2 Available Shares. If any adjustment is made with respect to any outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant under § 13.1, then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 so that there is a sufficient number, kind and class of shares of Stock available for issuance pursuant to each such Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant as adjusted under § 13.1 without seeking the approval of the Company’s stockholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded. Furthermore, the Committee shall further adjust such number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 in light of any of the events described in § 13.1(a) and § 13.1(b) to the extent the Committee acting in good faith determinates that a further adjustment would be appropriate and proper under the circumstances and in keeping with the purposes of this Plan without seeking the approval of the Company’s stockholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

13.3 Transactions Described in § 424 of the Code. If there is a corporate transaction described in § 424(a) of the Code that does not constitute a Change in Control of the Company, the Committee as part of any such transaction shall have the right to make Stock Grants, Stock Unit Grants and Option and Stock Appreciation Right grants (without regard to any limitations set forth under 3.4 of this Plan) to effect the assumption of, or the substitution for, outstanding stock grants, stock unit grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such outstanding stock grants, stock unit grants and stock option and stock appreciation right grants. Furthermore, if the Committee makes any such grants as part of any such transaction, the Committee shall have the right to increase the number of shares of Stock available for issuance under § 3.1 by the number of shares of Stock subject to such grants without seeking the approval of the Company’s stockholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

13.4 Fractional Shares. If any adjustment under this § 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Option, Stock Appreciation Right or Stock Grant, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 13 by the Committee shall be conclusive and binding on all affected persons.

§ 14.

CHANGE IN CONTROL

14.1 General Rules.

(a)

Continuation or Assumption. If as a part of a Change in Control there is a continuation by the Company of, or an assumption by the Company’s successor of, an outstanding Cash Bonus Incentive, Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant, then (subject to § 14.1(c) and § 14.2) each Eligible Employee’s rights and each Eligible Director’s rights with respect to each such then outstanding grant under this Plan that is so continued or assumed shall vest in accordance with any service-based vesting schedule set forth in the terms of such grant unless the Eligible Employee’s employment or the Eligible Director’s service is terminated other than for “cause” or he or she resigns for “good reason” before he or she has the opportunity to satisfy such service requirement, in which event his or her interest in such grant shall vest 100% at the time of such termination. The terms “cause” and “good reason” shall be defined in the related Cash Bonus Incentive Certificate, Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate.

(b)

No Continuation or Assumption. If as a part of a Change in Control there is no continuation or assumption of an outstanding Cash Bonus Incentive, Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant described in § 14.1(a), then (subject to § 14.1(c) and § 14.2) each Eligible Employee’s rights and each Eligible Director’s rights with respect to each such then outstanding grant under this Plan that is not so continued or assumed shall vest 100% on the Change Effective Date and automatically shall be cancelled in exchange for (1) the payment due under any such Cash Bonus Incentive if the grant cancelled is a Cash Bonus Incentive, (2) a payment equal to the excess, if any, of the value assigned to a share of Stock in connection with such Change in Control over the Option Price or SAR Value, as applicable, times the number of shares of Stock subject to such Option or Stock Appreciation Right if the grant cancelled is an Option or a Stock Appreciation Right, (3) a payment equal to the value assigned to a share of Stock in connection with such Change in Control times the number of shares of Stock subject to a Stock Grant if the grant cancelled is a Stock Grant and (4) the payment due under any Stock Unit Grant if the grant cancelled is a Stock Unit Grant.

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(c)

Performance Conditions. If vesting with respect to an outstanding Cash Bonus Incentive, Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant is based in whole or in part on the satisfaction of a performance condition, or more than one performance condition, that has a “target” level of performance and there is a Change in Control, then such performance “target,” or each such performance “target,” shall be deemed to have been met at 100% of the “target” on the Change Effective Date unless the Committee determines that such “target” performance has already been exceeded (in which event the Committee shall determine the appropriate level of performance with respect to such grant) or the related performance measurement period has expired before the Change Effective Date.

14.2 Exception to General Rules. The general rules set forth in § 14.1 shall be applicable except to the extent that there are different, special rules applicable to an Eligible Employee or an Eligible Director that are set forth his or her Cash Bonus Incentive Certificate, Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate or in an Eligible Employee’s employment agreement.

§ 15.

AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the stockholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (b) no amendment shall be made to § 14 on or after the date of any Change in Control that might adversely affect any rights that otherwise would vest on the related Change Effective Date. The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants, Stock Unit Grants or Cash Bonus Incentives under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option, Stock Appreciation Right granted or Stock Grant or Cash Bonus Incentive made before such suspension or termination unless (1) the Eligible Employee or Eligible Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in § 13.1 or § 14.

§ 16.

MISCELLANEOUS

16.1 Stockholder Rights. No Eligible Employee or Eligible Director shall have any rights as a stockholder of the Company as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Eligible Employee or Eligible Director. An Eligible Employee’s or an Eligible Director’s rights as a stockholder in the shares of Stock that remain subject to forfeiture under § 9.2(b) shall be set forth in the related Stock Grant Certificate.

16.2 No Contract of Employment. The grant of an Option, a Stock Appreciation Right, a Stock Grant, Stock Unit Grant or Cash Bonus Incentive to an Eligible Employee or Eligible Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on an Eligible Employee or Eligible Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Option Certificate, Stock Appreciation Right Certificate, Stock Grant Certificate or Cash Bonus Incentive Certificate.

16.3 Withholding. Each Option, Stock Appreciation Right, Stock Grant, Stock Unit Grant and Cash Bonus Incentive shall be made subject to the condition that the Eligible Employee or Eligible Director consents to whatever action the Committee directs to satisfy the applicable statutory federal and state tax withholding requirements, if any, including up to the maximum permissible statutory tax rate that the Company determines are applicable to the exercise of such Option, Stock Appreciation Right or Cash Bonus Incentive or to the satisfaction of any forfeiture conditions with respect to Stock subject toa Stock Grant or Stock Unit Grant issued in the name of the Eligible Employee or Eligible Director. No withholding shall be effected under this Plan that exceeds the maximum statutory federal and state withholding requirements.

16.4 Compensation Recoupment Policy. All outstanding awards and all payments made under the Plan shall be subject to any compensation recoupment or “clawback” policy of the Company providing for the recovery of compensation upon a material accounting restatement, as such policy is in effect from time to time. By accepting the grant of any award hereunder, each Eligible Employee shall be deemed to agree to be bound by such policy.

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16.5 Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. All references to applicable laws shall be deemed to include any amendments to such laws and any successor provisions to such laws. Finally, if there is any conflict between the terms of this Plan and the terms of any Option Certificate, Stock Appreciation Right Certificate, Stock Grant Certificate or Cash Bonus Incentive Certificate, the terms of this Plan shall control.

16.6 Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that an Eligible Employee or an Eligible Director (asa condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement that restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by the Company.

16.7 Rule 16b-3. The Committee shall have the right to amend any Option, Stock Grant, Stock Appreciation Right or Cash Bonus Incentive to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to an Eligible Employee or Eligible Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

16.8 Section 409A. To the extent that any award granted or payment due under the Plan is considered “deferred compensation” subject to § 409A of the Code, the terms of the Plan and the terms of the applicable award agreement or certificate shall be interpreted and administered in a manner so that an Eligible Director or Eligible Employee who receives such an award shall not become subject to taxation under § 409A of the Code.

16.9 Coordination with Employment Agreements and Other Agreements. If the Company enters into an employment agreement or other agreement with an Eligible Employee or Eligible Director that expressly provides for the acceleration in vesting of an outstanding Option, Stock Appreciation Right, Stock Grant, Stock Unit Grant or Cash Bonus Incentive or for the extension of the deadline to exercise any rights under an outstanding Option, Stock Appreciation Right, Stock Grant, Stock Unit Grant or Cash Bonus Incentive, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Option, Stock Appreciation Right, Stock Grant, Stock Unit Grant or Cash Bonus Incentive and this Plan even if such employment agreement or other agreement is first effective after the date the outstanding Option, Stock Appreciation Right or Cash Bonus Incentive was granted or the Stock Grant, Stock Unit Grant or Cash Bonus Incentive was made.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

WESTROCK COMPANY

By:	/s/ Robert B. McIntosh

Date:	October 30, 2020

14

Amendment No. 1 to

WestRock Company 2020 Incentive Stock Plan,

dated as of December 6, 2021

This Amendment No. 1 (the “Amendment”) to the WestRock Company 2020 Incentive Stock Plan (the “Plan”) is executed in accordance with the resolutions of the Board of Directors of WestRock Company (the “Company”) adopted on December 6 , 2021, and in accordance with Section 15 of the Plan.

1.	The effective date (“Amendment Effective Date”) of this Amendment shall be the date the stockholders of the Company (acting at a duly called meeting of such stockholders) approve the adoption hereof.

2.	Upon the Amendment Effective Date, Section 3.1 of the Plan shall be deleted in its entirety, and replaced with the following:

“3.1 Shares Reserved. There shall (subject to § 13} be reserved for issuance under this Plan 8,400,000 shares of Stock.”

3.

Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment or modification of any other provision of the Plan, nor constitutea waiver of any provision of the Plan. Except for the amendment referenced in Section 2 above, the text of the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment to evidence its adoption of this Amendment.

WESTROCK COMPANY

By: /s/ Robert B. Mclntosh
Name:	Robert B. Mclntosh
Title:	Executive Vice President,
General Counsel and Secretary

www.westrock.com

WESTROCK COMPANY

1000 ABERNATHY ROAD, NE

ATLANTA, GEORGIA 30328

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on January 27, 2022 for shares held directly and by 11:59 p.m. Eastern Time on January 25, 2022 for shares held in a plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/WRK2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on January 27, 2022 for shares held directly and by 11:59 p.m. Eastern Time on January 25, 2022 for shares held in a plan. Have your proxy card in hand when you call and follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D62656-P64241	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

WESTROCK COMPANY

The Board of Directors recommends a vote FOR all director nominees and FOR proposals 2, 3 and 4:

1. Election of Directors		For	Against	Abstain

1a.	Colleen F. Arnold	☐	☐	☐

1b.	Timothy J. Bernlohr	☐	☐	☐			For	Against	Abstain

1c.	J. Powell Brown	☐	☐	☐	2.	Advisory Vote to Approve Executive Compensation.	☐	☐	☐

1d.	Terrell K. Crews	☐	☐	☐	3.	Approve the Amendment to the WestRock Company 2020 Incentive Stock Plan.	☐	☐	☐

1e.	Russell M. Currey	☐	☐	☐	4.	Ratification of Appointment of Ernst & Young LLP.	☐	☐	☐

1f.	Suzan F. Harrison	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
1g.	Gracia C. Martore	☐	☐	☐

1h.	James E. Nevels	☐	☐	☐

1i.	David B. Sewell	☐	☐	☐

1j.	Alan D. Wilson	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer

Signature [PLEASE SIGN WITHIN BOX] Date					Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

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D62657-P64241

WESTROCK COMPANY Annual Meeting of Stockholders January 28, 2022 at 9:00 AM EST This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David B. Sewell and Robert B. McIntosh, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of WESTROCK COMPANY that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EST on January 28, 2022, virtually at www.virtualshareholdermeeting.com/WRK2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted at the Annual Meeting of Stockholders and any adjournment or postponement thereof in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the nominees named in proposal 1 and FOR proposals 2, 3 and 4. In their discretion, the proxies appointed herein are authorized to vote upon any other matter that may properly come before the meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side